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                                                                  EXHIBIT 10.27

                         AGREEMENT OF PURCHASE AND SALE


                      350 ELLIS STREET, MOUNTAIN VIEW, CA


                                   ARTICLE 1
                            PROPERTY/PURCHASE PRICE

1.1  Certain Basic Terms.

     (a)  Seller and Notice Address:

                                   FAIRCHILD SEMICONDUCTOR CORPORATION
                                   OF CALIFORNIA,
                                   a Delaware Corporation
                                   333 Western Avenue
                                   South Portland, ME 04106
                                   Attn: Dan Boxer
                                   Telephone: 207-775-8755
                                   Facsimile: 207-761-6020

          With a copy to:          Berliner Cohen
                                   10 Almaden Blvd., 11th Floor
                                   San Jose, CA 95113
                                   Attn: Samuel L. Farb
                                   Telephone: 408-286-5800
                                   Facsimile: 408-998-5388

     (b)  Purchaser and Notice Address:

                                   VERITAS SOFTWARE CORPORATION
                                   a Delaware corporation
                                   1600 Plymouth Street
                                   Mountain View, CA 94043
                                   Attn: Jay L. Jones
                                   Telephone: 415-335-8000
                                   Facsimile: 415-526-2525

          With a copy to:          Brobeck, Phleger & Harrison LLP
                                   550 West C Street, Suite 1200
                                   San Diego, CA 92101
                                   Attn: Todd J. Anson
                                   Telephone: 619-234-1966
                                   Facsimile: 619-234-3848


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               With a copy to:          EY\Kenneth Leventhal
                                        550 California Street, Suite 1100
                                        San Francisco, CA 94104
                                        Attn:  Luigi Sciabarrasi
                                        Telephone:  415-248-2092
                                        Facsimile:  415-248-2093

          (c)  Date of this Agreement:  The later date of execution by the
                                        Seller or the Purchaser, as indicated on the signature page.

          (d)  Purchase Price:          $35,700,000 (subject to $3,500,000
                                        holdback as provided in Section 6.3(j)
                                        below).

          (e)  Earnest Money:           $1,000,000, plus interest accrued
                                        thereon while in escrow.

          (f)  Closing Date:            Time is of the essence of this
                                        Agreement. As designated by the
                                        Purchaser upon not less than five (5)
                                        days' prior notice, but not later than
                                        April 15, 1999 (except as provided in
                                        Section 6.1).

          (g)  Title Company and        Chicago Title Company
               Escrow Agent:            110 West Taylor Street
                                        San Jose, CA. 95110

          (h)  Broker:                  Cornish & Carey

     1.2 Property. Subject to the terms and conditions of this Agreement, Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller, the following:

          (a) the land located in the City of Mountain View, County of Santa Clara, State of California, as described in Exhibit A attached hereto, consisting of approximately nineteen and sixty-one hundredths (19.61 acres) (the "Land"), commonly referred to as 350 Ellis Street, Mountain View, California;

          (b) all buildings and improvements located on the Land, including, without limitation, that certain approximately 119,000 square foot building located on the Land (collectively, the "Improvements"), together with all rights, benefits, privileges, easements, tenements, hereditaments, and appurtenances thereunto belonging or appertaining thereto, and Seller's rights, easements or other interests, if any, in and to adjacent streets, alleys and rights-of-way, or other property abutting such Land (including, without limitation, all rights owned by Seller to any minerals and mineral rights, water and water rights, wells (excluding groundwater monitoring wells), well rights and well permits, water and sewer taps, sanitary or storm sewer



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capacity or reservations and rights under utility agreements with any applicable governmental or quasi-governmental entities or agencies with respect to the providing of utility services to such Land or the Improvements located thereon (the "Appurtenances");

     (c) With respect to the Land or any other property or interest included within the term "Property", any pending or future award made in condemnation thereof, or any payment made in lieu of such condemnation, any award or payment for damage thereto, and any proceeds of insurance or claim or cause of action for damage, injury, or loss thereto or thereof; provided, however, Seller reserves all of its rights, claims and causes of action under the Easements Agreement referred to in Section 9.1(g) (it being understood and agreed that the indemnification obligation of Raytheon Company under paragraph 4 of such Easements Agreement runs with the Property);

     (d) All licenses, permits, certificates of occupancy and franchises issued by any governmental authority relating to the use, maintenance, occupancy or operation of the Land and/or the Improvements to the extent allocable to the Land and/or Improvements; provided, however, such licenses, permits and certificates of occupancy shall not include, until termination or expiration of the Sublease referred to herein (at which time the same shall be assigned to Purchaser if so desired by Purchaser), those licenses and permits that are necessary or reasonably required by Seller in connection with the business operations of Seller to be undertaken on the Property following the close of escrow hereunder pursuant to, or under, the Sublease referred to below; provided, however, such reservation on licenses and permits shall be voided to the extent such reservation impairs the construction or development work of Purchaser on the Property (excluding therefrom the Excluded Area) during the term of the Sublease referred to below; and

     (e) All service contracts which are in force and pertain to the Land or Improvements (as amended through the Closing Date, individually, a "Service Contract" and collectively, "Service Contracts") to the extent assignable by Seller and to the extent which Purchaser shall elect to have assigned to it pursuant to the provisions of this Agreement; provided, however, such Service Contracts shall not include, until termination or expiration of the Sublease referred to herein (at which time the same shall be assigned to Purchaser if so desired by Purchaser), any Service Contract that is necessary or reasonably required by Seller in connection with the business operations of Seller to be undertaken on the Property following the close of escrow hereunder pursuant to, or under, the Sublease referred to below; provided, however, such reservation of Service Contracts shall be voided to the extent such reservation impairs the construction or development work of Purchaser on the Property (excluding therefrom the Excluded Area) during the term of the Sublease referred to below.

     For purposes of this Agreement, the Land, Improvements and Appurtenances are collectively referred to herein as the "Property." Anything herein to the contrary notwithstanding, the Property shall not include the groundwater monitoring wells, extraction or treatment systems and soil vapor extraction systems located on the Property or any other Remediation Equipment (as defined in the Easements Agreement referred to in Section 9.1(g) below), which shall continue to be owned by Raytheon Company subject to the terms of the Easements Agreement referred to in Section 9.1(g) below.

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     1.3  Earnest Money.

          (a) On or about February 19, 1999, Purchaser deposited into an escrow account with Escrow Agent a deposit in the amount of Two Hundred Fifty Thousand Dollars ($250,000) (the "First Deposit"). The First Deposit is currently being held in an interest bearing account (with interest accruing for the benefit of Purchaser). Such First Deposit shall be fully refundable to Purchaser until the conditions set forth in Sections 3.1(a) and 3.1(b) below are satisfied or deemed satisfied by Purchaser. Upon the conditions set forth in Sections 3.1(a) and 3.1(b) being satisfied or deemed satisfied by Purchaser, the First Deposit shall become non-refundable to Purchaser (except in the event of a material breach or default by Seller under this Agreement, Seller's breach of its obligation to execute and deliver the Sublease referred to in Section
2.5 below or a failure of any of the other Closing conditions set forth in
Section 3.1). In the event Purchaser materially breaches any of its obligations under this Agreement (for any reason other than a material breach or default by Seller) prior to the Closing hereunder (but after the conditions set forth in Sections 3.1(a) and 3.1(b) have been satisfied or deemed satisfied or have been waived by Purchaser), Seller shall be entitled to the First Deposit and the Second Deposit referred to below, together with all interest accrued thereon while in escrow, as liquidated damages. The First Deposit, together with all interest accrued thereon while in escrow, shall be credited against the Purchase Price for the Property as of the close of escrow hereunder.

          (b) Not later than three (3) business days following the satisfaction or deemed satisfaction of the conditions set forth in Section 3.1(a) and 3.1(b) below (or Purchaser's waiver of such conditions) and full execution of this Agreement and delivery of a fully-executed copy of this Agreement into Escrow, but in no event later than 4:00 p.m., PST, on March 26, 1999, Purchaser shall deposit into escrow with Escrow Agent, in an interest bearing account (with interest to accrue to the Purchaser), an additional Seven Hundred Fifty Thousand Dollars ($750,000) (the "Second Deposit"). The Second Deposit, together with all interest accrued thereon while in escrow, shall be non-refundable to Purchaser upon deposit of the same into escrow with Escrow Agent as provided in the immediately preceding sentence (except in the event of a material breach or default by Seller under this Agreement or any other failure to close escrow not arising from the Purchaser's material breach or default under this Agreement). In the event Purchaser materially breaches any of its obligations under this Agreement (for any reason other than a breach or default by Seller hereunder) prior to the Closing hereunder (but after satisfaction or deemed satisfaction (or Purchaser's waiver) of the conditions set forth in Sections 3.1(a) and 3.1(b) below), then Seller shall be entitled to the Second Deposit referred to above (and the First Deposit), together with all interest accrued thereon while in escrow, as liquidated damages. The Second Deposit, together with all interest accrued thereon while in escrow, shall be credited against the Purchase Price for the Property as of the close of escrow hereunder.

          The First Deposit and the Second Deposit (together with the interest accrued thereon while in escrow) is collectively referred to herein as the "Earnest Money." The Escrow Agent shall pay the Earnest Money to Seller at and upon the Closing, or otherwise, to the party entitled to receive the Earnest Money in accordance with this Agreement. The Earnest Money


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shall be held and disbursed by the Escrow Agent pursuant to Article 10 and
Sections 1.3 and 1.4 of this Agreement.

     1.4  Remedies.

          (a) PURCHASER AND SELLER AGREE THAT SELLER'S ECONOMIC DETRIMENT RESULTING FROM THE REMOVAL OF THE PROPERTY FROM THE REAL ESTATE MARKET FOR AN EXTENDED PERIOD OF TIME AND ANY CARRYING AND OTHER COSTS INCURRED AFTER THE REMOVAL OF THE PROPERTY FROM THE REAL ESTATE MARKET ARE IMPRACTICABLE OR EXTREMELY DIFFICULT TO ASCERTAIN. PURCHASER AND SELLER AGREE THAT THE AMOUNT OF THE EARNEST MONEY IS A REASONABLE ESTIMATE OF THE DAMAGES THAT WILL BE INCURRED BY SELLER IN THE EVENT ESCROW FAILS TO CLOSE ON THE PROPERTY AS A RESULT OF A BREACH OR DEFAULT OF THIS AGREEMENT BY PURCHASER. PURCHASER AGREES THAT IN THE EVENT OF A BREACH OR DEFAULT BY PURCHASER FOR ANY REASON OTHER THAN A BREACH OR DEFAULT BY SELLER, SELLER'S SOLE REMEDY FOR PURCHASER'S FAILURE TO PURCHASE THE PROPERTY IN LIEU OF ALL OTHER REMEDIES SELLER MIGHT OTHERWISE HAVE HEREUNDER OR BY APPLICABLE LAW, INCLUDING WITHOUT LIMITATION, AN ACTION FOR SPECIFIC PERFORMANCE OF THIS AGREEMENT, SHALL BE TO TERMINATE THIS AGREEMENT AND RECEIVE THE EARNEST MONEY AS LIQUIDATED DAMAGES AND NOT AS A PENALTY. PURCHASER AND SELLER ACKNOWLEDGE AND AGREE THAT THE LIMITATION ON DAMAGES SET FORTH IN THIS LIQUIDATED DAMAGES PROVISION SHALL NOT BE APPLICABLE TO ANY BREACH BY PURCHASER OF ANY INDEMNIFICATION OBLIGATION OF PURCHASER UNDER THIS AGREEMENT OR A BREACH BY PURCHASER OF ITS OBLIGATIONS UNDER SECTIONS 6.3(i) AND 6.3(j) BELOW. BY INITIALING THIS SECTION 1.4(a) BELOW, PURCHASER AND SELLER AGREE TO THE TERMS OF THIS SECTION 1.4(a).

     SELLER'S INITIALS: /s/  BB        PURCHASER'S INITIALS: /s/ [ILLEGIBLE]
                       ----------                           ----------------

          (b) If escrow fails to close under this Agreement as a result of Seller's default, then, without prejudice to Purchaser's remedies against Seller arising from a willful or knowing breach by Seller of any of its obligations under Section 2.2 or Article 5 of this Agreement or any of Seller's representations or warranties hereunder, Purchaser shall either (i) bring an action for specific performance to enforce this Agreement, or (ii) terminate this Agreement, and in the event of such termination, Seller shall promptly cause the Earnest Money to be returned to Purchaser and shall reimburse Purchaser for the cost of the Survey (provided Purchaser provides Seller with a copy of the Survey).

          (c) If this Agreement is terminated due to the default of a party, then the defaulting party shall pay any fees due to the Escrow Agent for holding the Earnest Money and




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
any fees due to the Title Company for cancellation of the escrow and/or the Title Commitment referred to below.

                                     ARTICLE 2
                                   TITLE REVIEW

     2.1 Delivery of Title Commitment and Survey. Not later than the close of escrow on the Property, Purchaser shall cause to be prepared: (i) a current, effective commitment for title insurance (the "Title Commitment") issued by the Title Company, in the amount of the Purchase Price with Purchaser as the proposed insured, and accompanied by true, complete, and legible copies of all documents referred to in the Title Commitment; and (ii) a current ALTA-ACSM Urban survey of the Property (the "Survey"). The Survey shall determine the total acreage included with the Land and the total acreage included within the Excluded Area (as defined in the Sublease referred to in Section 2.5 below).

     2.2 Title Review and Approval. Purchaser acknowledges that it has received and reviewed a preliminary title report (Second Amended) dated as of March 10, 1999, prepared by Chicago Title Company, Order No. 804852 ("Preliminary Title Report") showing the state of the title of the Property. Purchaser accepts and approves of title exception numbers 1-15 as shown on the Preliminary Title Report. For purposes of this Agreement, the term "Permitted Exceptions" shall mean (i) those title exceptions applicable to the Property which are accepted by Purchaser in accordance with the terms of this Section 2.2, (ii) the Sublease, and (iii) all title matters to the extent arising from the acts of Purchaser or its agents, employees or representatives.

     Seller shall have no obligation to cure or cause to be removed any title objections except any deed of trust or mortgage entered into by Seller encumbering the Property and any exceptions or encumbrances to title which are created or caused voluntarily by Seller after the date of this Agreement, which liens, exceptions or encumbrances Seller shall cause to be released or effectively insured over at the Closing. If Seller fails or refuses to remove or cure any title matter that Seller expressly agrees to remove or cure, then Seller shall be in material breach of its obligations under this Agreement.

     2.3 Title Policy. A condition to Purchaser's obligation to close shall be that as of the Closing, (i) title to the Property shall be insurable under an ALTA Form B (or other form required by state law) Owner's Policy of Title Insurance ("Title Policy") issued by the Title Company, dated the date and time of the recording of the Deed in the amount of the Purchase Price, insuring Purchaser as owner of fee simple title to the Property, subject to the Permitted Exceptions. If a current survey of the Property is required in order for Title Company to issue the ALTA Title Policy to Purchaser and Purchaser has not obtained such ALTA survey by the scheduled Closing date, then the condition set forth herein shall be satisfied if Title Company is prepared to issue to Purchaser at Closing a CLTA Standard Form Owner's Policy of Title Insurance dated the date and time of the recording of the Deed in the amount of the Purchase Price, insuring Purchaser as owner of fee simple title to the Property, subject to the Permitted Exceptions. In connection with Purchaser's contemplated off-balance sheet financing of the acquisition of the Property, the trustee with respect to such financing may desire to obtain an


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owner's policy of title insurance, at no cost to Seller, and/or the agent with respect to such financing may elect to obtain a lender's policy of title insurance, at no cost to Seller.

     2.4 Title and Survey Costs. Subject to Section 1.4(b) above, the cost of the Survey, including any necessary revisions, and the premium for any endorsements requested by Purchaser, shall be paid by the Purchaser. The premium for a CLTA Title Policy, excluding Purchaser's endorsements, shall be paid by Seller, and the cost of any title insurance policy or endorsements requested by Purchaser in excess of the premium of a CLTA Title Policy shall be borne by Purchaser.

     2.5 Sublease. Concurrent with the Closing hereunder, and as an additional condition to Purchaser's obligation to close escrow, Seller and Purchaser shall enter into a written lease agreement or, in the event the acquisition of the Property is financed through a synthetic lease structure, Seller and Veritas Software Corporation (or any wholly owned subsidiary of Veritas Software Corporation) shall enter into a written sublease agreement (such lease or sublease is referred to herein as the "Sublease") under which, as of the date of Closing, Seller shall lease from Purchaser or sublease from Veritas Software Corporation (or any wholly-owned subsidiary of Veritas Software Corporation) the existing approximately 119,000 square foot building located on the Land and Seller shall be granted the right to use the existing parking areas and other related facilities and/or equipment to utilize the premises as needed for Seller's business, located at 350 Ellis Street, Mountain View, California. The term of the Sublease shall be for a minimum term of twelve (12) months and shall expire, if not earlier terminated, no later than December 31, 2000.
Seller may elect in its sole discretion to terminate the Sublease early upon not less than twelve (12) months notice to the landlord thereunder. Said Sublease shall be in the form and content of Exhibit B attached hereto. Seller agrees that such Sublease may be subordinated to the terms of a master lease or off-balance sheet financing operating lease to be entered into by Purchaser, as lessee, and a third party, as part of Purchaser's financing of the acquisition of the Property, provided that Seller is granted non-disturbance rights (on terms and conditions reasonably acceptable to Seller and providing that a termination of such master lease shall not cause a termination of Seller's rights under the Sublease) and that such master lease shall not adversely affect Seller's rights under the Sublease and/or increase Seller's obligations under this Agreement or the Sublease. The Sublease shall not be subordinated to any master lease or off-balance sheet financing operating lease as referred to above (or any other financing secured by the Premises described in the Sublease) unless Seller is granted such non-disturbance rights as provided above.

                                   ARTICLE 3

                             CONDITIONS TO CLOSING

     3.1 Purchaser's Conditions to Closing. The close of escrow on the Property and Purchaser's obligation under this Agreement to purchase the Property shall be subject to the satisfaction, at or prior to the time stated herein, of the following conditions, with Purchaser to retain the right to waive in writing, in whole or in part, any of the following conditions at or prior to the time stated herein for satisfaction of such conditions or for approval or disapproval by Purchaser.



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
     (a)  Feasibility Period. Purchaser shall have until 4:00 p.m. PST, on
March 5, 1999 (the "Feasibility Period") (i) to conduct such studies or investigations of the Property (including, without limitation, environmental testing) or matters pertaining thereto as Purchaser may deem appropriate to ascertain whether the Property is suited to Purchaser's intended purposes, and
(ii) to determine in Purchaser's sole discretion whether the development of the Property is economically feasible, and to deliver to Seller its written notice of approval or disapproval of the feasibility of the Property. If Purchaser does not give Seller written notice of disapproval on or before the expiration of the Feasibility Period, then the conditions set forth in this Section 3.1(a) shall be deemed satisfied and Purchaser shall be deemed to have approved the Property. Purchaser acknowledges and agrees that the purchase and sale of the Property as described herein, and the close of escrow hereunder, shall not be conditioned upon Purchaser obtaining or achieving approval of a .50 FAR for the Property.

     Purchaser hereby approves the feasibility of the Property and acknowledges and agrees that the conditions set forth in this Section 3.1(a) are satisfied.

     (b) Off Balance Sheet Financing. Not later than the expiration of the Feasibility Period, Purchaser shall have satisfied itself, in its reasonable discretion, that the acquisition of the Property under this Agreement can be successfully achieved through off-balance sheet financing (or other financing acceptable to Purchaser). If, prior to the expiration of the Feasibility Period, Purchaser does not give Seller written notice that the condition set forth in this Section 3.1(b) has not been satisfied, then the condition set forth in this Section 3.1(b) shall be deemed satisfied.

     Purchaser hereby acknowledges and agrees that the condition set forth in this Section 3.1(b) is satisfied. Purchaser further acknowledges and agrees that Purchaser obtaining off-balance sheet financing (or other financing acceptable to Purchaser) is not a condition to Purchaser's obligations under this Agreement.

     Seller agrees to reasonably cooperate with Purchaser, at de minimis cost to Seller, in Purchaser's efforts to finance the acquisition and development of the Property (including, without limitation, the demolition costs described in Section 2.5 of this Agreement) with off-balance sheet financing (typically known as synthetic lease financing), including cooperating with Purchaser in assigning its rights under this Agreement for the purpose of such financing. Upon the assignment by Purchaser of this Agreement to the ultimate buyer of the Property (other than an Affiliate as set forth in Section 11.1(c) below) as permitted by this Agreement, Veritas Software Corporation ("Veritas") shall (as set forth in Section 11.1(d) of this Agreement) retain all obligations and liabilities of Purchaser hereunder (including, without limitation, its indemnification obligations under this Agreement).

     (c) Title Policy. As of the Closing, Title Company shall be prepared and willing to issue to Purchaser the Title Policy referred to in Section 2.3 above in the amount of the Purchase Price. Purchaser may desire to obtain, at Purchaser's sole cost, various endorsements to such Title Policy, including, without limitation, (i) an endorsement to provide Purchaser with assurance that the Property is the same as shown on a survey plat attached to or made part of the Title Policy, (ii) an endorsement to provide Purchaser with assurance that the Property is situated



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
within a designated zone classification and to confirm that Purchaser's proposed use or uses of the Property as office/light industrial/research and development are allowed under such classification, (iii) an endorsement to provide Purchaser with assurance that the policy limits will be increased, upon payment of an additional premium, to reflect the value of any improvements constructed by Purchaser on the Property, (iv) an endorsement to provide Purchaser with assurances that there are no mechanic's liens on the Property, and (v) an endorsement assuring Purchaser that there are no enforceable violations of covenants, conditions or restrictions against the Property; provided, however, the issuance of such endorsements shall not be a condition to Purchaser's obligation to close escrow hereunder. To the extent Title Company requires an indemnity from Seller in order to issue any mechanic's lien endorsement to Purchaser at Closing, Seller agrees to so indemnify the Title Company against damage or loss that may arise from the filing of any mechanic's lien claims in connection with work performed on the Property prior to the Close of Escrow by Seller or any of its agents, employees or contractors.

          (d) Performance by Seller. Seller shall have performed, observed and complied in all material respects with all of the covenants and agreements required by this Agreement to be performed, observed and complied with by it within the applicable time period set forth herein for performance of such covenants and agreements. In addition, the representations and warranties of Seller set forth in Section 8.1 shall be true and correct as of the date of this Agreement and as of the close of escrow.

          (e) Insolvency. During the period commencing on the date of this Agreement and ending on the date escrow closes hereunder, no action or proceeding shall have been commenced by or against Seller under the federal bankruptcy code or any state law for the relief of debtors or for the enforcement of the rights of creditors and no attachment, execution, or levy shall have attached to or been issued with respect to the Property or any portion thereof.

          (f) Moratorium. During the period commencing on the date of this Agreement through the Close of Escrow, no moratorium, statute, regulation, ordinance or federal, state, county or local legislation, or order, judgment, ruling or decree of any governmental agency or of any court having jurisdiction over the Property shall have been enacted, adopted, passed, issued, or entered into which would preclude Purchaser from developing the Property as a corporate headquarters facility at an FAR of less than .35.

     3.2 Failure of Purchaser's Conditions to Closing. If any of the conditions in Sections 3.1(a) or 3.1(b) is not satisfied or deemed satisfied (or waived in writing by Purchaser) at or prior to the time prescribed herein, then this Agreement shall terminate and the First Deposit, together with all interest accrued thereon while held in escrow, shall be promptly refunded by Escrow Agent to Purchaser and all rights, obligations and liabilities of Seller and Purchaser under this Agreement (except those that expressly survive termination of this Agreement) shall terminate. If any of the conditions described in Sections 3.1(c), 3.1(d), 3.1(e) or 3.1(f) above or any other condition to Purchaser's obligation to close escrow expressly set forth in this Agreement is not satisfied or deemed satisfied (or waived in writing by Purchaser) on or prior to the time prescribed herein, then Purchaser shall be entitled to the return of its Earnest Money deposits and all interest accrued thereon while in escrow and, in the event of Seller's default or breach of any of its

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
covenants or agreements set forth in this Agreement, the provisions of Section 1.4(b) above and 10.5 below shall control.

     3.3 Seller's Conditions to Closing. The close of escrow on the Property and Seller's obligation under this Agreement to sell the Property shall be subject to the satisfaction, at or prior to the time stated herein, of the following condition, with Seller to retain the right to waive in writing, in whole or in part, the condition set forth in Section 3.3(a) at or prior to the time stated herein for satisfaction of such condition or:

          (a) Performance by Purchaser. Purchaser shall have performed, observed and complied in all material respects with all of the covenants and agreements required by this Agreement to be performed, observed and complied with by it within the applicable time period set forth herein for performance of such covenants and agreements. In addition, the representations and warranties of Purchaser set forth in Section 8.2 shall be true and correct as of the Closing.

     3.4 Failure of Seller's Conditions to Closing. If the condition in Section 3.3(a) is not satisfied or waived in writing by Seller at or prior to the time prescribed herein, then Seller may terminate this Agreement by written notice to Purchaser and the Earnest Money shall be paid to Seller as liquidated damages and all rights, obligations and liabilities of Seller and Purchaser under this Agreement (excepting therefrom those that expressly survive termination of this Agreement) shall terminate.

                                   ARTICLE 4
                    RIGHT OF ENTRY AND DELIVERY OF DOCUMENTS

     4.1 Right of Entry. During the Feasibility Period (and at all reasonable times thereafter until the Closing or earlier termination of this Agreement), at normal business hours, Purchaser and its designated agents, employees, consultants and other representatives shall be granted a right of entry on the Property to perform, at Purchaser's sole cost, such soil, groundwater, engineering and geological tests, environmental and architectural studies, and other physical inspections and to make such other reports as Purchaser shall deem appropriate and for any other purpose related to Purchaser's investigation or proposed development of the Property; provided, however, that Purchaser shall repair any damage to the Property caused by Purchaser's entry and activities thereon. Purchaser agrees to provide Seller with not less than twenty-four (24) hours notice prior to entering onto the Property. In connection with the entry onto the Property by Purchaser or its designated agents, employees, consultants and other representatives, all reasonable steps shall be taken by Purchaser (and such persons entering onto the Property) to minimize any interference with Seller's business operations on the Property, and Purchaser agrees to comply with Seller's reasonable security measures.

     Prior to any entry onto the Property by Purchaser of its designated agents, employees, consultants or other representatives at any time prior to the close of escrow hereunder, Purchaser shall procure and maintain in effect during the executory period of this Agreement, worker's compensation insurance in such amount as required by law and commercial general liability or comprehensive general liability insurance covering Purchaser and the Property. Seller shall be


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
named as an additional insured on such liability insurance policy, and such liability insurance shall be for a combined single limit in the minimum amount of Two Million Dollars ($2,000,000) per occurrence. Prior to any entry onto the Property by Purchaser or any of its agents, employees, consultants or other representatives, Purchaser shall present to Seller a copy of the liability insurance policy maintained by Purchaser in accordance with the terms hereof (or a certificate of such insurance). Seller shall be given written notice at least thirty (30) days prior to cancellation, material amendment or reduction of any coverage under such liability policy referred to above.

     Purchaser shall indemnify and hold Seller harmless from any and all liens, losses, claims, demands, causes of action, damages, liabilities, costs or expenses arising out of or connected with Purchaser's and/or any of its agents', employees', consultants', or other representatives' activities on the Property; provided, however, that Purchaser shall have no liability to Seller for any lien, loss, claim, demand, cause of action, damage, liability, cost or expense arising as a result of (a) Purchaser merely discovering any Hazardous Materials (as defined below) on or about the Property in connection with its investigation of the Property; or (b) the acts of Seller or Seller's employees, agents, contractors or invitees (other than Purchaser and its agents, employees, contractors and invitees); and further that Purchaser shall have no liability for the repair of any damage caused by Seller's negligence or willful misconduct or for the remediation, containment, abatement or control of any hazardous material (or any defect) that existed in the Property prior to Purchaser's entry thereon. As used in this Agreement, the term "Hazardous Materials" shall mean any chemical, substance, waste or material which has been or is hereafter determined by any federal, state or local governmental authority to be capable of posing risk of injury to health or safety, including, without limitation, those substances included within the definitions of hazardous substances, hazardous materials, toxic substances or solid wastes under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, and the Hazardous Materials Transportation Act, as amended, and in the regulations promulgated pursuant to said laws; those substances defined as hazardous wastes in Section 25117 of the California Health & Safety Code, or as hazardous substances in
Section 25316 of the California Health & Safety Code, as amended, and in the regulations promulgated pursuant to said laws; those substances listed in the United States Department of Transportation Table (49 CFR 172.101 and amendments thereto) or designated by the Environmental Protection Agency (or any successor agency) as hazardous substances (see, e.g., 40 CFR Part 302 and amendments thereto); such other substances, materials and wastes which are or become regulated or become classified as hazardous or toxic under any Laws, including without limitation, the California Health & Safety Code, Division 20, and Title 26 of the California Code of Regulations; and any material, waste, substance which is (i) petroleum, (ii) asbestos, (iii) polychlorinated biphenyls, (iv) designated as a hazardous substance pursuant to Section 311 of the Clean Water Act of 1977, 33 U.S.C. sections 1251 et seq. (33 U.S.C. Section 1321) or listed pursuant to section 307 of the Clean Water Act of 1977 (33 U.S.C.
Section 1317), as amended; (v) flammable explosives; (vi) radioactive materials; or (vii) radon gas.

     During the Feasibility Period and at all reasonable times thereafter until the Closing or earlier termination of this Agreement, Purchaser shall have the right to examine, during normal business hours (and upon at least 48 hours prior notice to Seller), all of the books and financial records of Seller related solely to the ownership, management and operation of the Property (except that Seller shall not be obligated to provide or make available to Purchaser any appraisals or financial projections with respect to the Property, any prior offers on the Property, or any other proprietary information or information protected by the attorney-client privilege), and to interview any persons involved in the management or operation of the Property. Seller shall act in good faith, at de minimis expense to Seller, to try to make such persons available to Purchaser for interviewing and to cooperate with Purchaser in such interviews and investigations; provided, however, Purchaser acknowledges that some former employees of Seller who previously were involved in the management or operation of the Property are no longer employed by Seller and consequently may be difficult to make such former employees available to Purchaser.

     4.2 Delivery of Documents. Prior to the execution of this Agreement (or concurrently herewith), Seller delivered or made available to Purchaser, without representation as to accuracy or completeness, the following documents ("Property Information"):

          (a) a copy of an updated preliminary title report or title policy for the Property, together with a copy of all documents referred to in the preliminary title report or policy;

          (b) a copy of property tax assessments and tax bills with respect to the Property for calendar years 1996, 1997 and 1998, and current year-to-date;

          (c) copies of management contracts, maintenance and repair contracts and all service supply contracts or agreements currently related to the Property and in Seller's possession;

          (d)  copies of all present insurance policies covering the Property;

          (e) to the extent in Seller's possession, an ALTA survey, including a current legal description;

          (f) monthly and annual operating statements for the Property for calendar year ending 1996 and 1997 (and part of 1998);

          (g) to the extent in Seller's possession, a list and copies of all licenses, permits, maps, certificates of occupancy, building inspection approvals, and covenants, conditions and restrictions with respect to the Property;

          (h) to the extent in Seller's possession, soils reports, engineering, architectural studies and historical significance applications or any similar data relating to the Property;

          (i) to the extent in Seller's possession, environmental documentation with respect to the environmental condition of the Property; and

          (j) to the extent in Seller's possession, correspondence related to the current maintenance or repair of the Property or its operations or leasing.

In addition to the documents referred to in this Section 4.2 above, Seller agrees to make available to Purchaser for Purchaser's review at Seller's offices during the Feasibility Period, all documents, reports and other writings relating to the physical or legal condition of the Property known by Dan Boxer, Executive Vice-President and General Counsel, to be in Seller's possession; provided, however, Seller shall not be obligated to make available to Seller any appraisals, financial projections, third party offers or letters of intent applicable to the Property or any other proprietary documents or confidential information or information protected by the attorney-client privilege.

     All of the documents, reports, and information furnished or made available by Seller to Purchaser shall be kept confidential and shall not be disclosed to any third party; except that Purchaser may disclose such material to its attorneys, accountants, consultants who have a need to know such information in order to evaluate the Property and to provide recommendations to Purchaser as to whether it should purchase the same and to prospective lenders, and assignees of Purchaser's interest in this Agreement for the purpose of off-balance sheet financing or any other financing of the acquisition of the Property. Purchaser may also disclose any documents, reports or other information furnished by Seller to Purchaser related to the Property to governmental agencies (including, without limitation, the Environmental Protection Agency) as part of Purchaser's investigations of the Property. Such confidentiality obligations shall survive termination of this Agreement but shall not survive the Closing.

     In the event Purchaser does not close escrow under this Agreement, then Purchaser shall deliver or assign to Seller, within ten (10) days following the date this Agreement terminates, all of the documents, reports, studies, correspondence and other materials delivered by Seller to Purchaser as referred to above, and, provided that such failure to close escrow does not arise from the material breach or default by Seller under this Agreement, Purchaser shall also deliver and assign to Seller any and all environmental reports, soils and geologic studies, due diligence reports and other third party reports or studies delivered to or prepared by Purchaser (or received by Purchaser) related to the Property. The obligations of Purchaser under this paragraph shall survive termination of this Agreement.


                                   ARTICLE 5
                          OPERATIONS AND RISK OF LOSS

     5.1 Performance Under Contracts. During the executory period of this Agreement, Seller will perform its material obligations under agreements with third parties that materially affect the Property, and shall keep in effect all liability insurance coverage, promptly comply with all liability insurance requirements and operate the Property substantially in the manner in which it has been operated by Seller prior to the execution of this Agreement.

     5.2 New Contract. During the executory period of this Agreement, without Purchaser's prior written consent (which consent shall not be unreasonably withheld or delayed), Seller will not enter into, extend, renew or amend in any material respect, terminate (unless the party with whom Seller is in contract is in default or breach of its obligations under such contract), or waive any default under, any contract that will be an obligation affecting the Property following the close of escrow; provided, however, the foregoing shall not preclude or prevent Seller from entering into any contract that does not encumber the Property but that is related solely to the operation of Seller's business conducted on the Property, nor shall the foregoing prevent Seller from renewing or extending any contract applicable to the Excluded Area or the Improvements thereon which is related solely to the operation of Seller's business conducted on the Property and which will not survive the termination of expiration of the Sublease.

     5.3 Listings and Other Offers. During the executory period of this Agreement, Seller will not make or accept any offers to sell the Property, or enter into any contracts or agreements (whether binding or not) to sell the Property or otherwise negotiate any back up offers with any prospective purchaser of the Property.

     5.4 Taxes and Legal Requirements. Seller shall pay before delinquency all taxes and assessments and all other impositions of any kind or nature whatsoever, levied, imposed or assessed, and all other expenses and obligations at any time incurred by Seller, in connection with the ownership, occupancy, use or operation of the Property, and Seller shall promptly comply, or cause to be complied, with all applicable laws, statutes, ordinances, rules and regulations, including, without limitation, the United States Environmental Protection Agency Record of Decision for the Raytheon facility (the "Record of Decision"), of any governmental or quasi-governmental agency having jurisdiction over the Property or the use of all or a part thereof to the extent relating to Seller's ownership, occupation, use or operation of the Property. The preceding to the contrary notwithstanding, Seller's obligation with respect to complying with environmental laws, statutes, ordinances, rules, regulations and Record of Decision shall be governed solely by Seller's Environmental Indemnity attached hereto as Exhibit C. The obligations of this
Section 5.4 shall survive the Closing.

     5.5 Damage. In the event of any substantial and material damage to the Improvements on the Property occurring before the Closing, Seller shall elect to either (i) assume in writing the responsibility to restore such damage and continue to occupy the Improvements (or, alternatively, remove such damaged Improvements and continue to occupy the balance of the Improvements) following the closing hereunder without abatement or offset of rent under the Sublease, or (ii) not execute the Sublease as of the closing, and following the Close of Escrow use commercially reasonable efforts to perform or cause to be performed, at Lessor's cost (except for the cost of removal of any asbestos or other Hazardous Materials from the Improvements) if Veritas enters into an assignment with respect to this Agreement pursuant to Section 11.1(a)(2) below (and the funding requirements set forth in the agreements executed by Veritas, Lessor (as defined in Section 11.1(a) below) and the Financing Parties (as defined in Section 11.1(b) below) in connection with the synthetic lease financing discussed in Section 3.1(b) above (collectively, the "Financing Documents") have been satisfied), or otherwise at Purchaser's cost, the planned removal of the Improvements (including the damaged Improvements) in an expeditious manner. If Seller elects not to execute the Sublease as provided in clause (ii) above, then, in addition to removing the Improvements on the Property, Seller shall be obligated, to remove, not later than January 1, 2001, the asbestos and any other Hazardous Materials, if any, in the Improvements and to remove or remediate any contaminated soil under the approximately 119,000 square foot building located on the Excluded Area in accordance with the provisions of paragraph 32 of the

Sublease (which such paragraph 32 is incorporated herein by reference) and either (x) to levels at or below the cleanup level or standards established by the Record of Decision, or (y) to levels acceptable to the environmental agency or agencies having jurisdiction over such cleanup or remediation (such levels described in clauses (x) or (y) above being referred to hereinafter as the "Soil Remediation Standard"). If Seller elects not to execute the Sublease as provided in clause (ii) above, the provisions of subparagraphs 32(b), 32(c) and 32(d) shall apply to the removal of the Improvements from the Property, the removal of removal or other Hazardous Materials from the Improvements and the removal or remediation of any contaminated soil under the approximately 119,000 square foot building located on the Excluded Area in accordance with the provisions of paragraph 32 of the Sublease and to levels that meet the Soil Remediation Standard. Purchaser or, if Veritas enters into an assignment with respect to this Agreement pursuant to Section 11.1(a)(2) below and the funding requirements set forth in the Financing Documents have been satisfied, Lessor shall reimburse Seller for the cost of removing such Improvements within ten
(10) days following receipt of a written notice, invoice or statement setting forth the costs to be reimbursed. If the casualty shall damage any portion of the Property other than the building Improvements and related structures such that the effect of such damage results in greater than 10% decrease in the value of the Property (as reasonably determined by Purchaser), then Purchaser shall have the option to terminate this Agreement prior to Closing, in which event the Earnest Money shall be promptly returned to Purchaser.

     5.6 Condemnation. Seller, upon actually becoming aware of same, shall promptly notify Purchaser in writing of any condemnation proceeding affecting the Property commenced prior to the close of escrow or upon receipt of any written notice of a potential condemnation. If, by reason of any such proceeding, the value of the Property, in Purchaser's reasonable judgment, is impaired or reduced, Purchaser may, at its option, elect either to (i) terminate this Agreement (provided Purchaser shall not be permitted to terminate this Agreement if the reduction in value is estimated by Purchaser in good faith to be less than $3,000,000), or (ii) continue the Agreement in effect without any reduction in the Purchase Price, in which event, upon the close of escrow, Seller shall assign to Purchaser, and Purchaser shall be entitled to receive, any compensation, awards, or other payments or relief resulting from such condemnation proceeding and relating to the Property.

                                   ARTICLE 6
                                    CLOSING

     6.1 Closing. The close of escrow under this Agreement shall occur, subject to satisfaction of the conditions set forth in this Agreement (or waiver by the party for whose benefit such conditions exist), upon not less than five (5) days' prior notice from Purchaser to Seller, but in no event shall escrow close hereunder later than April 15, 1999 (the "Closing Date"); provided, however, if all conditions to closing have been satisfied but Purchaser's synthetic lease financing is not ready to close due to the lender thereunder completing its financing documents, then Seller and Purchaser agree that the April 15, 1999 date referred to above shall be extended to April 19, 1999. Time is of the essence. The consummation of the transaction contemplated herein ("Closing") shall occur on the Closing Date at the offices of the Escrow Agent. Closing shall occur through an escrow with the Escrow Agent. Funds shall be deposited into and held by Escrow Agent in a closing escrow account with a bank satisfactory to Purchaser and Seller. Upon satisfaction or completion of all Closing conditions and deliveries, the parties shall direct the Escrow Agent to immediately record and deliver the closing documents to the appropriate parties and make disbursements according to the closing statements executed by Seller and Purchaser. The Escrow Agent shall agree in writing with Seller and Purchaser that (1) recordation of the Deed constitutes its representation that it is holding the closing documents, closing funds and closing statement and is prepared and irrevocably committed to disburse the closing funds in accordance with the closing statements and (2) release of funds to the Seller shall irrevocably commit it to issue the Title Policy in accordance with this Agreement. Provided such supplemental escrow instructions are not in conflict with this Agreement as it may be amended in writing from time to time, Seller and Purchaser agree to execute such supplemental escrow instructions as may be appropriate to enable Escrow Agent to comply with the terms of this Agreement.

     6.2 Conditions to the Parties' Obligations to Close. In addition to all other conditions set forth herein, the obligation of Seller, on the one hand, and Purchaser, on the other hand, to consummate the transactions contemplated hereunder shall be contingent upon the following:

          (a) The other party's representations and warranties contained herein shall be true and correct as of the date of this Agreement and the Closing Date;

          (b) As of the Closing Date, the other party shall have performed its obligations hereunder and all deliveries to be made at Closing have been tendered;

          (c) There shall exist no actions, suits, arbitrations, claims, attachments, proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings, pending or threatened against the other party or the Property that would materially and adversely affect the operation or value of the Property or the other party's ability to perform its obligations under this Agreement or which seeks to restrain or prohibit, or to obtain damages or a discovery order with respect to, this Agreement or the consummation of the transactions contemplated hereby;

          (d) Any other condition set forth in this Agreement to such party's obligation to close is not satisfied by the applicable date;

          (e) As a condition to Purchaser's obligation to close, there shall be no notice issued of any material violation or alleged violation of any law, rule, regulation or code including, without limitation, the Record of Decision, which would affect Purchaser (other than possibly with respect to the existing environmental condition of the Property known or disclosed to Purchaser), which has not been corrected to the satisfaction of the issuer of the notice and no material, adverse change in the condition of or affecting the Property shall have occurred or been discovered since the expiration of the Feasibility Period,

          (f) As a condition to Purchaser's obligation to close, at Closing Seller shall not be in default under any agreement to be assigned to, or obligation to be assumed by, Purchaser under this Agreement.

     So long as a party is not in default hereunder, if any condition referred to in this Section 6.2 to such party's obligation to proceed with the Closing hereunder has not been satisfied as of the Closing Date or other applicable date, such party may, in its sole discretion, either (i) terminate this Agreement by delivering written notice to the other party on or before the Closing Date or other applicable date, (ii) extend the time available for the satisfaction of such condition by up to a total of ten (10) business days or
(iii) elect to close, notwithstanding the non-satisfaction of such condition, in which event such party shall be deemed to have waived any such condition except for breach by a party of a covenant in which case the Closing shall not relieve such breaching party from any liability it would otherwise have hereunder. If such party elects to proceed pursuant to clause (ii) above, and such condition remains unsatisfied after the end of such extension period, then, at such time, such party may elect to proceed pursuant to either clause
(i) or (iii) above.

     6.3 Seller's Deliveries in Escrow. At least three (3) business days prior to the Closing Date, Seller shall deliver into escrow to the Escrow Agent the following:

          (a) Deed. A grant deed in the standard form of Title Company, conveying to Purchaser fee simple title to the Property, subject only to the Permitted Exceptions and the Sublease (the "Deed").

          (b) Assignment of Permits, Contracts and Utility Rights. Such assignments and other documents and certificates as Purchaser may reasonably require in order to fully and completely transfer and assign to Purchaser all of Seller's right, title, and interest, in and to the permits, rights under utility agreements (including any deposits pursuant thereto) and similar rights applicable to the Property (excepting therefrom permits and rights which are necessary or reasonably required in connection with the operation of Seller's business which is contemplated to continue on a portion of the Property following the Closing).

          (c) Environmental Indemnity. The environmental indemnity agreement in the form of Exhibit C, executed and acknowledged by Seller ("Environmental Indemnity"). Such Environmental Indemnity shall be recorded at the close of escrow following the Grant Deed.

          (d) Certificate. A certificate from Seller that each of the representations and warranties contained in Section 8.1 hereof is true and correct as set forth herein as of the closing date.

          (e) FIRPTA and Form 590RE. A Foreign Investment in Real Property Tax Act affidavit and California Withholding Certificate Form 590RE executed by Seller. If Seller fails to provide the necessary affidavit and/or documentation of exemption on the Closing Date, Purchaser may proceed with the Closing and withhold from the Purchase Price such sums as are required to be withheld in accordance with the withholding provisions of Section 1445 of the Internal Revenue Code and the laws of the State of California.

          (f) Authority. Evidence of existence, organization, and authority of Seller and the authority of the person executing documents on behalf of Seller reasonably satisfactory to Purchaser, the Escrow Agent and the Title Company.

hereunder, Seller and Purchaser shall each execute escrow instructions and deliver the same to Escrow Holder instructing Escrow Holder to hold and disburse the Holdback Funds in accordance with the terms of this Section 6.3(i) above. The rights and obligations of Seller and Purchaser under this Section 6.3(i) shall survive the Closing.

          (j) At Closing, Seller shall also deposit into a separate, interest bearing escrow account with Escrow Holder the sum of Three Million Five Hundred Thousand Dollars ($3,500,000) (the "FAR Funds"). The FAR Funds equal the agreed upon difference in value of the Property based on whether the Property has a
 .50 FAR (floor area ratio) or a .45 FAR. As of the date of execution of this Agreement, the Property has a .35 FAR (and any increased FAR for the Property above .35 is not a condition to closing). The Property is subject to having a FAR above .35 should the City of Mountain View determine in its discretion that the Property (or its use or occupancy) satisfies certain Transit Zone standards for increased FAR and the City of Mountain View grants the Property a Transit Oriented Development Permit ("TOD Permit"). Purchaser or, if Veritas enters into an assignment with respect to this Agreement pursuant to Section 11.1(a)(2) below, Veritas, acting as the agent of Lessor under the Financing Documents, hereby agrees to exercise diligent and commercially reasonable efforts to cause the City of Mountain View to approve a .50 FAR for the Property. Purchaser's obligation under the immediately preceding sentence shall survive the Closing and shall expire upon the earlier of (x) the date Purchaser obtains final approval of a .50 FAR for the Property, (y) the date the City of Mountain View makes a final decision not to approve a .50 FAR for the Property, or (z) February 18, 2000.

     Seller agrees to reasonably cooperate with Purchaser, at de minimus cost to Seller, in Seller's efforts to achieve a .50 FAR for the Property. Such cooperation shall include, without limitation, signing, as owner of the Property, applications for entitlements prior to the Closing. Seller further agrees not to actively and knowingly interfere with, or cause or encourage any third party to interfere with Purchaser's efforts to obtain transit rezoning, a TOD Permit, any other entitlement or any increase in the FAR for the Property up to .50 FAR. Seller's and Purchaser's obligations under this paragraph shall survive the Closing.

     The parties hereto agree that if, on or before February 18, 2000, the City of Mountain View finally approves a .50 FAR for the Property (and the appeal or referendum period, if any, applicable to such decision expires without any appeal, referendum or challenge having been made), then the parties shall promptly instruct Escrow Holder to release the entire FAR Funds (and all interest accrued thereon while in escrow) to Seller. If, on or before February 18, 2000, the City of Mountain View makes a final decision (and the appeal or referendum period, if any, applicable to such decision expires without any appeal, referendum or challenge having been made) that the FAR for the Property will be .45 or less, then the parties shall promptly instruct Escrow Holder to release the entire FAR Funds (and all interest accrued thereon while in escrow) to Purchaser. If, on or before February 18, 2000, the City of Mountain View makes a final decision (and the appeal or referendum period, if any, applicable to such decision expires without any appeal, referendum or challenge having been made) that the FAR for the Property will be greater than .45, then for every one percent (.01) above 45% that is the ultimate FAR for the Property, Seller shall receive Seven Hundred Thousand Dollars ($700,000) (prorated for any portion of one percent), together with the interest accrued thereon while in escrow, from the FAR Funds in escrow and Purchaser shall receive the balance of the FAR Funds and all interest accrued on such balance in escrow (and the parties shall promptly so instruct Escrow Holder to release the FAR Funds and interest thereon accordingly). The above allocation rules set forth in this paragraph shall be hereinafter referred to as the "Allocation Rules." If, on or before February 18, 2000, the City of Mountain View has not made any final decision with respect to adjusting the FAR for the Property, then the parties shall promptly instruct Escrow Holder to release the entire FAR Funds (and all interest accrued thereon while in escrow) to Seller. If, on or before February 18, 2000, the City of Mountain View has made a final decision with respect to the FAR for the Property and an appeal or referendum is filed and that appeal or referendum itself is finally resolved before February 18, 2000, then the FAR Funds shall be distributed in accordance with the Allocation Rules set forth earlier in this paragraph, except that the FAR used in implementing the Allocation Rules shall be the FAR resulting from the final resolution of the appeal or referendum. If on or before February 18, 2000, the City of Mountain View has made a final decision with respect to FAR for the Property, and an appeal or referendum is filed which is not finally resolved before February 18, 2000, the FAR Funds shall be distributed in accordance with the Allocation Rules except that the FAR used in implementing the Allocation Rules shall be the FAR decided by the City of Mountain View prior to the filing of the appeal or referendum. If any appeal or referendum is filed by or on behalf of Seller (objecting to the decision of the City on the FAR for the Property) to increase the FAR for the Property, the FAR Funds shall be distributed in accordance with the Allocation Rules based upon the decision of the City of Mountain View regarding the FAR at the time such appeal or referendum is filed. Notwithstanding anything to the contrary contained herein, Seller shall not file or bring, or cause to be filed or brought, an appeal or referendum of any final decision of the City of Mountain View relating to FAR for the Property or any other action relating to the Property entitlements without the consent of the Purchaser, which consent may be granted, if at all, in Purchaser's sole and absolute discretion. As an illustrative example of the foregoing, if prior to February 18, 2000, the City of Mountain View makes a final decision to increase the FAR for the Property to .465, then Seller shall be entitled to receive $1,050,000 (plus interest accrued thereon while in escrow) from the FAR Funds and Purchaser shall be entitled to receive $2,450,000 (plus interest accrued thereon while in escrow). On or before the Closing hereunder, Seller and Purchaser shall each execute joint escrow instructions and deliver the same to Escrow Holder instructing Escrow Holder to hold and disburse the FAR Funds in accordance with the terms of this Section 6.3(j) above. The rights and obligations of Seller and Purchaser under this Section 6.3(j) shall survive the Closing. As used in this paragraph, the terms "final approval" or "final decision" shall mean the final decision or approval by the City of Mountain View prior to the filing of any administrative or judicial appeal or referendum.

     If, during the term of the Sublease referred to in Section 2.5 above, Seller receives any portion of the FAR Funds from escrow pursuant to the terms of the paragraph above, then the triple net monthly rent payable by Seller, as tenant, under the Sublease shall be adjusted, commencing as of the date Seller receives such portion of the FAR Funds, to equal an amount that will yield Purchaser, as landlord under the Sublease, an eight percent (8%) annual return on the portion of the adjusted Purchase Price Paid by Seller (which adjusted Purchase Price shall be equal to $32,200,000 plus the amount of the FAR Funds received by Seller pursuant to the terms of the paragraph above) that is allocable to the Excluded Area and the Improvements thereon. The portion of the adjusted Purchase Price that is allocable to the Excluded Area and the Improvements thereon (as of the date Seller receives any portion of the FAR Funds) shall be determined by multiplying the sum of $32,200,000 plus the amount of the FAR Funds received by Seller pursuant to the terms of the paragraph above by a fraction, the numerator of which is the acreage included in the Excluded Area (which is approximately 11.49 acres) and the denominator of which is the total acreage included in the entire Property (which is approximately 19.61 acres).

     6.4 Purchaser's Deliveries in Escrow. Except as specified below, at least three business days prior to the Closing Date (except as otherwise provided), Purchaser shall deliver into escrow to the Escrow Agent the following:

          (a) Purchase Price. On the Closing Date, the Purchase Price, less the Earnest Money that is applied to the Purchase Price, plus or minus applicable prorations and Purchaser's withholding obligations pursuant to
Section 6.3(c) above, deposited by Purchaser with the Escrow Agent in immediate, same-day federal funds wired for credit into the Escrow Agent's escrow account. On the Closing Date, Purchaser shall also deliver into Escrow for release to Seller at Closing an amount equal to all utility deposits, if any, related to the Property that Seller will be assigning to Purchaser at Closing.

          (b) Environmental Indemnity. The Environmental Indemnity, executed and acknowledged by Purchaser.

          (c) Additional Documents. Any additional documents that Seller, the Escrow Agent or the Title Company may reasonably require for the proper consummation of the transaction contemplated by this Agreement.

          (d) Sublease. Subject to Section 5.5 above, an original counterpart of the Sublease, executed by Purchaser, as landlord.

     6.5 Possession. Seller shall deliver possession of the Property to Purchaser at the Closing subject only to the Permitted Exceptions and the Sublease.

                                    ARTICLE 7
                                   PRORATIONS

     7.1 Proration of Taxes and Assessments. General real estate taxes and assessments imposed by governmental authority ("Taxes") and any assessments by private covenant constituting a lien or charge on the Property for the then-current calendar year or other current tax period not yet due and payable shall be prorated between Seller and Purchaser as of the close of the day immediately preceding the Closing Date. If the Closing occurs prior to the receipt by Seller of the tax bill for the calendar year or other applicable tax period in which the Closing occurs, Purchaser and Seller shall prorate Taxes for such calendar year or other applicable tax period based upon the most recent ascertainable assessed values and tax rates prior to Closing. With respect to supplemental taxes assessed against the Property under California Revenue and

Taxation Code Section 75 et seq., Seller shall be responsible for and pay before delinquency all such taxes assessed against the Property applicable to construction or transfers occurring before the Closing Date, and Purchaser shall be responsible and pay for such taxes applicable to construction and transfers occurring on and after the Closing Date. Any reconciliation of estimated closing adjustments, or corrections of errors in the calculation of closing adjustments, shall be made as soon as practicable after the Closing and the provisions of this Section 7.1 shall survive the Closing.

     7.2 Closing Costs. Seller shall bear the cost of a CLTA policy of title insurance in the amount of the Purchase Price, and Purchaser or, if Veritas enters into an assignment with respect to this Agreement pursuant to Section 11.1(a)(2) below, Lessor (as defined in Section 11.1(a) below) shall bear the excess cost associated with an ALTA extended owner's policy of title insurance and any endorsements requested by Purchaser. Purchaser shall also pay for any title insurance policy or policies to be issued to its trustee or agent in connection with any off-balance sheet financing secured by the Property. County transfer taxes associated with the closing of the sale of the Property shall be borne by Seller. City conveyance taxes or fees shall be split equally by Seller and Purchaser. All other closing costs incurred in connection with the closing of the transaction described in this Agreement (including, without limitation, recording costs and escrow fees) shall be borne by Seller and Purchaser in accordance with the custom in Santa Clara County. Seller and Purchaser shall each bear their own legal and accounting fees incurred in connection with the Closing of the subject transaction.

     7.3 Commissions. Seller and Purchaser represent and warrant each to the other that they have not dealt with any real estate broker, sales person or finder in connection with this transaction other than Broker and EY Kenneth Leventhal Real Estate Group ("EYKL"). At the close of escrow hereunder, and only if escrow closes hereunder, Seller shall pay Broker a real estate sales commission equal to Six Hundred Thirty Thousand Dollars ($630,000) and pay to EYKL a real estate sales commission equal to Seven Hundred Thousand Dollars ($700,000) (for total commissions in the amount of One Million Three Hundred Thirty Thousand Dollars ($1,330,000). In addition, at such time as Seller receives any portion of the FAR Funds from Escrow Holder pursuant to the terms of Section 6.3(j), Seller agrees to pay to Broker a real estate sales commission equal to two percent (2%) of the amount of such FAR Funds received by Seller. Each party shall indemnify and hold harmless the other party from and against any claim for broker's or finder's fees or commissions in connection with the negotiation, execution or consummation of this Agreement or the transactions contemplated hereby based upon any statement, representation or agreement of such party. This provision shall survive the Closing or any termination of this Agreement.

                                   ARTICLE 8
                         REPRESENTATIONS AND WARRANTIES

     8.1 Seller's Representations and Warranties. As a material inducement to Purchaser to execute this Agreement and consummate this transaction, Seller represents and warrants to Purchaser that:

          (a) Authority. Seller has been duly organized and is validly existing as a corporation, is in good standing in the state of its organization and is qualified to do business, and is in good standing, in the state in which the Property is located. Seller has the full right and authority and has obtained any and all consents required therefor to enter into this Agreement, consummate or cause to be consummated the Seller's Closing obligations and make or cause to be made transfers and assignments contemplated herein. The persons signing this Agreement on behalf of Seller are authorized to do so. This Agreement has been, and the documents to be executed by Seller pursuant to this Agreement will be, authorized and properly executed and does and will constitute the valid and binding obligations of Seller, enforceable against Seller in accordance with their terms.

          (b) Conflicts and Pending Actions or Proceedings. There is no agreement to which Seller is a party or, to Seller's current actual knowledge, binding on Seller which is in conflict with this Agreement. There is no action or proceeding pending or, to Seller's knowledge, threatened against or relating to the Property, including, without limitation, any condemnation proceedings or which challenges or impairs Seller's ability to execute or perform its obligations under this Agreement, the Sublease or with respect to the Property.

          (c) Agreements With Governmental Authorities/Restrictions. To Seller's current actual knowledge, Seller has not entered into, and has no knowledge of, any agreement with Seller or application filed by Seller to any governmental or public body or authority with respect to any future annexation, zoning modification, variance, platting or other land use matter. To Seller's current actual knowledge, except with respect to the environmental condition of the Property as disclosed to Purchaser in Article 9 of this Agreement or as otherwise set forth in any environmental documents provided or made available (or to be provided or made available) to Purchaser, neither Seller nor the Property is in violation or non-compliance with any restriction or covenant affecting the Property.

          (d) Condemnation. To Seller's current actual knowledge, no condemnation, eminent domain or similar proceedings are pending or threatened with regard to the Property.

          (e) Notice of Special Assessments. Seller has not received any written notice and has no knowledge of any pending threatened liens, special assessments, condemnations, impositions or increases in assessed valuations (other than annual increases in real property taxes and assessments or increased valuations based upon a change of ownership of the Property upon Closing) to be made against the Property by any governmental authority.

          (f) Binding Agreements. To Seller's current, actual knowledge, except for any Permitted Exceptions entered into by Seller and any agreements terminable at-will without penalty or premium, and except as described in Section 8.1(c) above, neither Seller nor its agents or employees have entered into any written agreements concerning the Property by which Purchaser would be bound following the Closing.

          (g) Encumbrances. To Seller's current, actual knowledge, Seller has not hypothecated, transferred, encumbered or affirmatively taken any action with respect to the Property, or any portion thereof, which would adversely effect Seller's ability to convey the Property to Purchaser pursuant to this Agreement. To Seller's current actual knowledge, there shall be no leases or tenancies (except for the Sublease) in effect on the Property as of the Closing, and, except for the Sublease, to Seller's current actual knowledge, no facts or conditions exist that will prevent possession of the Property from being delivered to Purchaser upon Closing.

          (h) Contract Obligations. To Seller's current, actual knowledge, Purchaser shall have no liability as a successor-in-interest for any written contracts or agreements entered into by Seller in connection with its operation of the Property, except for obligations (i) accruing after the Closing Date pursuant to any contract or agreement which is expressly assumed by Purchaser, or (ii) in any document which is a Permitted Exception set forth in the Preliminary Title Report.

          (i) No Bankruptcy. No filing or petition under the United State bankruptcy laws or any state insolvency laws, or any laws for composition of indebtedness or for the reorganization of debtors has been filed by Seller.

          (j) Entitlements. Seller shall not knowingly and actively take any action prior to or after Closing that is likely to decrease the square footage of improvements that may be constructed by Purchaser on the Property.

          (k) Disclosures. To Seller's current actual knowledge, the documents provided by Seller to Purchaser pursuant to Section 4.2 hereof and any other matters heretofore disclosed to Purchaser in writing by Seller do not contain any untrue statement of a material fact.

     The term "to the current, actual knowledge of Seller" or "to Seller's current actual knowledge" or other derivations thereof, shall mean the current, actual knowledge of Dan Boxer, who is Executive Vice President and General Counsel of Seller, as of the Date of this Agreement, without any duty of inquiry or investigation.

     All of the representations and warranties set forth in this Section 8.1 above shall be true upon the execution of this Agreement and shall continue to be true as of the Closing Date without the necessity of a separate certificate with respect thereto and shall survive the delivery of the Deed and other Closing instruments and documents for a period of one (1) year following the Closing. If no action or suit is filed by Purchaser against Seller within one
(1) year following the Closing based on a breach of any such representation, warranty or covenant set forth in this Section 8.1 above, then such representations, warranties, and covenants for which no such action or suit is filed by Purchaser against Seller shall be deemed void and of no further force and effect. If, prior to Closing, Seller discovers any information which would make any of the representations or warranties set forth in Section 8.1 above untrue or inaccurate, Seller shall promptly notify Purchaser and, in such instance, if such new information is material to Purchaser's decision whether or not to purchase the Property, Purchaser shall have the right to terminate this Agreement (and, in the event of such termination, as Purchaser's sole remedy, Purchaser shall receive the return of its Earnest Money).

     8.2 Purchaser's Representations and Warranties. As a material inducement to Seller to execute this Agreement and consummate this transaction, Purchaser represents and warrants to Seller that:


          (a) Organization and Authority. Purchaser has been duly organized and is validly existing as a corporation duly organized and existing under the laws of the State of Delaware and in good standing in the State of its organization, and will be qualified to do business in the state in which the Property is located on the Closing Date. Purchaser has the full right and authority and has obtained any and all consents (subject to receiving the approval or deemed approval of Purchaser's Board of Directors to the Environmental Indemnity as described in Section 9.3 below) required therefor to enter into this Agreement and to consummate or cause to be consummated the sale. This Agreement and all of the documents to be delivered by Purchaser at the Closing have been or will be authorized and properly executed and will constitute the valid and binding obligations of Purchaser, enforceable in accordance with their terms.

          (b) No Bankruptcy. No filing or petition under the United States bankruptcy laws or any state insolvency laws, or any laws for composition of indebtedness or for the reorganization of debtors has been filed by Purchaser.

     All of the representations and warranties set forth in this Section 8.2 above shall be true upon the execution of this Agreement and shall continue to be true as of the Closing Date without the necessity of a separate certificate with respect thereto and shall survive the delivery of the Deed and other Closing instruments and documents for a period of one (1) year following Closing. If no action or suit is filed by Seller against Purchaser within one
(1) year following the Closing based on a breach of any such representation or warranty set forth in this Section 8.2 above, then such representations and warranties for which no such action or suit is filed by Seller against Purchaser shall be deemed void and of no further force and effect. If, prior to Closing, Purchaser discovers any information which would make any of the representations or warranties set forth in Section 8.2 untrue or inaccurate, Purchaser shall promptly notify Seller and, in such instance, if such new information is material to Seller's decision whether or not to sell the Property, Seller shall have the right to terminate this Agreement (and, in the event of such termination, as Seller's sole remedy, Seller shall be entitled to retain or receive the Earnest Money as its property).

                                    ARTICLE 9
                           DISCLOSURES; "AS IS" SALE

     9.1 Environmental Disclosures. Seller hereby discloses to Purchaser that the following is true and correct to the actual knowledge of Seller:

          (a) In 1984, the California Regional Water Quality Control Board issued cleanup orders to Raytheon Company, Fairchild Semiconductor Corporation (not related to Seller), Intel Corporation, NEC Electronics, Inc. and Siltec Corporation with respect to Hazardous Materials contamination existing in the regional site known as the Middlefield-Ellis-Whisman (MEW) site (of which the Property is a part). Three (3) Superfund sites exist within the MEW area. The Environmental Protection Agency ("EPA") is currently overseeing cleanup measures that are being conducted on the Property and neighboring properties. The Property has been identified in EPA Orders as containing sources of contamination including underground and aboveground storage tanks for chemical products and wastes, pH neutralization systems and industrial wastewater treatment systems. The Property is listed on the National Priorities List.

          (b) In April 1985, the EPA issued a "Request for Information" pursuant to Section 106(e) of CERCLA and took over as the lead agency at the Property. Raytheon Company, Fairchild Semiconductor Corporation and Intel Corporation entered an Administrative order on Consent with the EPA on August 15, 1985 to conduct Remedial Investigation/Feasibility Studies (RI/FS) at the regional site referred to above. The RI/FS was finalized in 1988. The EPA issued a Record of Decision (ROD) in May 1989. The ROD, which was later modified in September 1990 and April 1996, established specific cleanup concentrations for semiconductor-related contamination (TCE) and ten other compounds, and required the implementation of site-specific source control remediation measures and a regional groundwater remediation program. Raytheon Company and Intel Corporation entered into a Consent Decree (CD) with the EPA in May 1991 that was entered by the United States District Court, Northern District of California on April 10, 1992.

          (c) The CD referred to above provides that Raytheon Company will perform groundwater and soil remediation for the sites it occupied and operated within the MEW area. The facility specific work at the Property is now in the operation and maintenance phase.

          (d) In 1987, a soil-bentonite, subsurface, slurry wall was installed by Raytheon Company around the perimeter of the Property enclosing the soil and water bearing zones as part of the remedial measures. Groundwater is extracted from the water bearing zones by Raytheon Company within the area enclosed by the slurry wall maintaining an inward and upward groundwater flow gradient to keep contaminated groundwater from flowing away from the Property.

          (e) The groundwater extraction and treatment system was installed in 1987. Groundwater is extracted from several wells located both within the Property boundaries and from adjacent property. The groundwater extraction system is a long term remedial measure that Raytheon Company is required to maintain. The groundwater extraction system, soil vapor extraction system referred to below and groundwater monitoring are ongoing at the Property to remediate and monitor trichlorethylene, 1,1,1-trichloroethane, I, I-and trans-1,1-dichloroethylene contamination believed to have emanated from former underground tanks,

          (f) A soil vapor extraction system was installed by Raytheon in 1996 to remediate the contaminated soils in or under the Property. This system covers a surface area of approximately four (4) acres and proceeds to a depth of approximately 15 to 18 feet. The system is composed of eighty-eight (88) shallow and deep soil vapor extraction wells and one soil vapor extraction treatment system. Raytheon Corporation has petitioned and obtained approval from the EPA for closure for part of the soil vapor remedial system.

          (g) Although Seller is the current owner of the Property, the treatment systems referred to above are maintained by Raytheon Company, a Delaware corporation ("Raytheon Company"). Raytheon Semiconductor, Inc., a Delaware corporation, as grantor ("Grantor"), and Raytheon Company, as grantee, executed a Grant of Easements, Restriction and Indemnity Agreement dated December 24, 1997, recorded in the Official Records of Santa Clara County on December 30, 1997, as Document No.: 13994862 (the "Easements Agreement"). A copy of such Easements Agreement is attached hereto as Exhibit D and made a part hereof. At Closing, Seller shall execute an assignment agreement, in form reasonably acceptable to Purchaser and Seller, pursuant to which Seller assigns to Purchaser, on a non-exclusive basis (reserving unto Seller all of the rights and benefits granted to Grantee under the Easements Agreement), the rights of Grantee under the Easements Agreement. Under the terms of paragraph 4.b. of the Easements Agreement, Raytheon Company agreed to indemnify, defend and hold the aforementioned Grantor harmless from any damages, claims, losses, expenses, costs, obligations and liabilities, including, without limitation, liabilities for all reasonable attorneys', accountants' and expert fees and expenses asserted against or incurred or suffered by such Grantor arising out of or related to environmental conditions (i) which first occurred, existed or arose prior to December 24, 1997, and (ii) which arose or resulted from the release of hazardous substances in, on, under, from, or at the Grantor Property (as defined in the Easements Agreement); except to the extent such are exacerbated by activities or negligent omissions of Grantor or any third party (other than Agents acting on behalf of Raytheon Company in the performance of Remedial Measures (as defined in the Easements Agreement) on or after December 24, 1997. Paragraph 5.a. of the Easements Agreement provides that the obligations of Raytheon Company, as set forth in the Easements Agreement, including the indemnities set forth in Paragraph 4 of the Easements Agreement, benefit and run with the Grantor Property. In the event escrow closes hereunder, Purchaser agrees not to take any action, or permit any affiliate, agent, employee, contractor, successor, assign, tenant, lender or other authorized representative of Purchaser to take any action, that would result in a breach or default of the obligations of the Grantee thereunder. The provisions of the immediately preceding sentence shall survive the Close of Escrow.

     In the event escrow closes hereunder, Purchaser shall, upon prior written notice, provide Raytheon Company, its consultants and contractors access to the Property in accordance with the Easements Agreement and shall permit them to install, operate and maintain remedial treatment systems and to conduct all other remediation activities which Raytheon Company determines to be necessary or appropriate in accordance with and to the extent permitted by the Easements

Agreement (and/or those certain provisions attached hereto as Exhibit E (the "Raytheon Acquisition Excerpts") which are excerpts from that certain agreement pursuant to which Seller acquired Raytheon Semiconductor) or required by applicable governmental agencies. Purchaser will cause any successor owners and occupants of the Property to afford Raytheon Company the same rights to access and to conduct remediation activities as provided under the Easements Agreement and the Raytheon Acquisition Excerpts (which access shall only be to the extent necessary to conduct the remediation of contamination existing on, in or under the Property and shall terminate upon completion of such remediation), and Purchaser agrees to record an appropriate acknowledgement of such rights in the Registry of Deeds or Official Records of Santa Clara County upon Raytheon Company's or Seller's request. The obligations of Purchaser and Seller under this paragraph shall survive the close of escrow hereunder.

     In the event escrow closes hereunder, Seller shall reasonably cooperate with Purchaser to engineer and relocate, upon Purchaser's reasonable request, and at Seller's cost, any existing soil or water remediation well sites and equipment (including, without limitation, hydrogen and other tanks and all associated piping including the Air Products pipeline located on the Developable Property (as defined in Section 2(b) of the Sublease) that may encumber Purchaser's ability to develop the Property. The obligations of Seller under this paragraph shall survive the close of escrow hereunder.

     9.2 As Is Sale. Purchaser acknowledges and agrees that it has been given or will be given before the end of the Feasibility Period, a full opportunity to inspect and investigate each and every aspect of the Property, either independently or through agents of Purchaser's choosing, including, without limitation:

          (i) All matters relating to title, together with all governmental and other legal requirements such as taxes, assessments, zoning, use permit requirements and building codes.

          (ii) The physical condition of the Property, including, without limitation, the interior, the exterior, the structure, the paving, the utilities, and all other physical and functional aspects of the Property. In the event Purchaser enters onto the Property to perform any test, inspection or investigation of the Property, Purchaser shall do so in a manner that causes the least interference possible to Seller's business operations on the Property. Purchaser agrees not to undertake any invasive testing or investigation of the Property unless and until Seller has approved (which shall not be unreasonably withheld) the scope of such invasive testing or investigation and the contractor or consultant to undertake performance of the same. Seller shall receive copies of all reports issued, and shall be entitled to the return, if available, of all water or soil samples taken from the Property, in connection with the examination of the environmental condition of the Property; provided, however, any reports, studies, or other documents delivered by Purchaser to Seller shall be delivered to Seller without representation or warranty, express or implied, by Purchaser as to accuracy or completeness.

          (iii)  Any easements and/or access rights affecting the Property.

          (iv) All other matters of material significance affecting the Property.

     PURCHASER SPECIFICALLY ACKNOWLEDGES AND AGREES THAT SELLER IS SELLING AND PURCHASER IS PURCHASING THE PROPERTY ON AN "AS IS WITH ALL FAULTS" BASIS AND THAT, SUBJECT TO SELLER'S OBLIGATION TO EXECUTE THE ENVIRONMENTAL INDEMNITY AS PROVIDED IN SECTION 9.3 OF THIS AGREEMENT, PURCHASER IS NOT RELYING ON ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER, EXPRESS (EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT) OR IMPLIED, FROM SELLER, ITS AGENTS, OR BROKERS AS TO ANY MATTERS CONCERNING THE PROPERTY, INCLUDING WITHOUT LIMITATION:
(i) THE QUALITY, NATURE, ADEQUACY AND PHYSICAL CONDITION OF THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, THE STRUCTURAL ELEMENTS, FOUNDATION, ROOF, APPURTENANCES, ACCESS, LANDSCAPING, PARKING FACILITIES AND THE ELECTRICAL, MECHANICAL, HVAC, PLUMBING, SEWAGE, AND UTILITY SYSTEMS, FACILITIES AND APPLIANCES, (ii) THE QUALITY, NATURE, ADEQUACY, AND PHYSICAL CONDITION OF SOILS, GEOLOGY AND ANY GROUNDWATER, (iii) THE EXISTENCE, QUALITY, NATURE, ADEQUACY AND PHYSICAL CONDITION OF UTILITIES SERVING THE PROPERTY, (iv) THE DEVELOPMENT POTENTIAL OF THE PROPERTY, AND THE PROPERTY'S USE, HABITABILITY, MERCHANTABILITY, OR FITNESS, SUITABILITY, VALUE OR ADEQUACY OF THE PROPERTY FOR ANY PARTICULAR PURPOSE, (v) THE ZONING OR OTHER LEGAL STATUS OF THE PROPERTY OR ANY OTHER PUBLIC OR PRIVATE RESTRICTIONS ON USE OF THE PROPERTY, (vi) THE COMPLIANCE OF THE PROPERTY OR ITS OPERATION WITH ANY APPLICABLE CODES, LAWS, REGULATIONS, STATUTES, ORDINANCES, COVENANTS, CONDITIONS AND RESTRICTIONS OF ANY GOVERNMENTAL OR QUASI-GOVERNMENTAL ENTITY OR OF ANY OTHER PERSON OR ENTITY,
(vii) THE PRESENCE OF HAZARDOUS MATERIALS ON, UNDER OR ABOUT THE PROPERTY OR THE ADJOINING OR NEIGHBORING PROPERTY, AND (viii) THE QUALITY OF ANY LABOR AND MATERIALS USED IN ANY IMPROVEMENTS ON THE PROPERTY, AND (ix) THE CONDITION OF TITLE TO THE PROPERTY.

     9.3 Seller's Environmental Indemnity Agreement. At least three (3) business days prior to the close of escrow hereunder, Purchaser and Seller shall execute and deposit into escrow for delivery to the other at Closing, a counterpart original of the Environmental Indemnity in the form of Exhibit C attached hereto.

     9.4 Purchaser's Indemnity. Purchaser shall indemnify, defend (using counsel selected by Purchaser and reasonably acceptable to Seller) and hold harmless Seller and its agents, employees, directors, officers, successors and assigns from and against any and all damages, claims, losses, expenses, costs, obligations and liabilities, including, without limitation, liabilities for all reasonable attorneys', accountants', and experts' fees and expenses including those incurred to enforce Purchaser's obligations under this Section 9.4 ("Covered Liabilities") asserted or incurred or suffered by Seller arising out of or relating to the release or discharge first occurring on after the Closing hereunder of any hazardous or toxic substances, materials or wastes in, on, under or from any portion of the Property or the Improvements located thereon

(except in each case from (i) hazardous or toxic substances, materials or wastes released or discharged by Seller (except to the extent exacerbated by Purchaser or its agents, employees, contractors, lessees, sublessees or other representatives of Purchaser), or (ii) an off-site source); provided, however, that any leaking, leaching, migration or similar movement of hazardous or toxic substances, materials or wastes which existed in soil or groundwater prior to Closing hereunder shall not be considered a release or discharge by Purchaser except to the extent movement is exacerbated by the negligent acts or omissions or willful misconduct of Purchaser or anyone other than Raytheon Company and Seller post-Closing on the Property (and provided further than construction or other development activities on the Property that are performed in accordance with due care shall not be considered "exacerbation" of any pre-existing condition). Anything herein to the contrary notwithstanding, if Purchaser shall be obligated to indemnify Seller as provided under this Section 9.4, then Purchaser may, at its election, control the defense of any claims against Seller that are indemnified hereunder (provided Seller shall have the right to reasonably approve the counsel defending Seller under this indemnification obligation), and, if required, Purchaser also shall control the remediation in connection with any such Covered Liabilities. Purchaser shall also indemnify and hold harmless Raytheon Company and Seller against all claims and liabilities caused by any refusal by Purchaser or successor owners of the Property to allow remediation by Raytheon Company or Seller of contamination existing on, in or under the Property or any unreasonable interference with the conduct, management or control of remediation by Raytheon Company or Seller. The obligations of Purchaser under this Section 9.4 shall run solely to the benefit of Seller (and its successors or assigns) and shall survive the close of escrow hereunder.

     The preceding notwithstanding, it is the intent of the parties hereto that Purchaser shall not be responsible or liable for any contamination or for the existence of any hazardous or toxic substance which were first released, discharged or disposed on, in or under the Property prior to the close of escrow hereunder (unless Purchaser has exacerbated such contamination or hazardous or toxic materials as a result of Purchaser's negligent acts or omissions or willful misconduct, provided that construction or other development activities on the Property that are performed in accordance with due care shall not be considered "exacerbation" of any pre-existing condition).

                                   ARTICLE 10
                            EARNEST MONEY PROVISIONS

     10.1 Investment and Use of Funds. The Escrow Agent shall invest the Earnest Money in government insured interest-bearing accounts satisfactory to Purchaser, shall not commingle the Earnest Money with any funds of the Escrow Agent or others, and shall promptly provide Purchaser and Seller with confirmation of the investments made. If the Closing under this Agreement occurs, the Escrow Agent shall apply the Earnest Money to the Purchase Price on the Closing Date.

     10.2 Termination Before Close. If any of the conditions to Purchaser's obligation to close escrow hereunder set forth in Sections 2.2, 2.3, 2.5, 3.1(a) through 3.1(f) and 6.3 above are not satisfied or deemed satisfied (or waived by Purchaser in writing) on or before the date such applicable condition is required to be satisfied herein (or if no date is expressly prescribed in this Agreement, then by the Close of Escrow), Purchaser shall be entitled to a full return of the Earnest Money deposited by Purchaser hereunder, as well as interest accrued thereon, and this Agreement shall terminate. If Purchaser breaches or defaults under any obligation under this Agreement, including, without limitation, its obligation to purchase the Property, for any reason other than a Seller breach or default hereunder, or Purchaser breaches any representation or warranty of Purchaser set forth in
Section 8.2 above, Seller shall be entitled to receive or retain the full Earnest Money, as well as interest accrued thereon, as liquidated damages pursuant to the terms of Section 1.4 below.

     10.3 Interpleader. Seller and Purchaser mutually agree that in the event of any controversy regarding the Earnest Money, unless mutual written instructions are received by the Escrow Agent directing the Earnest Money's disposition, the Escrow Agent shall not take any action, but instead shall await the disposition of any proceeding relating to the Earnest Money or, at the Escrow Agent's option, the Escrow Agent may interplead all parties and deposit the Earnest Money with a court of competent jurisdiction in which event the Escrow Agent may recover all of its court costs and reasonable attorneys' fees. Seller or Purchaser, whichever loses in any such interpleader action, shall be solely obligated to pay such costs and fees of the Escrow Agent as well as the reasonable attorneys' fees of the prevailing party in accordance with the other provisions of this Agreement.

     10.4 Liability of Escrow Agent. The parties acknowledge that the Escrow Agent is acting solely as a stakeholder at their request and for their convenience, that the Escrow Agent shall not be deemed to be the agent of either of the parties, and that the Escrow Agent shall not be liable to either of the parties for any action or omission on its part taken or made in good faith, and not in disregard of this Agreement, but shall be liable for its negligent acts and for any loss, cost or expense incurred by Seller or Purchaser resulting from the Escrow Agent's mistake of law respecting the Escrow Agent's scope or nature of its duties. Seller and Purchaser shall jointly and severally indemnify and hold the Escrow Agent harmless from and against all costs, claims and expenses, including reasonable attorneys' fees, incurred in connection with the performance of the Escrow Agent's duties hereunder, except with respect to actions or omissions taken or made by the Escrow Agent in bad faith, in disregard of this Agreement or involving negligence on the part of the Escrow Agent.

     10.5 Escrow Fee. If the Closing fails to occur because of a failure by Seller to comply with its obligations hereunder, then, without limiting Purchaser's other rights and remedies against Seller by reason thereof, the costs customarily charged and incurred in connection with the escrow, including the cost of the escrow fee, any cancellation fees or other costs of the Title Company, shall be paid by Seller (excluding any special escrow costs, premiums or fees incurred at Purchaser's direction prior to the Closing). If the Closing fails to occur because of a failure by Purchaser to comply with any of its obligations hereunder, then, without limiting Seller's other rights and remedies against Purchaser by reason thereof, such costs referred to in the immediately preceding sentence shall be paid by Purchaser. If Closing shall fail to occur for any other reason, such costs shall be equally divided between the parties (excluding any special costs, premiums or fees incurred at Buyer's direction prior to Closing).

                                   ARTICLE 11
                                 MISCELLANEOUS

     11.1 Assignment.

          (a)  Purchaser's Right to Assign. Subject to the provisions of this
Section 11.1, neither party may assign this Agreement without the prior written consent of the other, and any such prohibited assignment shall be void. The preceding to the contrary notwithstanding, Purchaser shall have the unconditional right, without obtaining Seller's prior consent (but upon written notice to Seller), to assign (1) the rights and obligations of Purchaser under this Agreement to (A) any person who or entity which controls, is controlled by or is under common control with Purchaser, (B) any entity resulting from the merger, consolidation or other reorganization with Purchaser whether or not Purchaser is the surviving entity, (C) any entity which acquires all or substantially all of the assets or stock of Purchaser (any person or entity identified in clauses (A), (B) and (C) of this paragraph are hereinafter referred to as "Affiliate"), and (2) the rights and benefits of Purchaser pursuant to this Agreement (but not the obligations or liabilities of Purchaser pursuant to this Agreement which shall be retained exclusively by Veritas Software Corporation ("Veritas")) to a third party (the "Lessor") as part of a sale/leaseback, off-balance sheet lease financing operating lease or similar transaction pursuant to which Purchaser (or an Affiliate) shall lease the Property from Lessor pursuant to a written lease or written leases. For purposes of this paragraph, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management, affairs and policies of anyone, whether through the ownership of voting securities, by contract or otherwise.

          (b) Third Party Beneficiaries. The parties acknowledge that Veritas or an Affiliate of Veritas is intended to be the ultimate occupant and user of the Property; therefore, the parties acknowledge that Veritas (or its Affiliate) is an intended third party beneficiary of all of Seller's covenants, representations, warranties and obligations under this Agreement. The parties acknowledge that any Financing Party (as defined below) acting in conjunction with Lessor shall be providing substantial amounts of financing with regard to the Property; therefore, each such Financing Party and each agent acting on behalf of any such Financing Party shall also be an intended third party beneficiary of all of Seller's covenants, representations, warranties and obligations under this Agreement. For purposes of this Agreement the term "Financing Party" shall mean any entity providing financing to Purchaser, or Lessor, as the case may be, secured by a mortgage or deed of trust on the Property, any entity participating in any such financing, any entity holding any beneficial interest in any trust for which the holder of legal title to the Property serves as trustee, and any entity acting as agent for any of the foregoing entities and any successor or assign of any of the foregoing entities.

          (c) Assignment to Affiliate. Upon an assignment by Purchaser to an Affiliate, and assumption by such Affiliate of all obligations and liabilities of Purchaser under this Agreement, the assigning Purchaser shall have no further obligations hereunder (except Purchaser shall not be relieved or released of any of its indemnification obligations hereunder or any post-closing obligations) and the Affiliate will consummate the transaction described herein.

                                   ARTICLE 11
                                 MISCELLANEOUS

     11.1 Assignment.

          (a)  Purchaser's Right to Assign. Subject to the provisions of this
Section 11.1, neither party may assign this Agreement without the prior written consent of the other, and any such prohibited assignment shall be void. The preceding to the contrary notwithstanding, Purchaser shall have the unconditional right, without obtaining Seller's prior consent (but upon written notice to Seller), to assign (1) the rights and obligations of Purchaser under this Agreement to (A) any person who or entity which controls, is controlled by or is under common control with Purchaser, (B) any entity resulting from the merger, consolidation or other reorganization with Purchaser whether or not Purchaser is the surviving entity, (C) any entity which acquires all or substantially all of the assets or stock of Purchaser (any person or entity identified in clauses (A), (B) and (C) of this paragraph are hereinafter referred to as "Affiliate"), and (2) the rights and benefits of Purchaser pursuant to this Agreement (but not the obligations or liabilities of Purchaser pursuant to this Agreement which shall be retained exclusively by Veritas Software Corporation ("Veritas")) to a third party (the "Lessor") as part of a sale/leaseback, off-balance sheet lease financing operating lease or similar transaction pursuant to which Purchaser (or an Affiliate) shall lease the Property from Lessor pursuant to a written lease or written leases. For purposes of this paragraph, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management, affairs and policies of anyone, whether through the ownership of voting securities, by contract or otherwise.

          (b) Third Party Beneficiaries. The parties acknowledge that Veritas or an Affiliate of Veritas is intended to be the ultimate occupant and user of the Property; therefore, the parties acknowledge that Veritas (or its Affiliate) is an intended third party beneficiary of all of Seller's covenants, representations, warranties and obligations under this Agreement. The parties acknowledge that any Financing Party (as defined below) acting in conjunction with Lessor shall be providing substantial amounts of financing with regard to the Property; therefore, each such Financing Party and each agent acting on behalf of any such Financing Party shall also be an intended third party beneficiary of all of Seller's covenants, representations, warranties and obligations under this Agreement. For purposes of this Agreement the term "Financing Party" shall mean any entity providing financing to Purchaser, or Lessor, as the case may be, secured by a mortgage or deed of trust on the Property, any entity participating in any such financing, any entity holding any beneficial interest in any trust for which the holder of legal title to the Property serves as trustee, and any entity acting as agent for any of the foregoing entities and any successor or assign of any of the foregoing entities.

          (c) Assignment to Affiliate. Upon an assignment by Purchaser to an Affiliate, and assumption by such Affiliate of all obligations and liabilities of Purchaser under this Agreement, the assigning Purchaser shall have no further obligations hereunder (except Purchaser shall not be relieved or released of any of its indemnification obligations hereunder or any post-closing obligations) and the Affiliate will consummate the transaction described herein.

             (d) Assignment to Lessor. Upon an assignment by Purchaser to Lessor, Lessor shall have all the rights and benefits of Purchaser pursuant to this Agreement; provided, however, Veritas shall retain all (and shall not be relieved or released from any) of the obligations or liabilities of Purchaser hereunder and Veritas will consummate or cause to be consummated the transactions described in this Agreement. All obligations and liabilities shall be retained by Veritas solely as the agent of Lessor pursuant to the Financing Documents. Purchaser and Seller acknowledge and agree that Lessor may, without the consent of and without giving notice to Seller or Purchaser, collaterally assign or otherwise grant a lien and security interest in its right, title and interest pursuant to this Agreement and any proceeds thereof (excluding therefrom the Holdback Funds and the FAR Funds which shall be deemed the property of Seller while in escrow) to any entity acting as agent on behalf of the Financing Parties providing any such sale/leaseback, off-balance sheet lease financing operating lease or any similar transaction (as described in Paragraph 11.1(a) above).

        11.2 Headings. The article and paragraph headings of this Agreement are for convenience only and in no way limit or enlarge the scope or meaning of the language hereof.

        11.3 Invalidity and Waiver. If any portion of this Agreement is held invalid or inoperative, then so far as is reasonable and possible the remainder of this Agreement shall be deemed valid and operative, and effect shall be given to the intent manifested by the portion held invalid or inoperative. The failure by either party to enforce against the other any term or provision of this Agreement shall be deemed not to be a waiver of such party's right to enforce against the other party the same or any other such term or provision in the future.

        11.4 Governing Law. This Agreement and said other instruments shall, in all respects, be governed, construed, applied, and enforced in accordance with the law of the state in which the Property is located.

        11.5 Survival. The provisions of this Agreement that contemplate performance after the Closing and the obligations of the parties not fully performed at the Closing shall survive the Closing and shall not be deemed to be merged into or waived by the instruments of Closing.

        11.6 No Third-Party Beneficiary. This Agreement is not intended to give or confer any benefits, rights, privileges, claims, actions or remedies to any person or entity as a third-party beneficiary, decree, or otherwise; except in the event Purchaser assigns this Agreement as permitted under Section 11.1, then each Financing Party (and each agent acting on behalf of any such Financing Party) acting in conjunction with any third party providing any sale/leaseback, off-balance sheet lease financing operating lease or similar transaction (as described in Section 11.1(b) above) shall be an intended third party beneficiary as set forth therein.

        11.7 Entirety and Amendments. This Agreement embodies the entire agreement between the parties and supersedes all prior agreements and understandings relating to the Property. This Agreement may be amended or supplemented only by an instrument in writing executed by the party against whom enforcement is sought.

        11.8 Time of the Essence. Time is of the essence in the performance of this Agreement.

        11.9 Confidentiality. Between the date hereof and for a period ending one year after the Closing Date, neither Seller nor Purchaser will announce or disclose or cause or permit to be announced or disclosed, in any manner whatsoever, the terms, conditions or substance of this Agreement without first obtaining the written consent of the other party. The foregoing shall not preclude either party from discussing the substance or any relevant details of such transactions with any of its attorneys, accountants, professional consultants, lenders, partners, investors, or any prospective lender, partner or investor, as the case may be, or any governmental agency including, but not limited to, the Environmental Protection Agency and the California Water Quality Control Board, or prevent either party hereto, from complying with laws, rules, regulations and court orders, including without limitation, governmental regulatory, disclosure, tax and reporting requirements. Following the close of escrow hereunder, either party hereto may release a press notice relating to, or otherwise to announce or disclose the sale, which disclosure may identify the Property, the Purchase Price of the Property, and the identity of the parties. The immediately preceding sentence shall not preclude either of the parties from disclosing, prior to, on or after the close of escrow hereunder, the terms or conditions of this Agreement to a governmental agency, including, without limitation, a governmental regulatory agency (including, without limitation, the Securities Exchange Commission) or taxing authority. Purchaser and Seller may disclose this transaction or any aspect or information related to this transaction as its attorneys deem is necessary to comply with applicable law. In addition to any other remedies available to a party, each party shall have the right to seek equitable relief, including without limitation injunctive relief or specific performance, against the other party in order to enforce the provisions of this Paragraph 11.9.

        11.10 Attorneys' Fees. Should either party employ attorneys to enforce any of the provisions hereof, the party against whom any final judgment is entered agrees to pay the prevailing party all reasonable costs, charges and expenses, including attorneys' fees, expended or incurred by the prevailing party in connection therewith.

        11.11 Notices. All notices required or permitted hereunder shall be in writing and shall be served on the parties at the addresses set forth in Paragraph 1.1. Any such notices shall be either (a) sent by overnight delivery using a nationally recognized overnight courier, in which case notice shall be deemed delivered one business day after deposit with such courier, (b) sent by telefax, in which case notice shall be deemed delivered upon transmission of such notice provided that a hard copy is sent concurrently in accordance with clauses (a) or (c) of this sentence, or (c) sent by personal delivery, in which case notice shall be deemed delivered upon receipt or refusal of delivery. A party's address may be changed by written notice to the other party; provided, however, that no notice of a change of address shall be effective until actual receipt of such notice. Copies of notices are for informational purposes only, and a failure to give or receive copies of any notice shall not be deemed a failure to give notice. The attorney for a party has the authority to send notices on behalf of such party.

        11.12 Further Assurances. In addition to the acts and deeds recited herein and contemplated to be performed, executed and/or delivered by Seller to Purchaser at Closing, Seller and Purchaser each agree to perform, execute and deliver, but without any obligation to incur any additional liability or expense, on or after the Closing any further deliveries and assurances as may be reasonably necessary to consummate the transactions contemplated hereby or to further perfect the conveyance, transfer and assignment of the Property to Purchaser and the lease back of a portion of the Property to Seller pursuant to the terms of the Sublease.

        11.13 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one Agreement. To facilitate execution of this Agreement, the parties may execute and exchange by telephone facsimile counterparts of the signature pages.

        11.14 Interpretation. The parties hereto acknowledge that, although Seller's legal counsel primarily has been responsible for drafting this Agreement and the exhibits hereto, Purchaser and its legal counsel have been involved in the negotiations of such Agreement and exhibits. Accordingly the parties hereto agree that the doctrine or presumption that ambiguities in a contract shall be construed against the party drafting the same shall not be employed in connection with this Agreement and the exhibits attached hereto. This Agreement and the exhibits attached hereto shall be construed in accordance with their fair meaning.

        11.15 Specific Performance. Seller hereby acknowledges that, in the event of a breach or threatened breach of any of the provisions of this Agreement by Seller, damages at law may be an inadequate remedy to Purchaser and, accordingly, without limiting the other remedies of Purchaser, Seller's obligations under this Agreement may be enforceable by specific performance.

        11.16 Release of Claims. Except for the obligations of the parties hereto under this Agreement that survive the close of escrow hereunder and except for the obligations of the parties under the Sublease and the Environmental Indemnity Agreement attached hereto as Exhibit "C," as of the Close of Escrow hereunder, Purchaser and Seller shall be deemed to have waived, for themselves, and their respective successors and assigns, any and all claims each of them may have against the other with respect to this Agreement and the Property. With respect to the claims waived and released by the respective parties as provided in this Section 11.16, the parties hereto expressly waive the benefits of Section 1542 of the Civil Code of the State of California, which provides as follows:

               A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which, if known by him, must have materially affected his settlement with the debtor.

               Seller's Initials: [illegible]  Purchaser's Initials: [illegible]
                                  -----------                        -----------

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year written below.


                                       SELLER:

                                       FAIRCHILD SEMICONDUCTOR
                                       CORPORATION OF CALIFORNIA, a
                                       Delaware corporation

                                       By:  /s/ DANIEL E. BOXER
                                           -------------------------------------
                                       Name: DANIEL E. BOXER
                                           -------------------------------------
Date: 3/26/99                          Title: EXEC VP
                                             -----------------------------------

                                       By: /s/ MATTHEW W. TOWNE
                                           -------------------------------------
                                       Name: MATTHEW W. TOWNE
                                             -----------------------------------
Date: 3/26/99                          Title: Treasurer
                                              ----------------------------------



                                       PURCHASER:

                                       VERITAS SOFTWARE CORPORATION,
                                       a Delaware corporation

                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
Date:                                  Title:
                                             -----------------------------------

                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
Date:                                  Title:
                                             -----------------------------------

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year written below.


                                       SELLER:

                                       FAIRCHILD SEMICONDUCTOR
                                       CORPORATION OF CALIFORNIA, a
                                       Delaware corporation

                                       By:
                                           -------------------------------------
                                       Name:
                                           -------------------------------------
Date:                                  Title:
                                             -----------------------------------

                                       By:
                                           -------------------------------------
                                       Name:
                                             -----------------------------------
Date:                                  Title:
                                              ----------------------------------



                                       PURCHASER:

                                       VERITAS SOFTWARE CORPORATION,
                                       a Delaware corporation

                                       By: /s/ JAY A. JONES
                                          --------------------------------------
                                       Name: JAY A. JONES
                                            ------------------------------------
Date: March 29, 1999                   Title: VICE PRESIDENT AND GENERAL COUNSEL
                                             -----------------------------------

                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
Date:                                  Title:
                                             -----------------------------------

        Escrow Agent has executed this Agreement in order to confirm that Escrow Agent shall act as escrowee with respect to and hold in escrow the Earnest Money, or applicable portion thereof as provided in this Agreement, and the interest accrued thereon while in escrow, and shall disburse the Earnest Money and the interest earned thereon, pursuant to the provisions of this Agreement.


                                       CHICAGO TITLE COMPANY

                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
Date:                                  Title:
                                             -----------------------------------

                                    EXHIBITS

          A  --  Legal Description of Real Property
          B  --  Sublease
          C  --  Form of Seller Environmental Indemnity Agreement
          D  --  Easements Agreement Executed by Raytheon Company
          E  --  Raytheon Acquisition Excerpts

                                   EXHIBIT "A"

                       LEGAL DESCRIPTION OF REAL PROPERTY

The land referred to herein is situated in the State of California, County of Santa Clara, City of Mountain View, described as follows:

LOT 23, as shown on that certain Map entitled, "Tract No. 2724 Ellis-Middlefield Industrial Park," which Map was filed for record in the Office of the Recorder of Santa Clara County, State of California, on June 16, 1960, in Book 121 of Maps at Pages 40, 41, 42, 43 and 44, and being known as 350 Ellis Street



APN: 160-53-003                        JPN: 159-41-13

                                    EXHIBIT B

                               SUBLEASE AGREEMENT


      THIS SUBLEASE AGREEMENT ("Sublease"), dated for reference purposes as of April __, 1999, is made by and between VERITAS SOFTWARE CORPORATION, a Delaware corporation ("Sublandlord"), and FAIRCHILD SEMICONDUCTOR CORPORATION OF CALIFORNIA, a Delaware corporation ("Subtenant").

                                    RECITALS

      WHEREAS, Subtenant has agreed to sell fee title of certain real property consisting of approximately 19.61 acres located at 350 Ellis Street in the City of Mountain View, County of Santa Clara, State of California (the "Land") together with certain improvements thereon consisting of an approximately one hundred nineteen thousand (119,000) square foot building (and certain leasehold improvements situated therein) (the "Main Building") and that certain machine/equipment area located adjacent to the Main Building (the "Equipment Area") in the approximate location shown on the site plan attached hereto as Exhibit "A" (the Main Building and the Equipment Area (but not the Subtenant Improvements described in Section 2(a) of this Sublease) are collectively referred to herein as the "Premises" and the Land and the Premises are collectively referred to as the "Property") to Sublandlord pursuant to that certain Agreement of Purchase and Sale dated as of March 22, 1999 by and between Subtenant and Lessor (the "Purchase Agreement").

      WHEREAS, Sublandlord has agreed to (i) assign all of its rights and benefits (but none of its liabilities or obligations as further set forth in Section 11.1 of the Purchase Agreement) pursuant to the Purchase Agreement to VS Trust 1999-1, a ______________ ("Lessor"), and, (ii) upon Lessor's purchase of the Property, lease the Property from Lessor.

      WHEREAS, Lessor, Sublandlord and Subtenant have agreed that certain leasehold improvements located in and about the Main Building and Equipment Area are to remain the property of the Subtenant (or Raytheon Company) following the close of escrow under the Purchase Agreement, and not withstanding such sale shall be Subtenant's (or Raytheon Company's) sole and exclusive property under this Sublease for the duration hereof and thereafter as indicated, consisting of the Subtenant Improvements, as defined in Section 2(a) of this Sublease.

      WHEREAS, Subtenant desires to sublease the Premises from Sublandlord on the terms and conditions set forth herein.

      NOW, THEREFORE, in consideration of the foregoing and for all other consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, Sublandlord and Subtenant agree as follows:

      1. Re-Affirmation and Incorporation of Recitals. Each of Sublandlord and Subtenant acknowledges and agrees that the Recitals set forth above (a) are true and correct in all respects and (b) are hereby incorporated herein by this references as if said Recitals were set forth herein as representations and warranties of the Sublandlord and Subtenant.

      2. Demise of Premises. Sublandlord hereby subleases to Subtenant and Subtenant hereby leases from Sublandlord the Premises and Subtenant Improvements (as defined herein)

            (a) Exclusive Use of Subtenant Improvements. Sublandlord and Subtenant hereby acknowledge and agree that the Premises include certain improvements owned by Subtenant or Raytheon Company, which shall remain Subtenant's (or Raytheon Company's) sole and exclusive property during the term of this Sublease and which shall be removed (except for the items identified in subparagraphs (viii), (x) and (xvi) below) by Subtenant upon the expiration or earlier termination of this Sublease in accordance with Section 32 of this Sublease, and consisting of the following (the "Subtenant Improvements"), situated on or under the Land in the areas designated as areas A through S, inclusive, on the site plan attached hereto as Exhibit "B": (i) storage tanks on a concrete pad, (ii) process wastewater treatment plant with tanks within cement vault, (iii) electric boxes on concrete pad, (iii) incinerator on a concrete pad, (iv) diesel tank and emergency electrical generator on concrete pad, (v) concrete pads, (vi) concrete block chemical storage building, (vi) hazardous waste tank in steel vault, (vii) two (2) metal buildings (it being understood and agreed that Subtenant shall have the right to relocate the northwestern most metal building in one of the areas designated as "I" on the aforementioned site plan to a location within the dotted "Excluded Area" shown on Exhibit "A" attached hereto), (viii) groundwater treatment system, (ix) cooling towers on concrete pad, (x) soil vapor extraction system (fenced area), (xi) metal sheds,
(xii) refrigeration unit on concrete pad, (xiii) groundwater office trailer (portable), (xiv) metal covers over concrete pads, (xv) PH meters for process wastewater treatment plant, (xvi) electrical for soil vapor extraction system on concrete pad, and (xvii) concrete block storage building. The parties hereto acknowledge that a hydrogen tank is situated on the Developable Land (as defined below) in the northwest comer of the Developable Land, which is also included as part of the Subtenant Improvements. During the term of this Sublease, Subtenant shall have access over the Developable Land to use, maintain and repair, if necessary, the Subtenant's hydrogen tank and related piping. In addition, Sublandlord's leasehold estate includes the rights of Lessor to that certain Air Products pipeline containing gaseous nitrogen exists on or under the Developable Land and during the term of this Sublease, Subtenant shall have the exclusive right to use such pipeline and shall have access over the Developable Land to use, maintain and repair, if necessary, the Air Products pipeline and related piping. All of the foregoing rights of Subtenant shall be exercised at Subtenant's sole cost and expense, and Subtenant shall indemnify, defend (with counsel acceptable to Sublandlord) and hold Sublandlord and Sublandlord's Agents and the Lenders and Lenders' Agents harmless from and against any and all claims, damages, losses, causes of action, judgments, obligations and liabilities, and all reasonable expenses incurred in investigating or resisting the same (including, without limitation, reasonable attorneys fees and costs), on account of or arising out of the Subtenant's use, ownership, maintenance, repair, alteration or removal of any of the Subtenant Improvements (except for the items identified in subparagraphs (viii), (x) and (xvi) above), the hydrogen tank or the Air Products pipeline and related piping and improvements on or following the Commencement Date of this Sublease. Subtenant's obligations under the preceding sentence shall survive the expiration or earlier termination of this Sublease.

          (b) Exclusive Use of Excluded Area. Subject to the terms and conditions set forth in Paragraph 3 below, Subtenant shall have the exclusive right, during the term of this Sublease, to use that portion of the Land, consisting of eleven and forty-nine hundredths (11.49) acres (the "Excluded Area"), that is bounded by the dotted lines shown on Exhibit "A" and which is referred to as the "Excluded Area" on such Exhibit "A". (The Main Building and the Equipment Area are located within the Excluded Area). Subject to the terms and conditions hereof, Subtenant shall have the right to use that portion of the Excluded Area which does not have buildings, structures, improvements or other property on it for parking, ingress and egress and other uses reasonably related to Subtenant's business. The balance of the Land that is located outside of the dotted lines shown on Exhibit "A" and which is not part of the Excluded Area, consisting of eight and twelve one hundredths (8.12) acres, is referred to herein as the "Developable Land." Subtenant shall have no rights to use or occupy any portion of the Developable Land during the Term hereof without Sublandlord's prior written approval in each instance, except as permitted under Section 2(a) above.

          (c) Acceptance of Premises and Subtenant Improvements. Subtenant acknowledges that prior to the Commencement Date of this Sublease (as defined below), Subtenant owned the Premises, the Land and certain of the Subtenant Improvements. Subtenant is familiar with the condition of the Premises, the Subtenant Improvements, the Land and the Subtenant Improvements and, as of the Commencement Date of this Sublease, Subtenant accepts the Premises, the Excluded Area and the Subtenant Improvements in their "as is" condition. As of the Commencement Date, Subtenant shall be deemed to have accepted the Premises, the Subtenant Improvements and the Excluded Area subject to all applicable laws and other matters of public record governing the use of the Premises, the Subtenant Improvements and the Excluded Area. Subtenant acknowledges that neither Sublandlord nor Sublandlord's agents have made any representation or warranty as to the suitability of the Premises, the Subtenant Improvements or the Excluded Area for the conduct of Subtenant's business, the condition of the Premises or the Subtenant Improvements, or the use or occupancy which may be made thereof and Subtenant has independently investigated and is satisfied that the Premises and the Excluded Area is and will be suitable for Subtenant's intended use. Any agreements, warranties or representations not expressly contained herein (or in the Exhibits attached hereto) shall in no way bind either Sublandlord or Subtenant, and Sublandlord and Subtenant expressly waive all claims for damages by reason of any statement, representation, warranty, promise or agreement, if any, not contained in this Sublease (or in the Exhibits attached hereto). This Sublease constitutes the entire understanding between the parties hereto and no addition to, or modification of, any term or provision of this Sublease shall be effective until set forth in a writing signed by both Sublandlord and Subtenant.

          (d) Lessor Inspection. Notwithstanding the other terms of this Sublease, Lessor and any Lender shall have and retain the right to inspect any portion of the Premises from time to time upon no less than twenty-four hours prior written notice to Subtenant.

     3.   Excluded Area.

          (a) Subtenant's Rights in Excluded Area. In addition to Subtenant's lease of the Premises described above, during the Sublease Term, Subtenant shall have the following rights with respect to the Excluded Area (exclusive of the Main Building) contained within the dotted lines shown on Exhibit "A" attached hereto: (i) the exclusive right to use all of the parking spaces within the Excluded Area; (ii) the exclusive right to use the Excluded Area (exclusive of the Main Building for ingress and egress, and (ii) such other rights as are reasonably necessary and convenient to Subtenant's possession and use of the Premises and/or Subtenant Improvements or performance of Subtenant's rights and obligations under this Sublease (including, without limitation, the right to use the access roads, sidewalks and landscaped areas and other facilities on the Excluded Area).

            (b)   Reserved Rights of Sublandlord.

                  (i) The provisions of Paragraph 2(b) to the contrary notwithstanding, Sublandlord reserves unto itself (as owner of the Developable Land for federal income tax purposes, as lessee of the Developable Land for financial accounting purposes and as Lessor's Construction Agent), to Lessor (as owner of the Developable Land) and to tenants of any building which may be constructed on the Developable Land, and to the agents, employees, servants, invitees, contractors, guests, employees, customers and representatives of such tenants, the non-exclusive right to use an approximately twenty-four (24) foot wide strip of land along the northern border of the Excluded Area (wide enough to accommodate one lane of traffic in each direction), for pedestrian and vehicular ingress and egress (but not parking) and access to and from the Developable Land and Ellis Street.

                  (ii) During the Sublease Term, Sublandlord agrees not to make any material changes in the size, shape, location, amount and extent of the Excluded Area or materially or adversely impair use of or access to the Main Building, Equipment Area or Subtenant Improvements.

                  (iii) Provided that Subtenant's use, occupancy and enjoyment of the Premises, the Equipment Area and the Excluded Area or access to the same is not unreasonably interfered with, Sublandlord shall have the right to close, at reasonable times and upon reasonable prior notice (except in the case of an emergency), all or any portion of the Excluded Area for the prevention of a dedication thereof, or the accrual of rights of any person or public therein.

                  (iv) Sublandlord further reserves, for itself, Lessor and their respective agents, the right to:

                        (A) Retain and use in the event of an emergency only (with immediate telephonic notice to Subtenant), one set of passkeys to enter the Premises but no keys shall be required to be given to Sublandlord to provide access to any areas reasonably reserved by Subtenant from Sublandlord access based upon the proprietary nature of any work being performed therein.

                        (B) Approve the weight, size, placement and time and manner of movement within the Building of any safe, central filing system or other heavy article of Subtenant's property; provided that such approval shall not be unreasonably withheld for any such article reasonably required for the operation of Subtenant's business in the Premises. Subtenant shall move its property entirely at its own risk.

                        (C) Show the Premises to prospective purchasers, subtenants, brokers, lenders, investors, rating agencies or others at any reasonable time, provided that Sublandlord gives at least 24 hours prior written notice to Subtenant, agrees to be escorted by an employee of Subtenant and does not materially interfere with Subtenant's use of the Premises.

                        (D) To take any other reasonable action in connection with the operation, maintenance, preservation and/or development of the Property provided the same shall not interfere with Subtenant's rights under this Sublease.

            (c) Maintenance by Subtenant. During the Sublease Term, Subtenant shall be responsible, at its sole cost, for maintaining the Excluded Area (and Main Building, the Equipment Area and the Subtenant Improvements) in such manner as is suitable to satisfy Subtenant's business needs.

            (d) Parcelization of Land. Subtenant acknowledges and agrees that, at any time following the Commencement Date of this Sublease, Sublandlord shall have the right, in its sole and absolute discretion, subject to obtaining any necessary governmental approvals required, to subdivide or parcelize the Land into two or more separate, legal parcels (one of which shall consist of the Excluded Area) so long as (i) Subtenant's use, occupancy, and enjoyment of the Premises and the Subtenant Improvements, and (ii) its rights hereunder, including, without limitation, its parking rights, are not materially diminished.

      4.    Sublease Term.

            (a) Sublease Term. The term of this Sublease ("Sublease Term") shall be for the period commencing on the date on which escrow closes on the acquisition of fee title to the Land (and the Premises) from Subtenant (the "Commencement Date") and ending (unless sooner terminated in accordance with the terms of this Sublease) on December 31, 2000.

            (b) Early Termination. Subtenant shall have the right to terminate or cancel this Sublease at any time prior to the expiration of the Sublease Term provided Subtenant delivers to Sublandlord not less than twelve (12) months' prior written notice of such termination. Based on the foregoing, in no event shall the effective date of any early termination of this Sublease pursuant to this Subparagraph 4(b) occur prior to the date twelve (12) months following the Commencement Date of this Sublease. Upon the effective date of such early termination of the Sublease, all rights and obligations of the parties hereunder (excepting therefrom the rights and obligations that expressly survive the termination of this Sublease including Subtenant's and Sublandlord's (or Lessor's, as the case may be) obligations under Paragraph 32 below) shall cease.

      5.    Rent.

            (a) Time of Payment. Subtenant shall pay to Sublandlord as base rent for the Premises the sum specified in Subparagraph 5(b) below (the "Monthly Installment") each month in advance on the first day of each calendar month, without deduction or offset, except as expressly provided hereunder, and without prior notice or demand, commencing on the Commencement Date (as defined above) and continuing through the Sublease Term, together with such additional rents as are payable by Subtenant to Sublandlord under the terms of this Sublease. The Monthly Installment for any period during the Sublease Term which is less than one (1) full month shall be a pro rata portion of the Monthly Installment based upon a thirty (30) day month.

            (b) Monthly Installment. The Monthly Installment of rent to be paid each month by Subtenant to Sublandlord during the Sublease Term, subject to adjustment as provided below, shall be equal to one-twelfth (1/12th) of an amount that will yield Sublandlord an eight percent (8%) annual return on the portion of the Purchase Price paid by Sublandlord that is allocable to the Excluded Area and the improvements thereon. The acreage of the Excluded Area shall be deemed to be 11.49 acres, and the acreage of the Land shall be deemed to be 19.61 acres. The portion of the Purchase Price that is allocable to the Excluded Area and the improvements thereon shall be determined by multiplying $32,200,000 by a fraction, the numerator of which is the acreage included in the Excluded Area (11.49 acres) and the denominator of which is the total acreage included in the entire Land (19.61 acres). Thus, the Monthly Installment shall be equal to $125,778.68 per month. Once the allocation of FAR Funds (as defined in the Purchase Agreement) has been determined pursuant to Section 6.3(j) of the Purchase Agreement, the Purchase Price used to calculate the Monthly Installment, and thus the Monthly Installment, shall be adjusted accordingly.

            (c) Additional Rent. All taxes, utilities, services, insurance premiums, late charges, costs, expenses and other sums which Subtenant is required to pay under this Sublease, and all reasonable damages, costs, and attorneys' fees and expenses which Sublandlord may incur by reason of any default of Subtenant or failure on Subtenant's part to comply with the terms of this Sublease, shall be deemed to be additional rent ("Additional Rent") and shall be paid, commencing on the Commencement Date, in addition to the Monthly Installment of rent, and, in the event of nonpayment by Subtenant, Sublandlord shall have all of the rights and remedies with respect thereto as Sublandlord has for the nonpayment of the Monthly Installment of rent. Monthly Installments of rent and Additional Rent are collectively referred to herein as "Rent".

            (d) Place of Payment. Rent shall be payable in lawful money of the United States of America to Sublandlord at 1600 Plymouth Street, Mountain View, California 94043, Attn: _______________ or to such other person(s) or at such other place(s) as Sublandlord may designate in writing. Upon designation of another person to receive the Rent, all subsequent payments of Rent shall be directed to such other person until such other person gives written notice to direct such payments elsewhere.

            (e) Late Payments. Any Monthly Installment of rent and Additional Rent due under this Sublease that is not received by Sublandlord within five (5) days after written notice that such sum is past due shall bear interest at the Permitted Rate (as defined in Paragraph 31) from the date due until fully paid. The payment of interest shall not cure any default by Subtenant under this Sublease. In addition, Subtenant acknowledges that the late payment by Subtenant to Sublandlord of rent will cause Sublandlord to incur costs not contemplated by this Sublease, the exact amount of which will be extremely difficult and impracticable to ascertain. Those costs may include, but are not limited to, administrative, processing and accounting charges, and late charges which may be imposed on Sublandlord by the terms of any ground lease, mortgage or trust deed covering the Premises. Accordingly, if any Monthly Installment of rent and Additional Rent due from Subtenant shall not be received by Sublandlord or Sublandlord's designee within five (5) days after written notice that such sum is past due, then Subtenant shall pay to Sublandlord, in addition to the interest provided above, a late charge in a sum equal to Two Hundred Fifty Dollars ($250.00) for each delinquent payment. Acceptance of a late charge by Sublandlord shall not constitute a waiver of Subtenant's default with respect to the overdue amount, nor shall it prevent Sublandlord from exercising any of its other rights and remedies.

            (a) Holdover Rent. If Subtenant fails to vacate the Premises or commence demolition of the Main Building and related improvements (the removal of any asbestos and all other Hazardous Materials, if any, in the Main Building shall constitute, among other things, demolition for purposes of this paragraph) as set forth in more detail in Paragraphs 32(b)-(d) on or before the earlier of January 1, 2001 or the date thirty (30) days after the effective date of the earlier termination of this Sublease, as such earlier date may be extended pursuant to the terms below, Subtenant shall pay to Sublandlord an amount equal to two hundred percent (200%) of the daily Rent due under this Sublease immediately prior to such date for each day that Subtenant fails to vacate the Premises or commence demolition of the Main Building and related improvements as set forth above. For the purposes of the immediately preceding sentence, Subtenant shall be deemed to have commenced demolition of the Main Building and related improvements or commenced removal of asbestos and all other Hazardous Materials, if any, in the Main Building if Subtenant has undertaken activity in such regards which evidences Subtenant's clear and good faith intention to complete such demolition and remediation in an expeditious manner. Sublandlord's acceptance of any payments pursuant to this Paragraph shall not constitute a consent to Subtenant's holdover or result in any renewal of this Sublease. The provisions set forth herein are in addition to and do not affect Sublandlord's right of re-entry or any other rights of Sublandlord under this Sublease or at law.

      6.    Use of Premises.

            (a) Restrictions on Use. Subtenant shall use the Premises (and the Subtenant improvements) for research and development, manufacturing, general office purposes, and any other legally permitted use, provided such use is in conformance and compliance with all applicable governmental laws, regulations, rules and ordinances including, without limitation, all applicable environmental and zoning and land use laws, regulations, rules, and ordinances (collectively, "Law" or "Laws"). Except as required under Section 32 hereof, Subtenant shall not commit or suffer to be committed, any waste upon the Premises, the Subtenant Improvements or the Excluded Area, or any nuisance, or allow the Premises, the Subtenant Improvements or the Excluded Area to be used for any unlawful purpose or any purpose not permitted by this Sublease. Subtenant, at its sole cost and expense, shall procure, maintain and make available for Sublandlord's reasonable inspection throughout the Lease Term, all governmental approvals, licenses and permits required for the proper and lawful conduct of Subtenant's permitted uses of the Premises.

            (b) Suitability. Subtenant acknowledges that neither Sublandlord nor any agent or employee of Sublandlord has made any representation or warranty with respect to the Premises, the Subtenant Improvements or the Excluded Area or with respect to the suitability of the same for the conduct of Subtenant's business, nor has Sublandlord agreed to undertake any modification, alteration or improvement to the Premises, except as provided in this Sublease. Subtenant acknowledges that Sublandlord makes no representations regarding the use of the Premises, the Subtenant Improvements or the Excluded Area by Subtenant or that the uses permitted by Subparagraph 6(a) are allowed by governmental or quasi-governmental agencies having jurisdiction or applicable laws, statutes, ordinances, rules, regulations, orders or requirements now or hereafter in effect.

      7. Hazardous Materials. Subtenant and Subtenant's agents, employees, contractors, assignees and subtenants may not use, place, store or transport (collectively, "Use") Hazardous Material(s) (defined below) on or about any portion of the Premises or Excluded Area or any other part of the Land (or in connection with the use or operation of the Subtenant Improvements) unless Subtenant complies with all applicable Laws with respect to the Use by Subtenant, its agents, employees, contractors, assignees or subtenants of such Hazardous Materials. Nothing herein shall be construed to allow Subtenant to release or dispose of (collectively, "Release") Hazardous Materials in or about any portion of the Premises or Excluded Area unless such Release is in compliance with applicable Laws. Any Use of the Hazardous Materials beyond the scope allowed in this Paragraph and any Release of Hazardous Materials shall be subject to Sublandlord's and Lessor's prior written consent, which may be withheld in Sublandlord's or Lessor's sole and absolute discretion, and shall require an amendment to the Sublease in the event Sublandlord and Lessor do consent which shall set forth the materials, scope of use, indemnification and any other matter required by Sublandlord and Lessor in Sublandlord's and Lessor's sole and absolute discretion. Subtenant shall indemnify, defend and hold Sublandlord and Sublandlord's agents harmless from and against any and all claims, losses, damages, liabilities, or expenses arising in connection with the Use or Release of Hazardous Materials on or following the Commencement Date of this Sublease in violation of Law by Subtenant, Subtenant's agents, employees, contractors, assignees or subtenants using the Premises or Excluded Area. Subtenant's obligation to defend, hold harmless and indemnify pursuant to this Paragraph 7 shall survive the expiration or earlier termination of this Sublease.

      The foregoing indemnity shall not apply to, and Subtenant shall not be responsible hereunder for, the presence of Hazardous Materials on, under, or about the Premises or Excluded Area to the extent caused by Sublandlord, its agents, employees, contractors, assignees or subtenants (other than Subtenant); provided that Sublandlord hereby acknowledges and agrees that the foregoing indemnity is intended to supplement that certain Indemnity Agreement between Subtenant and Sublandlord in the form of Exhibit C to the Purchase Agreement (the "Indemnity Agreement"), and to the extent the foregoing indemnity contradicts Subtenant's obligations under the Indemnity Agreement, the Indemnity Agreement shall prevail. The parties hereto agree and acknowledge that all of Subtenant's indemnity obligations set forth in this Sublease are supplemental to Subtenant's indemnity obligations set forth in the Indemnity Agreement.

      Sublandlord shall have the right, upon reasonable advance notice to Subtenant, to inspect, investigate, sample and/or monitor the Premises and Excluded Area, including any soil, water, groundwater, or other sampling, to the extent reasonably necessary to determine whether Subtenant is complying with the terms of this Sublease with respect to Hazardous Materials. In connection therewith, Subtenant shall provide Sublandlord with reasonable access to all portions of the Premises, the Subtenant Improvements and the Excluded Area (subject to reasonable security measures imposed by Subtenant); provided, however, that Sublandlord shall avoid any unreasonable interference with the operation of Subtenant's business on or in the Premises or the Excluded Area. All costs reasonably incurred by Sublandlord in performing such inspections, investigation, sampling and/or monitoring shall be reimbursed by Subtenant to Sublandlord as Additional Rent within thirty (30) days after Sublandlord's demand for payment if it is determined that Hazardous Materials have been Used by Subtenant or Subtenant's Agents on or after the Commencement Date of this Sublease in violation of Laws or a Release of Hazardous Materials in violation of Laws has occurred on, in or under the Premises or the Excluded Area, or any portion thereof.

      Notwithstanding anything to the contrary contained in this Sublease, Sublandlord and Subtenant acknowledges that (i) the Environmental Protection Agency is currently overseeing cleanup measures that are being conducted at the Land and at surrounding parcels of real property, (ii) the Land is part of a regional Superfund site known as the Middlefield-Ellis-Whitman (MEW) site, (iii) Raytheon, a former owner of the Land, is under a Consent Decree that provides that Raytheon will perform groundwater and soil remediation for the property it occupied and operated within the MEW area, (iv) in 1987, a soil-bentonite, subsurface, slurry wall was installed by Raytheon around the perimeter of the Land enclosing the soil and water bearing zones as part of the remedial measures conducted by Raytheon, (v) a groundwater extraction and treatment system was installed in 1987 on the Land and, as a long term remedial measure, groundwater is extracted from several wells located both within the boundaries of the Land and from adjacent property, (vi) a soil vapor extraction system (covering approximately a surface area of four acres and going to a depth of approximately 15 to 18 feet) was installed by Raytheon in 1996 to remediate the contaminated soils in the Land and Raytheon has petitioned and obtained approval from the Environmental Protection Agency for closure for part of the soil vapor remedial system, and (vii) the groundwater and soil treatment facilities referred to above are maintained by Raytheon and Raytheon has provided an indemnification to Subtenant to protect it from clean up or other liability related to contamination existing prior to the date Subtenant acquired title to the Land and the improvements then located thereon.

      As used in this Sublease, the term "Hazardous Materials" means any chemical, substance, waste or material which has been or is hereafter determined by any federal, state or local governmental authority to be capable of posing risk of injury to health or safety, including without limitation, those substances included within the definitions of "hazardous substances," "hazardous materials," "toxic substances," or "solid waste" under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, and the Hazardous Materials Transportation Act, as amended, and in the regulations promulgated pursuant to said laws; those substances defined as "hazardous wastes" in section 25117 of the California Health & Safety Code, or as "hazardous substances" in section 25316 of the California Health & Safety Code, as amended, and in the regulations promulgated pursuant to said laws; those substances listed in the United States Department of Transportation Table (49 CFR 172.101 and amendments thereto) or designated by the Environmental Protection Agency (or any successor agency) as hazardous substances (see, eg., 40 CFR Part 302 and amendments thereto); such other substances, materials and wastes which are or become regulated or become classified as hazardous or toxic under any Laws, including without limitation the California Health & Safety Code, Division 20, and Title 26 of the California Code of Regulations; and any material, waste or substance which is (i) petroleum, (ii) asbestos, (iii) polychlorinated biphenyls, (iv) designated as a "hazardous substance" pursuant to section 311 of the Clean Water Act of 1977, 33 U.S.C. sections 1251 et seq. (33 U.S.C. Section 1321) or listed pursuant to section 307 of the Clean Water Act of 1977 (33 U.S.C. Section 1317), as amended; (v) flammable explosives; (vi) radioactive materials; or (vii) radon gas.

      8.    Taxes and Assessments.

            (a) Subtenant's Property. Subtenant shall pay before delinquency any and all taxes and assessments, license fees and public charges levied, assessed or imposed upon or against Subtenant's trade fixtures, equipment, furnishings, furniture, inventory, appliances and other personal property installed or located on or within the Premises or Excluded Area, including, without limitation, the Subtenant Improvements (except for the Subtenant Improvements described in subparagraphs (viii), (x) and (xvi) of Section 2(a) above) to the extent any such improvements are separately assessed (collectively, the "personal property"). Subtenant shall use its commercially reasonable efforts to cause said personal property to be assessed and billed separately from the real property of Sublandlord. If any of Subtenant's said personal property shall be assessed with Sublandlord's real property, Subtenant shall pay Sublandlord, as Additional Rent, the taxes attributable to Subtenant's personal property within thirty (30) days after receipt of a written statement from Sublandlord setting forth the taxes applicable to Subtenant's property. Subtenant shall comply with the provisions of any law, ordinance, rule or regulation of taxing authorities which require Subtenant to file a report of Subtenant's personal property located on or within the Premises or the Excluded Area.

            (b) Definition of Taxes. The term "Taxes" as used in this Sublease shall collectively mean (to the extent any of the following are not paid by Subtenant pursuant to Paragraphs 8(a) above, all real estate taxes and general and special assessments (including, but not limited to, assessments for public improvements or benefit); taxes based on vehicles utilizing parking areas on the Excluded Area; environmental surcharges; gross rental receipts taxes; water and sewer taxes, levies, assessments and other charges in the nature of real property taxes or assessments (including, but not limited to, assessments for public improvements or benefit); and all other governmental, quasi-governmental or special district impositions of any kind and nature whatsoever; regardless of whether any of the foregoing are now customary or within the contemplation of the parties hereto and regardless of whether resulting from increased rate and/or valuation, or whether extraordinary or ordinary, general or special, unforeseen or foreseen, or similar or dissimilar to any of the foregoing and which during the Sublease Term are laid, levied, assessed or imposed upon or which become a lien upon or chargeable against the Premises and/or the Excluded Area under or by virtue of any present or future laws, statutes, ordinances, regulations, or other requirements of any governmental, quasi-governmental or special district authority whatsoever, excluding net income, succession, transfer, gift, franchise, estate or inheritance taxes. The term "environmental surcharges" shall include any and all expenses, taxes, charges or penalties imposed by the Federal Department of Energy, Federal Environmental Protection Agency, the Federal Clean Air Act, or any regulations promulgated thereunder, or imposed by any other local, state or federal governmental agency or entity now or hereafter vested with the power to impose taxes, assessments or other types of surcharges as a means of controlling or abating environmental pollution or the use of energy or any natural resource in regard to the use, operation or occupancy of the Premises and/or the Excluded Area. The term "Taxes" shall include (to the extent the same are not paid by Subtenant pursuant to Paragraph 8(a)), without limitation, all taxes, assessments, levies, fees, impositions or charges levied, imposed, assessed, measured, or based in any manner whatsoever upon or with respect to the use, possession, occupancy, leasing, operation or management of the Premises and/or the Excluded Area or in lieu of or equivalent to any Taxes set forth in this Paragraph 8(b). In the event any such Taxes are payable by Sublandlord as lessee of the Property and it shall not be lawful for Subtenant to reimburse Sublandlord for such Taxes, then the Rentals payable hereunder shall be increased to net Sublandlord the same net Rental after imposition of any such Tax upon Sublandlord as would have been payable to Sublandlord prior to the imposition of any such Tax.

            (c) Taxes as Operating Expense. All Taxes which are levied or assessed or which become a lien upon the Premises and/or the Excluded Area or which become due or accrue during the Sublease Term shall be an Operating Expense, and Subtenant shall pay as Additional Rent each month during the Sublease Term, commencing on the Commencement Date, 1/12th of such Taxes, based on Sublandlord's estimate thereof, pursuant to Paragraph 11 below. Taxes during any partial tax fiscal year(s) within the Sublease Term shall be prorated according to the ratio which the number of days during the Sublease Term or of actual occupancy of the Premises by Subtenant, whichever is greater, during such year bears to 365. In calculating Subtenant's share of Taxes to be paid under this Sublease, during the period of the Sublease Term that the Excluded Area is not a separate, legal parcel, the Taxes allocable to the Excluded Area shall be based on the ratio that the acreage included within the Excluded Area bears to the total acreage included within that portion of the Land (plus the assessed value of any improvements and building located thereon) that is covered by the tax bill covering the Excluded Area. Notwithstanding the foregoing, in no event shall Subtenant's Share of Taxes include taxes assessed on any new improvements constructed on the Developable Land.

      9.    Indemnity; Insurance.

            (a) Indemnity. Subtenant agrees to indemnify, protect, defend (with counsel selected by Subtenant and reasonably acceptable to Sublandlord) and hold harmless Sublandlord, each Lender and their respective Agents (except to the extent arising from the active negligence or willful misconduct of, or breach of this Sublease by, Sublandlord, such Lender or their respective Agents) against any and all claims, damages, losses, causes of action, judgments, obligations and liabilities, and all reasonable expenses incurred in investigating or resisting the same (including, without limitation, reasonable attorneys' fees and costs), on account of, or arising out of (i) the operation, use, or occupancy of the Premises and Excluded Area (and any and all of the Subtenant Improvements except for the items set forth in subparagraphs (viii),
(x) and (xvi) of Paragraph 2(a)), or any part thereof, by Subtenant and/or its Agents during the term of this Sublease, (ii) any occurrence in, on or about the Premises and/or the Excluded Area during the term of this Sublease, or (iii) any occurrence in, on or about the Premises or Excluded Area or Land, to the extent caused by or contributed to by Subtenant and/or its Agents during the term of this Sublease. The obligations of Subtenant under this Paragraph 9(a) shall survive the expiration or earlier termination of this Sublease.

            (b) Insurance by Sublandlord. Sublandlord shall, during the Sublease Term, procure and keep in force the following insurance, the cost of which shall be an Operating Expense, payable by Subtenant pursuant to Paragraph 11 below:

                  (i) Liability Insurance. Commercial general liability or comprehensive general liability insurance against any and all claims for personal injury, death or property damage occurring in or about the Premises or the Excluded Area in an initial amount of $2,000,000 per occurrence and $2,000,000 in the aggregate with umbrella coverage of at least $5,000,000 per occurrence and in the aggregate. Such insurance shall have such increased limits of coverage as Sublandlord or Lessor may from time to time determine are reasonably necessary for its protection, provided that in no event shall such increased coverage exceed the coverage which is customary for similar buildings in the South Bay area.

            (c) Insurance by Subtenant. Subtenant shall, during the Sublease Term, at Subtenant's sole cost and expense, procure and keep in force the insurance set forth in Paragraphs 9(c)(i), 9(c)(ii), 9(c)(iii) and 9(c)(iv) below. All insurance that Subtenant is required to procure and maintain shall provide that it may not be cancelled or materially modified without thirty (30) days prior written notice to Sublandlord and Lessor.

                  (i) Liability Insurance. Commercial general liability or comprehensive general liability insurance and naming Subtenant as insured and Sublandlord and each Lender as additional insured, against any and all claims for personal injury, death or property damage occurring in or about the Premises or the Excluded Area, or arising out of Subtenant's or Subtenant's Agents' use of the Excluded Area, use or occupancy of the Premises or Excluded Area or Subtenant's operations on the Premises and Excluded Area. Such insurance shall have a combined single limit of not less than $2,000,000 per occurrence and $5,000,000 in the aggregate. Such insurance shall contain a cross-liability (severability of interests) clause and an extended ("broad form") liability endorsement, including blanket contractual coverage and motor vehicle liability coverage. Such insurance shall name Lessor and Sublandlord as additional insureds. Such liability insurance shall be primary and not contributing to any insurance available to Lessor, Sublandlord or each Lender, and Lessor's, Sublandlord's and each Lender's insurance (if any) shall be in excess thereto. Such insurance shall specifically insure Subtenant's performance of the indemnity, defense and hold harmless agreements contained in Paragraph 9(a), although Subtenant's obligations pursuant to Paragraph 9(a) shall not be limited to the amount of any insurance required of or carried by Subtenant under this Paragraph 9(c)(i). Subtenant shall be responsible for insuring that the amount of insurance maintained by Subtenant is sufficient for Subtenant's purposes. Such liability insurance shall be primary and noncontributing to any insurance available to Lessor and Sublandlord, but only as respects Subtenant's negligence for bodily injury or property damage arising out of their business operations.

                  (ii) Business Interruption Insurance. Business interruption insurance naming Sublandlord, Lessor and each Lender as additional insureds in an amount sufficient to cover twelve (12) months of Subtenant's Rent obligation under this Sublease.

                  (iii) Property Insurance. "All risk" property insurance, providing protection against those perils included within the classification of "all risk" insurance, on the

Premises and Excluded Area, including any improvements or fixtures constructed or installed on the Premises and Excluded Area by Sublandlord or Lessor.

                  (iv) Other. Such other insurance as required by law, including, without limitation, workers' compensation insurance.

                  (v) Optional Insurance. Subtenant may, but shall not be obligated to, during the Sublease Term, at Subtenant's sole cost and expense, procure and keep in force the following insurance:

                        (A) Personal Property Insurance. "All risk" property insurance, providing protection against those perils included within the classification of "all risk" insurance, on all leasehold improvements and Subtenant installed in the Premises or on the Excluded Area by Subtenant at its expense (if any), and on all equipment, trade fixtures, inventory, fixtures and personal property located on or in the Premises or the Excluded Area, including improvements or fixtures hereinafter constructed or installed on the Premises or the Excluded Area. Sublandlord shall have no interest in nor any right to the proceeds of any insurance procured by Subtenant pursuant to this Subparagraph 9(c)(v)(A). Subtenant acknowledges and agrees that Sublandlord shall not be obligated under this Sublease to maintain all risk or property insurance covering the leasehold improvements or any equipment, trade fixtures, inventory, fixtures or personal property referred to in this Subparagraph 9(c)(v)(A). If Sublandlord elects to so obtain insurance covering Subtenant's obligations under this Subparagraph 9(c)(v)(A), the cost of such insurance shall not be an Operating Expense and Subtenant shall be liable for the cost of any deductible amount relating to such insurance.

            (d) Failure by Subtenant to Obtain Insurance. If Subtenant does not take out the insurance required pursuant to Paragraph 9(c)(i), 9(c)(ii), 9(c)(iii) or 9(c)(iv) or keep the same in full force and effect, without prior notice to Subtenant, Sublandlord may, but shall not be obligated to, take out the necessary insurance and pay the premium therefor, and Subtenant shall repay to Sublandlord, as Additional Rent, the amount so paid promptly upon demand. In addition, Sublandlord may recover from Subtenant and Subtenant agrees to pay, as Additional Rent, any and all reasonable expenses (including reasonable deductibles and attorneys' fees) and damages which Sublandlord may sustain by reason of the failure of Subtenant to obtain and maintain such insurance, it being expressly declared that the expenses and damages of Sublandlord shall not be limited to the amount of the premiums thereon.

            (e) Claims by Subtenant. Except to the extent arising out of the active negligence or willful misconduct of Lessor, any Lender or Sublandlord or any of their respective Agents, neither Lessor, any Lender nor Sublandlord shall be liable to Subtenant, and Subtenant waives all claims against Lessor, each Lender and Sublandlord, for injury or death to any person, damage to any property, or loss of use of any property in the Premises or the Excluded Area by and from all causes, including without limitation, any defect in the Premises or the Excluded Area and/or any damage or injury resulting from fire, steam, electricity, gas, water or rain, which may leak or flow from or into any part of the Premises or the Excluded Area, or from breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, whether the damage or injury results from conditions arising upon the Premises or the Excluded Area or from other sources. The preceding to the contrary notwithstanding, under no circumstances shall Lessor, any Lender or Sublandlord be liable to Subtenant for any claim by Subtenant of lost profits, loss of income or loss of business.

            (f) Mutual Waiver of Subrogation. Sublandlord hereby releases Subtenant, and Subtenant hereby releases Sublandlord (and, to the extent Lessor carries any insurance on the Property or any furnishings, fixtures, equipment, inventory or other property in, on or about the Premises, Sublandlord shall use its reasonable best efforts to cause Lessor to release Subtenant), and their respective officers, agents, employees and servants, from any and all claims or demands of damages, loss, expense or injury to the Premises or the Excluded Area (or the Land), or to the furnishings, fixtures, equipment, inventory or other property of either Sublandlord or Subtenant in, about or upon the Premises or the Excluded Area (or the Land) (collectively, a "Claim"), which is caused by or results from perils, events or happenings which are the subject of insurance carried by the respective parties pursuant to this Paragraph 9 or otherwise and in force at the time of any such loss, whether due to the negligence of the other party or its agents and regardless of cause or origin; provided, however, that such waiver shall be effective only to the extent permitted by the insurance covering such loss, to the extent such insurance is not prejudiced thereby, to the extent insured against and to the extent each such Claim is fully satisfied by proceeds from such insurance. In the event of a Claim concerning Subtenant's Use or Release of Hazardous Materials in, on or about the Premises, the Excluded Area or the Land, Subtenant shall use any proceeds from insurance received by Subtenant in connection with such Claim to remove and/or remediate the Hazardous Materials.

      10. Utilities. Subtenant shall pay during the Sublease Term and prior to delinquency all charges for water, gas, light, heat, power, electricity, telephone or other communication service, janitorial service, trash pick-up, sewer and all other services supplied to Subtenant or consumed by Subtenant or any of Subtenant's agents, contractors or invitees on the Premises or the Excluded Area (collectively, the "Services") and all taxes, levies, fees or surcharges therefor. Subtenant shall arrange for Services to be supplied to the Premises and the Excluded Area and shall contract for all of the Services in Subtenant's name prior to the Commencement Date. In the event that any of the Services cannot be separately billed or metered to the Premises or the Excluded Area, or if any of the Services are not separately metered as of the Commencement Date, the cost of such Services shall be an Operating Expense and Subtenant shall pay such cost to Sublandlord, as Additional Rent, as provided in Paragraph 11 below.

      11.   Operating Expenses.

            (a) Definition. "Operating Expense" or "Operating Expenses," as used in this Sublease, shall mean and include all items identified in other paragraphs of this Sublease as an Operating Expense and the reasonable and necessary cost paid or incurred by Sublandlord for the operation, maintenance, and repair of the Premises and Excluded Area, which costs shall include, without limitation: the cost of any necessary Services and utilities supplied to the Premises and Excluded Area (to the extent the same are not separately incurred by, or charged or metered to, Subtenant). Sublandlord and Subtenant acknowledge that, during the Sublease Term, the Premises and Excluded Area will be managed, maintained and operated by Subtenant, at Subtenant's cost, in a continuation of its present operations. Consequently, other than those costs or expenses that are expressly identified in this Sublease as an Operating Expense, neither Sublandlord nor Subtenant contemplate any other expenses incurred or to be incurred by

Sublandlord to be passed through to Subtenant under this Sublease as an Operating Expense or otherwise. Because Subtenant is responsible, pursuant to the terms of Paragraph 12(b) of this Sublease, for repair and maintenance of the Premises (and the interior improvements located therein) and all buildings, structures and improvements located on the Excluded Area, Sublandlord should not be incurring any repair or maintenance expenses with respect to the same (and Sublandlord shall not be incurring any Operating Expenses to be passed through to Subtenant with respect to the same except to the extent that Sublandlord is reasonably likely to be exposed to criminal or civil liability for any failure by Subtenant to perform any maintenance or repairs as determined in Sublandlord's reasonable discretion, in which case Sublandlord may perform such repairs or maintenance following five (5) days advance written notice to Subtenant if such repairs or maintenance have not been performed within such 5-day period). If any Operating Expenses incurred by Sublandlord are incurred with respect to the entire Land (and not just the Excluded Area), then Subtenant's share of such Operating Expenses shall be in the ratio that the acreage included within the Excluded Area bears to the acreage included within the entire Land; provided, however, if the Premises, the Subtenant Improvements and other buildings, structures or improvements located on the Excluded Area are separately assessed from any other buildings, structures or improvements situated on the Land, then Subtenant shall be obligated to pay one hundred percent (100%) of all Taxes levied or assessed with respect to the Premises and other buildings, structures or improvements located on the Excluded Area and which become due or accrue during the term of this Sublease. If Sublandlord subdivides or parcelizes the Land into two or more legal parcels (one of which is the Excluded Area), and the Excluded Area and the buildings, structures and improvements situated thereon are assessed separately from the balance of the Land and the buildings, structures or improvements situated on such balance of the Land, then Subtenant shall pay, as an Operating Expense, one hundred percent (100%) of all necessary Operating Expenses incurred by Sublandlord in connection with the Premises and the buildings, structures and other improvements located on the Excluded Area and the Excluded Area (including, without limitation, Taxes levied or assessed with respect to or against the Excluded Area and Taxes allocable to the Premises, Subtenant Improvements and all leasehold improvements, constructed or installed therein) and the buildings, structures, and other improvements located on the Excluded Area.

            Notwithstanding anything to the contrary contained in this Sublease, within one hundred eighty (180) days after receipt by Subtenant of Sublandlord's statement of Operating Expenses prepared pursuant to Paragraph 10(a) hereof for any prior annual period during the Sublease Term, Subtenant or its authorized representative shall have the right to inspect the books of Sublandlord during the business hours of Sublandlord at Sublandlord's office or, at Sublandlord's option, such other location as Sublandlord reasonably may specify, for the purpose of verifying the information contained in the statement. Unless Subtenant asserts specific errors within one hundred eighty (180) days after receipt of the statement, the statement shall be deemed correct as between Sublandlord and Subtenant, except as to individual components subsequently determined within one (1) year to be in error by future audit.

            (b) Payment of Operating Expenses by Subtenant. Prior to the Commencement Date, and annually thereafter, Sublandlord shall deliver to Subtenant an estimate of necessary Operating Expenses incurred by Sublandlord (and not otherwise incurred by Subtenant) for the succeeding year. Subtenant's payment of Operating Expenses shall be based upon Sublandlord's estimate of Operating Expenses and shall be payable in equal monthly installments in advance on the first day of each calendar month commencing on the Commencement Date and continuing throughout the Sublease Term.

            (c) Exclusions From Operating Expenses. Notwithstanding anything to the contrary contained in this Sublease, in no event shall Subtenant have any obligation to perform, to pay directly, or to reimburse Sublandlord for, all or any portion of the following costs and expenses (collectively, "Costs"): (i) the cost of any work performed (such as preparing a tenant's space for occupancy, for renovating an existing tenant's premises, including painting and decorating) or services provided (such as separately metered electricity) for any tenant (including Subtenant) at such tenant's cost or provided by Sublandlord without charge; (ii) the expenses and salaries of Sublandlord's officers, partners, agents and employees or any general corporate overhead and administrative expense of Sublandlord; (iii) the cost of any items for which Sublandlord is actually reimbursed by insurance proceeds, condemnation awards, or another tenant or occupant of another building located on the Land; (iv) any advertising or promotional expenses; (v) any costs representing an amount paid to a related or affiliated person of Sublandlord which is in excess of the amount which would have been paid in the absence of such relationship; (vi) any expenses for repairs or maintenance unless permitted under Paragraph 11(a) hereof or unless otherwise agreed to in writing by Subtenant or which are actually reimbursed through warranties or guaranties (excluding any mandatory deductibles); (vii) any electric power or other utility costs or expenses for which Subtenant directly contracts with the local public service company; (viii) any costs, including without limitation, attorneys' fees associated with the operation of the business of the entity which constitutes Sublandlord, including accounting and legal matters, costs of selling, syndicating, financing, mortgaging or hypothecating any of Sublandlord's interest in the Premises or the Land or any part thereof, costs of any dispute between Sublandlord and its employees, disputes of Sublandlord with project management or personnel or outside fees paid in connection with disputes with other tenants; (ix) the cost of any work or services performed for any tenant (including Subtenant) at such tenant's cost; (x) any reserves of any kind, including without limitation, replacement reserves or reserves for bad debts or lost rent; (xi) depreciation of the Premises or any improvements, buildings or structures on the Land; (xii) cost of repairs, replacements or other work occasioned by the exercise by governmental authorities of the right of eminent domain; (xiii) the cost of repairs arising out of the gross negligence or willful misconduct of Sublandlord or any of its agents, employees or contractors; (xiv) any management fees, costs, or expenses incurred by Sublandlord; (xv) costs of selling, syndicating, financing, mortgaging or hypothecating any of Lessor's interest in the Premises or any other buildings, structures or improvements on the Land; and (xvi) costs incurred for the investigation and remediation of a Release of Hazardous Materials occurring prior to the Commencement Date.

            (d) Inspection of Records. Sublandlord agrees that any Operating Expense statements submitted by Sublandlord shall be reasonably detailed and certified as true and correct by Sublandlord. Sublandlord further agrees to make available its books and records relating to Operating Expenses for Subtenant's audit, upon reasonable notice, at Sublandlord's office. If such audit discloses any errors, appropriate adjustments shall be made, and if such errors are in excess of five percent (5%) of the amount charged to Subtenant, Sublandlord shall pay for the reasonable costs of such audit within thirty (30) days of demand.

            (e) Betterments. With respect to betterments or other extraordinary or special assessments that may be included in the definition of Taxes, Subtenant's obligations shall apply only to the extent such assessments are payable during and in respect of the Sublease Term if paid over the longest period permitted by law.

            (f) Right to Contest. Subtenant at its cost shall have the right, at any time, to seek a reduction in the assessed valuation of the Premises, or other improvements located on the Excluded Area, and/or the Excluded Area, or to contest any Taxes that are to be paid by Subtenant. If Subtenant seeks a reduction or contests the Taxes, Subtenant shall continue to pay its share of any such Taxes during such proceedings.

            Sublandlord shall not be required to join in any proceedings or contest brought by the Subtenant unless the provisions of any law require that the proceeding or contest be brought by or in the name of Sublandlord or any owner of the premises. In that case Sublandlord shall join in the proceeding or contest or permit it to be brought in Sublandlord's name as long as Sublandlord is not required to bear any cost. Subtenant, on final determination of the proceeding or contest, shall immediately pay or discharge all costs, charges, interest, and penalties incidental to the decision or judgment.

      12.   Repairs and Maintenance.

            (a)   [Intentionally Omitted]

            (b) Subtenant's Repairs. Subtenant shall, at its sole cost, be responsible for the repair and maintenance of the Premises (and the interior improvements located therein) and all buildings, structures and improvements located on the Excluded Area. Subtenant shall not allow the Premises or the other buildings, structures or improvements located on the Excluded Area to fall into such disrepair as to constitute a health or safety risk. Subtenant's obligation shall extend to all alterations, additions and improvements to the Premises, and all fixtures and appurtenances therein and thereto. Sublandlord acknowledges that it is the responsibility of Subtenant (subject to the provisions of Paragraph 32 below) to demolish the Premises and the other buildings, structures and improvements located on the Excluded Area at or following the expiration of the Sublease Term and, therefore, Sublandlord shall not require Subtenant to maintain the Premises or other buildings, structures or improvements located on the Excluded Area in good condition or repair during the Sublease Term, except to the extent (1) Sublandlord reasonably determines any maintenance to be necessary to avoid criminal or civil liability for any failure by Subtenant to maintain or repair the Premises or any improvements thereto, in which case Subtenant shall be obligated to take all actions reasonably required by Landlord to address such potential liability arising therefrom or (2) Subtenant's failure to maintain or repair the Premises exacerbates any environmental condition or contamination in, on or about the Premises or the Excluded Property.

            Should Subtenant fail to keep the Premises or any other buildings, structures or improvements located on the Excluded Area in safe condition within fifteen (15) days after notice from Sublandlord or should Subtenant fail thereafter to diligently perform its obligations under this Paragraph 12(b), Sublandlord, in addition to all other remedies available hereunder or by law and without waiving any alternative remedies, may take such reasonable steps as to make the Premises or other buildings, structures or improvements on the Excluded Area safe, and in that event, Subtenant shall reimburse Sublandlord as Additional Rent for the reasonable costs so incurred by Sublandlord within fifteen (15) days of written demand by Sublandlord.

            Sublandlord shall have no maintenance or repair obligations whatsoever with respect to the Premises or any buildings, structures or improvements located thereon. Subtenant hereby expressly waives the provisions of Subsection 1 of Section 1932 and Sections 1941 and 1942 of the Civil Code of California and all rights to make repairs at the expense of Sublandlord as provided in Section 1942 of said Civil Code.

      13.   Alterations.

            (a) Limitations. Subtenant shall not make, or suffer to be made, any structural alterations, improvements or additions in, on, about or to the Premises or any other buildings, structure or improvements located on the Excluded Area, or any part thereof, without the prior consent of Sublandlord (which consent shall not be unreasonably withheld, conditioned or delayed as long as Subtenant provides Sublandlord with additional rent in an amount equal to the additional costs of demolition and removal associated with such improvements valued in excess of Ten Thousand Dollars ($10,000)) and without a valid building permit issued by the appropriate governmental authority. Sublandlord's consent shall not be required for interior nonstructural alterations within the Premises or any other buildings, structures or improvements located on the Excluded Area as long as subtenant provides Sublandlord with additional rent in an amount equal to the additional cost of demolition and removal associated with such improvements valued in excess of Ten Thousand Dollars ($10,000). Subtenant shall give written notice to Sublandlord five (5) business days prior to employing any laborer or contractor to perform services related to, or receiving materials for use upon the Premises or any other buildings, structures or improvements located on the Excluded Area, and prior to the commencement of any work of improvement on the Premises or any other buildings, structures or improvements located on the Excluded Area. All alterations or improvements made to the Premises by Subtenant shall be made in accordance with applicable Laws and in a workmanlike manner.

            At the time Subtenant requests Sublandlord's consent to any structural alterations or improvements, Sublandlord shall notify Subtenant in writing whether Sublandlord will require Subtenant, at Subtenant's expense, to remove any such structural alterations or improvements and restore the Premises or other improvements located on the Excluded Area to their prior condition at the expiration or earlier termination of this Sublease. All non-structural alteration or improvements made by Subtenant to the Premises or other improvements located on the Excluded Area during the Sublease Term, including, without limitation, movable furniture and trade fixtures not affixed to the Premises or other improvements located on the Excluded Area, shall be removed from the Excluded Area by Subtenant, at Subtenant's sole cost and expense, upon the expiration or earlier termination of the Sublease.

      14.   Default.

            (a) Events of Default. A breach of this Sublease by Subtenant shall exist if any of the following events (hereinafter referred to as "Event of Default") shall occur:

                  (i) Default in the payment when due of any Monthly Installment of rent, Additional Rent or other payment required to be made by Subtenant hereunder, where such default shall not have been cured within ten
(10) days after written notice of its default is given to Subtenant;

                  (ii) Subtenant's failure to perform any other term, covenant or condition contained in this Sublease where such failure shall have continued for thirty (30) days after written notice of such failure is given to Subtenant; provided, however, Subtenant shall not be deemed in default if Subtenant commences to cure such failure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion within a period not to exceed six
(6) months thereafter;

                  (iii) Subtenant's assignment of its assets for the benefit of its creditors;

                  (iv) The sequestration of, attachment of, or execution on, any substantial part of the property of Subtenant or on any property essential to the conduct of Subtenant's business, shall have occurred and Subtenant shall have failed to obtain a return or release of such property within sixty (60) days thereafter, or prior to sale pursuant to such sequestration, attachment or levy, whichever is earlier;

                  (v) Subtenant hereunder shall commence any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seek appointment of a receiver, trustee, custodian, or other similar official for it or for all or any substantial part of its property;

                  (vi) Subtenant shall take any corporate action to authorize any of the actions set forth in clause (v) above;

                  (vii) Any case, proceeding or other action against Subtenant shall be commenced seeking to have an order for relief entered against it as debtor, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, and such case, proceeding or other action (a) results in the entry of an order for relief against it which is not fully stayed within ten (10) business days after the entry thereof or (b) remains undismissed for a period of sixty (60) days; or

                  (viii) Subtenant's failure to maintain any of the insurance it is required to maintain pursuant to Section 9(c) above where such failure has not been cured within three (3) business days after written notice is given to Subtenant.

            (b) Remedies. Upon any Event of Default, Sublandlord shall have the following remedies, in addition to all other rights and remedies provided by law, to which Sublandlord may resort cumulatively, or in the alternative:

                  (i) Recovery of Rent. Sublandlord shall be entitled to keep this Sublease in full force and effect (whether or not Subtenant shall have abandoned the Premises) and to enforce all of its rights and remedies under this Sublease, including the right to recover rent and other sums as they become due, plus interest at the Permitted Rate (as defined in Paragraph 31 below) from the due date of each installment of rent or other sum until paid.

                  (ii) Termination. Sublandlord may terminate this Sublease by giving Subtenant written notice of termination. On the giving of the notice all of Subtenant's rights in the Premises and the Excluded Area shall terminate. Upon the giving of the notice of termination, Subtenant shall surrender and vacate the Premises and the Excluded Area in the condition required by Paragraph 32, and Sublandlord may reenter and take possession of the Premises and all the remaining improvements or property and eject Subtenant or any of Subtenant's subtenants, assignees or other person or persons claiming any right under or through Subtenant or eject some and not others or eject none. This Sublease may also be terminated by a judgment specifically providing for termination. Any termination under this Paragraph shall not release Subtenant from the payment of any sum then due Sublandlord or from any claim for damages or rent previously accrued or then accruing against Subtenant. In no event shall any one or more of the following actions by Sublandlord constitute a termination of this Sublease:

                        (A) Maintenance and preservation of the Premises (or any other improvements, buildings, or structures located on the Excluded Area) or the Excluded Area;

                        (B)   Efforts to relet the Premises;

                        (C) Appointment of a receiver in order to protect Sublandlord's interest hereunder;

                        (D) Consent to any subletting of the Premises or any other buildings, structures or improvements located thereon or assignment of this Sublease by Subtenant, whether pursuant to provisions hereof concerning subletting and assignment or otherwise; or

                        (E) Any other action by Sublandlord or Sublandlord's agents intended to mitigate the adverse effects from any breach of this Sublease by Subtenant.

                  (iii) Damages. In the event this Sublease is terminated pursuant to Subparagraph 14(b)(ii) above, or otherwise, Sublandlord shall be entitled to damages in the following sums:

                        (A) The worth at the time of award of the unpaid rent which has been earned at the time of termination; plus

                        (B) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Subtenant proves could have been reasonably avoided; plus

                        (C) The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Subtenant proves could be reasonably avoided; and

                        (D) Any other amount necessary to compensate Sublandlord for all detriment proximately caused by Subtenant's failure to perform Subtenant's obligations under this Sublease, or which in the ordinary course of things would be likely to result therefrom.

                        (E) The "worth at the time of award" of the amounts referred to in Subparagraphs (A) and (B) of this Subparagraph 14(b)(iii), is computed by allowing interest at the Permitted Rate. The "worth at the time of award" of the amounts referred to in Subparagraph (C) of this Subparagraph 14(b)(iii) is computed by discounting such amount at the discount rate of the Federal Reserve Board of San Francisco at the time of award plus one percent (1%). The term "rent," as used in this Paragraph 14, shall include all sums required to be paid by Subtenant to Sublandlord pursuant to the terms of this Sublease.

            (c) Sublandlord shall be in default under this Sublease hereunder if Sublandlord breaches an agreement, or fails to perform an obligation required of Sublandlord within ten (10) days after notice in the case of a monetary obligation, or thirty (30) days after notice in the case of a nonmonetary obligation; provided, however, that if the nature of a nonmonetary obligation of Sublandlord is such that more than thirty (30) days are reasonably required for performance, then Sublandlord shall not be in default if Sublandlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.

            If Sublandlord breaches any agreement in this Sublease or fails to make any payment or perform any other act on its part to be performed under this Sublease, provided that Subtenant has delivered to Sublandlord (and Sublandlord's Lender, if required) written notice of such default and Sublandlord (or Sublandlord's Lender, if required) has failed to cure such default within the time period required under this Section 14(c), Subtenant may make such payment or cure such performance or breach to the extent Subtenant deems desirable and, in connection therewith, pay reasonable expenses and employ counsel. All sums reasonably advanced by Subtenant on Sublandlord's behalf, any delinquent sums owed by Sublandlord to Subtenant under any provision of this Sublease, and all penalties, interest and other costs in connection therewith, including reasonable attorneys' fees and collection costs, shall be due and payable by Sublandlord on written demand, together with interest thereon from the date of delinquency at the Permitted Rate.

      15.   Destruction.

            (a) Restoration or Maintain in Safe Condition. If the Premises or Subtenant Improvements is damaged by any peril after the Commencement Date of this Sublease such that Subtenant cannot reasonably run its normal business operations in the Premises, Subtenant shall either (i) restore the same, or,
(ii) as reasonably agreed upon by Sublandlord and Subtenant, either (A) remove the Main Building and related leasehold improvements in accordance with the terms and conditions of Paragraph 32 hereof, and all Subtenant Improvements (except for those Subtenant Improvements described in subparagraphs (viii), (x) and (xvi) of Section 2(a)), or (B) place the damaged improvements or Excluded Area, as the case may be, in safe condition; provided, however, that Sublandlord's and Subtenant's election under clause (B) of the preceding sentence shall not be permitted unless the Sublease is terminated by Tenant pursuant to Subparagraph 15(b). If a Release of Hazardous Materials placed, stored, transported or used by Subtenant and/or Subtenant's Agents in, on or about the Property occurs as a result of such peril, Subtenant shall investigate and clean up any contaminated soil and/or groundwater contaminated by such Release to levels established by all appropriate governmental agencies. All insurance proceeds available from the property damage insurance carried by Subtenant pursuant to Paragraph 9(c)(v) of this Sublease shall be paid to and become the property of Subtenant. If this Sublease is not terminated by Subtenant as provided in Subparagraph 15(b), then upon the issuance of all necessary governmental permits, Subtenant shall either commence and diligently prosecute to completion the restoration of the damaged Premises or Subtenant Improvements, to the extent then allowed by Law, to substantially the same condition in which the damaged Premises or Subtenant Improvements was immediately prior to such damage, or remove the rubble generated from such damage, if any, from the Excluded Area and cause such Excluded Area to be placed in a safe condition. In the event of such damage to the Premises or the Subtenant Improvements, Sublandlord shall have no obligation to rebuild or restore the same (unless such damage was caused by the acts, negligence or willful misconduct of Sublandlord) and Sublandlord shall have no obligation to rebuild or restore any trade fixtures and/or personal property and/or alterations, additions or other improvements constructed or installed by Subtenant in the Premises.

            (b) Subtenant's Right to Terminate. If the Premises or Subtenant Improvements, or any portion thereof, is damaged by any peril, then as soon as reasonably practicable, Subtenant shall obtain and deliver to Sublandlord an opinion of Subtenant's architect or construction consultant as to when the restoration work may be completed. Subtenant shall have the option to terminate this Sublease in the event any of the following occurs, which option may be exercised only by delivery to Sublandlord of a written notice of election to terminate within sixty (60) days after Subtenant receives from Sublandlord the estimate of the time needed to complete such restoration:

                  (i) The Premises or Subtenant Improvements, or any portion thereof, is damaged by any peril and, in the reasonable opinion of Subtenant's architect or construction consultant, the restoration of the damaged improvements cannot be substantially completed within one hundred twenty (120) days of the peril causing such damage.

                  (ii) The Premises or Subtenant Improvements is damaged by any peril within twelve (12) months of the last day of the Sublease Term, and, in the reasonable opinion of Subtenant's architect or construction consultant, the restoration work cannot be substantially completed within the earlier of (1) ninety (90) days after the date of such damage, or (2) sixty (60) days prior to the expiration of the Sublease Term.

            (c) Abatement of Rent. In the event of damage to the Premises or Subtenant improvements which does not result in the termination of this Sublease, all Rentals shall be temporarily abated, but only to the extent such amount is covered and paid for from the proceeds of business interruption insurance carried by Subtenant, during the period of restoration, in proportion to the degree to which Subtenant's use of the Premises and Subtenant Improvements is impaired by such damage. All other Rentals due hereunder shall continue unaffected during such period. Subtenant shall not be entitled to any compensation from Sublandlord for loss of Subtenant's property or leasehold improvements or loss to Subtenant's business or income caused by such damage or restoration. Subtenant hereby waives the provisions of Section 1932, Subdivision 2, and Section 1933, Subdivision 4, of the California Civil Code, and the provisions of any similar law, hereinafter enacted.

      16.   Condemnation.

            (a) Definition of Terms. For the purposes of this Sublease, the term (1) "Taking" means a taking of the Premises or Excluded Area or damage to the Premises related to the exercise of the power of eminent domain and includes a voluntary conveyance, in lieu of court proceedings, to any agency, authority, public utility, person or corporate entity empowered to condemn property; (2) "Total Taking" means the taking of the entire Premises or entire Excluded Area or so much of the Premises or Excluded Area as to prevent or substantially impair the use thereof by Subtenant for the uses herein specified; (3) "Partial Taking" means a Taking which does not constitute a Total Taking; (4) "Date of Taking" means the date upon which the title to the Premises or Excluded Area, or a portion thereof, passes to and vests in the condemnor or the effective date of any order for possession if issued prior to the date title vests in the condemnor; and (5) "Award" means the amount of any award made, consideration paid, or damages ordered as a result of a Taking.

            (b) Rights. The parties agree that in the event of a Taking all rights between them or in and to an Award shall be as set forth herein and Subtenant shall have no right to any Award except as set forth herein.

            (c) Total Taking. In the event of a Total Taking during the term hereof, (1) the rights of Subtenant under the Sublease and the leasehold estate of Subtenant in and to the Premises and the Excluded Area (and the Subtenant Improvements) shall cease and terminate as of the Date of Taking; (2) Sublandlord shall refund to Subtenant any prepaid rent; (3) Subtenant shall pay Sublandlord any rent or charges due Sublandlord under the Sublease, each prorated as of the Date of Taking; (4) Subtenant shall satisfy all obligations of Sublandlord with respect to Subtenant's Use of Hazardous Materials, as may be imposed by the condemning authority pursuant to such taking (provided that Lessor or Sublandlord, as Lessor's agent, uses its good faith efforts to include Subtenant in any negotiations or discussions about the Total Taking with the applicable authority); (5) Subtenant shall receive from the Award those portions of the Award attributable to trade fixtures of Subtenant and for moving expenses of Subtenant; and (6) the remainder of the Award shall be paid to and be the property of Sublandlord.

            (d) Partial Taking. In the event of a Partial Taking during the term hereof, (1) at Subtenant's election, either (A) the rights of Subtenant under this Sublease and the leasehold estate of Subtenant in and to the portion of the Premises or Excluded Area taken shall cease and terminate as of the Date of Taking or (B) Subtenant may terminate this Sublease in accordance with
Section 32; (2) from and after the Date of Taking the Monthly Installment of Basic Rent shall be an amount equal to the product obtained by multiplying the Monthly Installment of rent immediately prior to the Taking by a fraction, the numerator of which is the number of square feet contained in the Premises after the Taking and the denominator of which is the number of square feet contained in the Premises prior to the Taking; (3) Subtenant shall receive from the Award the portions of the Award attributable to the Subtenant Improvements and other Subtenant trade fixtures of Subtenant; and (4) the remainder of the Award shall be paid to and be the property of Landlord and Sublandlord. In the event of a Partial Taking, Subtenant shall, unless Subtenant elects to terminate this Sublease in accordance with Section 32 hereof and to the extent solely from any severance award received by Sublandlord, promptly commence repairing or restoring the Premises to an architecturally completed unit and diligently prosecute such repair or restoration to completion.

      17. Mechanics' Liens. Subtenant shall (A) pay for all labor and services performed for, materials used by or furnished to, Subtenant or any contractor employed by Subtenant with respect to the Premises or the Subtenant Improvements (or any leasehold improvements constructed or installed by or for Subtenant);
(B) indemnify, defend, protect and hold Lessor and Sublandlord, the Premises and the Excluded Area harmless and free from any liens, claims, liabilities, demands, encumbrances, or judgments created or suffered by reason of any labor or services performed for, materials used by or furnished to, Subtenant or any contractor employed by Subtenant with respect to the Premises (and/or any leasehold improvements constructed or installed by or for Subtenant); and (C) permit Sublandlord to post a notice of nonresponsibility in accordance with the statutory requirements of California Civil Code Section 3094 or any amendment thereof in the event Subtenant is required to post an improvement bond with a public agency in connection with the above, Subtenant agrees to include Lessor and Sublandlord as an additional obligee.

      18. Inspection of the Premises. Subtenant shall permit Lessor, Sublandlord and their respective agents to enter the Premises or Excluded Area at any reasonable time for the purpose of inspecting the same, protecting the interests of Sublandlord in the Premises, performing Sublandlord's maintenance and repair responsibilities, if any (upon one (1) business day's prior notice except in an emergency), posting a notice of non-responsibility for alterations, additions or repairs, posting a "For Sale" sign or signs, and at any time within nine (9) months prior to expiration of this Sublease, to place upon the Premises or Excluded Area, ordinary "For Sublease" signs. Sublandlord shall have the right to use any and all reasonable means under the circumstance to open the doors in an emergency in order to obtain entry to the Premises, and any entry to the Premises obtained by Sublandlord in an emergency shall not under any circumstances be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or any eviction of Subtenant from the Premises.

      19. Compliance With Laws. Subtenant covenants and agrees to conform and comply with all Laws and with all requirements of any public body or officers having jurisdiction over the Premises and with the requirements or regulations of any Board of Fire Underwriters or insurance company insuring the Premises, all at Subtenant's own expense without reimbursement from Sublandlord. Subtenant need not, however, comply with any such Law or requirement of public authority so long as Subtenant shall be contesting the validity thereof, or the applicability thereof to the Premises.

      20. Subordination. This Sublease is subject and subordinate to any and all underlying leases, deeds of trust, assignments of leases and rents or other security instruments existing as of the date of execution of this Sublease and disclosed to Subtenant or which hereafter may be made and/or to any renewal, modification, replacement, extension or expansion hereafter or any consolidation or spreader thereof theretofore or hereinafter made (collectively, a "Security Instrument"); provided, however, that notwithstanding any provisions with respect to the subordination of this Sublease to any Security Instrument which now exists or may hereafter be made or to any renewal, modification, replacement or extension hereafter of any Security Instrument, or to any consolidation or spreader of any Security Instrument, heretofore or hereafter made, any such subordination is subject to the express conditions that so long as this Sublease is in full force and effect and no Event of Default by Subtenant exists under this Sublease, (a) Subtenant shall not be evicted from the Premises or the Excluded Area, nor shall Subtenant's continuing use and occupancy of the Premises or the Excluded Area be interrupted, restricted or impaired, nor shall any of Subtenant's rights under this Sublease be affected in any way by reason of any default under such Security Instrument; and (b) Subtenant's leasehold estate under the Sublease shall not be terminated or disturbed by reason of any default under such Security Instrument which does not arise from a default by Subtenant hereunder, and this Sublease and Subtenant's rights hereunder, including any rights of offset, shall be recognized by the lender or Lessor.


            Sublandlord agrees to procure, execute and deliver to Subtenant and Subtenant agrees to execute the same, all concurrently with the execution of this Sublease, the written agreement of Lessor and Agent, on behalf of each Lender, substantially in the form of Exhibit "C" attached hereto (the "SNDA"). In the event of a default under any Security Instrument, Subtenant shall become a subtenant of and attorn, to the successor-in-interest to Sublandlord upon the same terms and conditions contained in this Sublease and shall execute any instrument reasonably required by Sublandlord's successor for that purpose provided such successor in interest assumes the Sublandlord's obligations under this Sublease accruing from and after the date such party becomes the successor in interest. Subtenant shall also, upon written request of Sublandlord, execute and deliver all instruments as may be reasonably required from time to time to subordinate the rights of Subtenant under this Sublease to any underlying lease or any deed of trust (provided that such instruments include the nondisturbance and attornment provisions set forth above).

            If the SNDA is not tendered to Subtenant, in addition to any other rights and remedies available to Subtenant, Subtenant may, at its option, cancel this Sublease on the date ten (10) days following such notice, and the Sublease and the term and estate hereby granted shall then terminate at noon of such cancellation date as if such cancellation date were the expiration date, unless all of such agreements shall have been tendered meanwhile. Upon any such cancellation, Sublandlord shall have no further obligation to Subtenant hereunder except to return any moneys theretofore paid by Subtenant to Sublandlord as Rent under this Sublease.

      21. Notices. Any notice required or desired to be given under this Sublease shall be in writing with copies directed as indicated below and shall be personally served or given by mail. Any notice given by mail shall be deemed to have been given when seventy-two (72) hours have elapsed from the time such notice was deposited in the United States mails, certified and postage prepaid, return receipt requested, addressed to the party to be served with a copy as indicated herein at the last address given by that party to the other party under the provisions of this paragraph. At the date of execution of this Sublease, the address of Sublandlord is:

                     Veritas Software Corporation
                     1600 Plymouth Street
                     Mountain View, California 94043
                     Attn: Jay Jones

             with a copy to:

                     Brobeck, Phleger & Harrison LLP
                     550 West "C" Street, Suite 1300
                     San Diego, California 92101
                     Attn: Todd Anson, Esq.

and the address of Subtenant is:

                     Fairchild Semiconductor Corporation of California 333 Western Avenue
                     South Portland, ME 04106
                     Attn: Dan Boxer, Esq.

             with copy to:

                     Berliner Cohen
                     10 Almaden Blvd., Suite 1100
                     San Jose, CA. 95113
                     Attn: Sam Farb

        22. Attorneys' Fees. In the event either party shall bring any action or legal proceeding for damages for any alleged breach of any provision of this Sublease, to recover rent or possession of the Premises or the Excluded Area, to terminate this Sublease, or to enforce, interpret, protect or establish any term or covenant of this Sublease or right or remedy of either party, the prevailing party shall be entitled to recover as a part of such action or proceeding, reasonable attorneys' fees and court costs, including reasonable attorneys' fees and costs for appeal, as may be fixed by the court or jury. The term "prevailing party" shall mean the party who received substantially the relief requested, whether by settlement, dismissal, summary judgment, judgment, or otherwise.

        23. Subleasing and Assignment.

               (a) Sublandlord's Consent Required. Subtenant's interest in this Sublease is not assignable, by operation of law or otherwise (except as may be required for security purposes), nor shall Subtenant have the right to sublet the Premises or the Excluded Area, transfer any interest of Subtenant therein or permit any use of the Premises by another party, without the prior written consent of Lessor and Sublandlord to each such assignment, subletting, transfer or use, which consent Sublandlord may withhold in its sole discretion. A consent to one assignment, subletting, occupancy or use by another party shall not be deemed to be a consent to any subsequent assignment, subletting, occupancy or use by another party. Any assignment or subletting without such consent shall be void and shall, at the option of Sublandlord, terminate this Sublease.

             Lessor's or Sublandlord's waiver or consent to any assignment or subletting hereunder shall not relieve Subtenant from any obligation under this Sublease unless the consent shall so expressly provide in writing.

             (b) Transfers to an Affiliate. Notwithstanding the foregoing, Subtenant may, without Lessor's or Sublandlord's prior written consent, assign its interest in the Sublease or sublet the Premises or Excluded Area, or a portion thereof to (i) a subsidiary, affiliate, division or corporation controlled by or under common control with Subtenant; provided that (a) Sublandlord receives written notice of the name and address of the proposed transferee, (b) the transferee assumes the obligations of the Subtenant under this Sublease in a written instrument, in form and substance reasonably satisfactory to Sublandlord, which shall be delivered to Sublandlord as a condition precedent to the effectiveness of such assignment; and (c) the transfer or tenant remains liable as a primary obligor for the obligations of Subtenant under this Sublease.

        24. Successors. The covenants and agreements contained in this Sublease shall be binding on the parties hereto and on their respective heirs, successors and assigns (to the extent the Sublease is assignable).

        25. Mortgagee Protection. In the event of any default on the part of Sublandlord, Subtenant will give notice by registered or certified mail to any beneficiary of a deed of trust or mortgagee of a mortgage encumbering the Premises, whose address shall have been previously furnished to Subtenant. So long as such beneficiary or mortgagee is making reasonable efforts to cure the default, including, but not limited to, obtaining possession of the Premises by power of sale or judicial foreclosure, if such should prove necessary to effect a cure, Subtenant shall not have the right to terminate this Sublease.

        26. Estoppel Certificate. Subtenant agrees within fifteen (15) business days following reasonable request by Sublandlord to execute and deliver to Sublandlord any documents, including estoppel certificates presented to Subtenant by Sublandlord, (1) certifying that this Sublease is unmodified and in full force and effect and the date to which the rent and other charges are paid in advance, if any, and (2) acknowledging that there are not, to Subtenant's knowledge, any uncured defaults on the part of Sublandlord hereunder, or specifying the defaults, if any, and (3) evidencing the status of the Sublease as may be required either by a Lender making a loan or any other advance to Sublandlord to be secured by a deed of trust or mortgage covering the Premises or a purchaser of the Premises from Sublandlord.

        27. Surrender of Sublease Not Merger. The voluntary or other surrender of this Sublease by Subtenant, or a mutual cancellation thereof, shall not work a merger and shall, at the option of Sublandlord, terminate all or any existing subleases or subtenants, or operate as an assignment to Sublandlord of any or all such subleases or subtenants.

        28. Waiver. The waiver by Sublandlord or Subtenant of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained. Any waiver shall be in writing and signed by both Sublandlord and Subtenant.

        29. General.

               (a) Captions. The captions and Paragraph headings used in this Sublease are for the purposes of convenience only. They shall not be construed to limit or extend the meaning of any part of this Sublease, or be used to interpret specific sections. The word(s) enclosed in quotation marks shall be construed as defined terms for purposes of this Sublease. As used in this Sublease, the masculine, feminine and neuter and the singular or plural number shall each be deemed to include the other whenever the context so requires.

               (b) Time of Essence. Time is of the essence for the performance of each term, covenant and condition of this Sublease.

               (c) Severability. In case any one or more of the provisions contained herein, except for the payment of rent, shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Sublease, but this Sublease shall be construed as if such invalid, illegal or unenforceable provision had not been contained herein. This Sublease shall be construed and enforced in accordance with the laws of the State of California.

             (d) Quiet Enjoyment. Upon Subtenant paying the rent for the Premises (and the use of the Excluded Area) observing and performing all of the covenants, conditions and provisions on Subtenant's part to be observed and performed hereunder, Subtenant shall have quiet possession of the Premises (and the use of the Excluded Area) for the entire term hereof subject to all of the provisions of this Sublease.

             (e) Law. As used in this Sublease, the term "Law" or "Laws" shall mean any judicial decision, statute, constitution, ordinance, resolution, regulation, rule, administrative order, or other requirement of any government agency or authority having jurisdiction over the parties to this Sublease or the Premises or both, in effect at the Commencement Date of this Sublease or any time during the Sublease Term, including, without limitation, any regulation, order, or policy of any quasi-official entity or body (e.g., board of fire examiners, public utility or special district).

             (f) Agent. As used in this Sublease, the term "Agent" shall mean, with respect to either Sublandlord, Subtenant or any Lender, its respective agents, employees, contractors (and their subcontractors), and invitees (and in the case of Subtenant, its subtenants).

             (g) Lender. As used in this Sublease, the term "Lender" shall mean any beneficiary, mortgagee, secured party or other holder of any Security Instrument.

        30. Sign. Subtenant shall have the right at its cost to maintain its name on signage within or on the Premises or on the Excluded Area, provided any such signage placed by Subtenant on the Main Building or on the Excluded Area shall be in compliance with all applicable laws, ordinances, rules and regulations.

        31. Interest on Past Due Obligations. Any Monthly Installment of Rent due from Subtenant, or any other sum due under this Sublease from Subtenant, which is received by Sublandlord after the date ten (10) days following the date written notice is given by Sublandlord to Subtenant that such sum has not been paid when due, shall bear interest from said due date until paid, at an annual rate equal to the greater of (the "Permitted Rate"): (1) ten percent (10%); or
(2) five percent (5%) plus the rate established by the Federal Reserve Bank of San Francisco, as of the twenty-fifth (25th) day of the month immediately preceding the due date, on advances to member banks under Sections 13 and 13(a) of the Federal Reserve Act, as now in effect or hereafter from time to time amended. Payment of such interest shall not excuse or cure any default by Subtenant. In addition, Subtenant shall pay all costs and attorneys' fees incurred by Sublandlord in collection of such amounts.

        32. Surrender of the Premises.

             (a) Removal of Property. On the last day of the Sublease Term, or on the sooner termination of this Sublease, Subtenant shall surrender the Premises and the Excluded Area to Sublandlord in their then existing condition existing except as otherwise provided in this Paragraph 32. Not later than the expiration or earlier termination of the Sublease Term, Subtenant shall remove all of Subtenant's personal property and trade fixtures (including, without limitation, all machinery and equipment) from the Main Building, and all property not so removed shall be deemed abandoned by Subtenant and may be removed by Sublandlord at Subtenant's sole cost and expense. Anything herein to the contrary notwithstanding, at the expiration or earlier termination of the Sublease Term, Subtenant shall not be obligated to remove from the Excluded Area any "Remediation Equipment" as such term is defined in that certain Grant of Easements, Restriction and Indemnity Agreement dated December 24, 1997, executed by Raytheon Semiconductor, Inc., a Delaware corporation, as grantor, and Raytheon Company, as grantee, and recorded in the Official Records of Santa Clara County on December 30, 1997, as Document No.: 13994862 (the "Easements Agreement").

               (b) Demolition of Main Building and Related Improvements.

                     (i) The parties hereto agree that Subtenant shall (A) complete the demolition of the Main Building and related structures and improvements including, without limitation, the Subtenant Improvements (except for those items set forth in subparagraphs (viii), (x) and (xvi) of Paragraph 2(a) of this Sublease) on the Excluded Area and the Main Building foundation,
(B) complete, at Subtenant's cost, the remediation of any contaminated soil underlying the Main Building or related improvements (as further discussed in Paragraph 32(d) below) either (i) to levels at or below the cleanup level or standards established by the United States Environmental Protection Agency Record of Decision for the Raytheon facility, or (ii) to levels acceptable to the environmental agency or agencies having jurisdiction over such cleanup or remediation (such levels described in clauses (i) or (ii) above being referred to hereinafter as the "Soil Remediation Standard") and (C) obtain, at Subtenant's cost, an "environmental closure" pertaining to the operations of Subtenant within the Main Building and related facilities, as required by all applicable governmental agencies having jurisdiction over such closure (the items set forth in subparagraphs (A), (B) and (C) of this subparagraph are collectively referred to as the "Demolition") on or before January 1, 2001 (such date is referred to herein as the "Departure Deadline"), without any liability of Sublandlord or Lessor, as the case may be, for overtime or additional labor resulting from Subtenant's failure, if applicable, to correctly estimate the time necessary for completion of the Demolition. For purposes of this Paragraph 32(b), Subtenant shall be deemed to have completed the soil contamination remediation referred to above, if applicable, at such time as (Y) Subtenant's environmental consultant overseeing such remediation confirms or states in writing that soil contamination under the Main Building, if any, has been remediated to levels that meet the Soil Remediation Standard, or (Z) Subtenant causes, at Subtenant's cost, an environmental assessment of the soil under the demolished Main Building to be performed by an environmental consultant and such assessment indicates that the soil under the demolished Main Building and related improvements does not contain Hazardous Materials in violation of the Soil Remediation Standard. The environmental consultant referred to in the preceding sentence shall be selected by Subtenant and approved by Sublandlord and Lessor, which approval shall not be unreasonably withheld. Sublandlord and Lessor shall approve or disapprove of the environmental consultant selected by Subtenant within five (5) days of receipt of such contractor's identity as well as written information about the contractor's experience and credentials. If Sublandlord or Lessor fail to disapprove such contractor within such five (5) day period, Sublandlord and Lessor shall be deemed to have approved such contractor. Any report prepared by such contractor shall be addressed to the Financing Parties. Alternatively, such contractor shall provide the Financing Parties with a signed statement that they may rely on such report.

                     (ii) Subtenant shall use commercially reasonable efforts to complete the Demolition in an expeditious manner following the expiration or earlier termination of the Sublease Term in order to permit Sublandlord or Lessor, as the case may be, to commence development of the Excluded Area. Sublandlord, in its own capacity or as construction agent of Lessor, agrees to reasonably cooperate with Subtenant in Subtenant's efforts to cause the applicable governmental agency or agencies to respond in a timely manner to Subtenant's plan for removal of any contaminated soil from under the Main Building or the related improvements. Sublandlord and Lessor agree to reasonably cooperate with Subtenant with regard to the Demolition and not to unreasonably interfere with, delay or impair Subtenant's efforts to complete the Demolition in an expeditious manner. If, however, Subtenant fails to complete the Demolition on or before the Departure Deadline, then Subtenant shall pay to Sublandlord, as Sublandlord's sole and exclusive remedy for such delay in the completion of the Demolition, liquidated damages in a per day amount equal to the Monthly Installment of rent paid by Subtenant for the month immediately preceding the expiration or earlier termination of the Sublease Term divided by thirty (30) for each day from and after the Departure Deadline until the Demolition is completed. Nothing within the preceding sentence shall prelude Sublandlord or Lessor from exercising any rights or remedies against Subtenant under the Purchase Agreement (to the extent such remedies survive the close of escrow thereunder) or that certain Environmental Indemnity Agreement by and between Sublandlord and Subtenant (the "Indemnity Agreement").

                     (iii) Notwithstanding the provisions of subparagraph 32(b)(ii) above, if Subtenant fails to complete the Demolition on or before the Departure Deadline due to Subtenant's failure to use commercially reasonable efforts to complete the Demolition in an expeditious manner, Subtenant shall pay Sublandlord, as Sublandlord's sole and exclusive remedy for Subtenant's failure to complete the Demolition on or before the Departure Deadline, liquidated damages in the amount of Seven Thousand Five Hundred Dollars ($7,500) per day for each day that Subtenant fails to complete the Demolition by or after the Departure Deadline due to Subtenant's breach of its obligation under the first sentence of subparagraph 32(b)(ii). Nothing within the preceding sentence shall preclude Sublandlord from exercising any remedies against Subtenant under the Purchase Agreement (to the extent such remedies survive the close of escrow thereunder) or the Indemnity Agreement. Notwithstanding the foregoing, Subtenant shall only be obligated to pay liquidated damages in the amount set forth in this subparagraph 32(b)(iii) (instead of the amount set forth in subparagraph 32(b)(ii) above) for each day after the Departure Deadline that the Demolition has not been completed and Sublandlord or Lessor, as the case may be, is ready to commence grading or the construction of improvements on the Excluded Area or any portion thereof; provided, however, that if the condition of the Excluded Area prevents or delays the Sublandlord's ability to commence grading or construction thereon, the condition set forth in this sentence shall not apply.

                     (iv) The parties hereto acknowledge and agree that Sublandlord's carrying costs, lost opportunity costs and other expenses incurred by Sublandlord as a result of not having full and unrestricted access to the Excluded Area by the Departure Deadline are impracticable or extremely difficult to ascertain. The parties hereto agree that the amounts of liquidated damages set forth in subparagraph 32(b)(ii) and 32(b)(iii) are reasonable estimates of the damages that will be incurred by Sublandlord in the event Subtenant is not able to complete the Demolition by the Departure Deadline. By executing this paragraph below, the parties hereto agree to the provisions of these liquidated damages provisions.

               Subtenant:_______________    Sublandlord:________________________

             (c) Remediation of Contaminated Soil. If contaminated soil is discovered under the approximately 119,000 square foot Main Building and/or related improvements following the demolition of the same by Subtenant, then such contaminated soil shall not be treated or remediated by Subtenant on the Excluded Area after the Departure Deadline. If Subtenant has not disposed of or remediated any such contaminated soil underlying the Main Building and/or related improvements by the Departure Deadline, then Subtenant agrees to dispose or treat, or cause to be disposed or treated, such soil contamination off-site at a registered hazardous waste disposal site (if legally required) or off-site as required by applicable environmental Laws, with Subtenant or Raytheon Company named on all permits and manifests with respect to such contaminated soil as the party responsible for such disposal or treatment (i.e., the generator). Sublandlord acknowledges and agrees that if contaminated soil is discovered under the Main Building and/or related improvements following the demolition of such Main Building and related improvements, and if Subtenant reasonably believes that Raytheon Company is responsible for the clean up or remediation. of such contaminated soil (or for the cost of clean up or remediation), then Subtenant will promptly notify Raytheon Company of such contamination and request that Raytheon Company undertake the disposal or treatment of such contaminated soil as provided above. Subtenant shall have no liability to Sublandlord or Lessor for the clean up or remediation of such contaminated soil if Raytheon Company accepts responsibility for the clean up or remediation of such contaminated soil in accordance with the terms set forth above and disposes of or treats such contamination such that it is removed or remediated in accordance with applicable environmental laws and regulations by the Departure

Deadline. The parties agree that any contaminated soil discovered under the Main Building or the related improvements shall be remediated or treated by Subtenant, at Subtenant's sole cost (except as set forth in the preceding sentence), to levels that meet the Soils Remediation Standard. Subtenant shall not be obligated to remove any contaminated soil or other Hazardous Materials discovered under the Main Building or related improvements (or on or under the Excluded Area) if the same is remediated or treated to levels that meet the Soil Remediation Standard.

               (d) Costs of Demolition.

                     (i) Prior to vacating the Main Building (which shall occur not later than December 31, 2000), Subtenant shall contract with a licensed contractor to demolish, at Lessor's cost (to the extent the funding requirements set forth in that certain Participation Agreement dated April __, 1999 among Lessor, Sublandlord and others (the "Participation Agreement") and that certain Agency Agreement dated April __, 1999 between Lessor and Sublandlord (the "Agency Agreement") are satisfied), the Main Building (and certain related structures and improvements located on the Excluded Area), including, without limitation, the foundation of the Main Building. If the funding requirements set forth in the Participation Agreement and the Agency Agreement are not satisfied, the items identified in the preceding sentence as being at Lessor's costs shall be at Sublandlord's cost. Subtenant shall have the right to select the contractor to perform such demolition work. The contractor shall be selected through a bid process in which Subtenant shall obtain bids from not less than three licensed contractors selected by Subtenant and approved by Sublandlord, as Lessor's agent, which such approval shall not be unreasonably withheld. Based on such bids and any other information that the Subtenant may reasonably consider, Subtenant shall select the contractor to perform the demolition and such contractor selected by Subtenant shall be subject to the approval of Sublandlord and Lessor (which such approval shall not be unreasonably withheld). Subtenant's contract with such contractor shall contain terms that are commercially reasonable for such a contract. Sublandlord and Lessor shall provide the approvals or disapprovals set forth in this subparagraph within five (5) days of receipt of the information about the contractors selected by Subtenant to make bids or the bids and the identity of the contractor selected by Subtenant to perform the work. If Sublandlord or Lessor fails to disapprove such contractor(s) within such five (5) day period, Sublandlord and Lessor shall be deemed to have approved such contractor(s). If Sublandlord or Lessor reasonably disapproves any bidders or contractor selected by Subtenant, then, concurrently with notifying Subtenant of its disapproval, Sublandlord or lessor, as the case may be, shall provide Subtenant in writing with the name, address and telephone number of a replacement bidder or contractor, as the case may be, acceptable to Sublandlord and Lessor.

                     (ii) Lessor shall pay (to the extent the funding requirements set forth in the Participation Agreement and the Agency Agreement are satisfied) one hundred percent (100%) of the cost of demolishing and removing from the Property the Main Building and related structures and improvements located on the Excluded Area, including the foundation of the Main Building (and the cost of removing such demolished Main Building, foundations, structures and improvements from the Property). If the funding requirements set forth in the Participation Agreement and the Agency Agreement are not satisfied, the items identified in the preceding sentence as being paid by Lessor shall be paid by Sublandlord, except as set forth below. Notwithstanding the foregoing, Subtenant shall be responsible for (A) the cost of removal of any Hazardous Materials, including asbestos, located within the Main Building, (B) the cost of removal (or remediation as provided above) in compliance with applicable Laws of any asbestos or other Hazardous Materials located under the Main Building to levels that meet the Soils Remediation Standard (except Subtenant shall not be responsible hereunder for removal of any groundwater contamination under the Main Building) and (C) the cost of demolishing/removing the improvements constructed after the Commencement Date of this Sublease by or on behalf of Subtenant identified in Paragraph 13(a) above. The cost to be borne by Lessor (the "Cost to Lessor") (to the extent the funding requirements set forth in the Participation Agreement and the Agency Agreement are satisfied) for demolishing the Main Building and related structures and improvements on the Excluded Area shall be net of the cost of health and safety plans and procedures incurred by Subtenant and/or Subtenant's affiliates, agents, employees or contractors for demolition and removal of the improvements, and the cost of protective measures for construction workers incurred by Subtenant and/or Subtenant's affiliates, agents, employees or contractors relating to any Hazardous Materials within or under the Main Building, which shall be at Subtenant's (or Raytheon's) cost. If the funding requirements set forth in the Participation Agreement and the Agency Agreement are not satisfied, the items identified in the preceding sentence as being at Lessor's costs shall be at Sublandlord's cost. Except as provided in this Paragraph 32(d)(ii), all costs of Demolition shall be borne by Subtenant.

                     (iii) Upon Sublandlord's selection of a contractor, Sublandlord shall cause Lessor (to the extent the funding requirements set forth in the Participation Agreement and the Agency Agreement are satisfied) to deposit into an interest bearing escrow account as quickly as practicable under the Financing Documents, but in no event more than forty (40) days after Sublandlord's approval of the contractor as set forth in subparagraph 32(d)(ii) above, an amount equal to such contractor's estimated Cost to Lessor. If Sublandlord or Lessor fails to cause such amount to be deposited into the escrow account as provided herein, Subtenant shall not be required to demolish the Main Building and related improvements or remediate any soil contamination under the Main Building, if any, or remove any asbestos from the Main Building or any of the related improvements. Upon Subtenant's submission to the escrow holder of reasonably detailed documentation with respect to costs actually incurred with respect to the Demolition which are Costs to Lessor, the escrow holder shall promptly disburse from the escrow account to Subtenant or Subtenant's designees funds sufficient to pay such Costs to Lessor. In the event the total Costs to Lessor are less than the amount held in escrow, all remaining amounts held in the escrow account shall be returned to Sublandlord, as agent for Lessor. In the event the total Costs to Lessor exceed the amount held in escrow, Lessor shall promptly reimburse Subtenant (to the extent the funding requirements set forth in the Participation Agreement and the Agency Agreement are satisfied) such additional costs. If the funding requirements set forth in the Participation Agreement and the Agency Agreement are not satisfied, the items identified in the preceding sentence as being reimbursed by Lessor shall be reimbursed by Sublandlord.

                     (iv) The parties hereto agree that Subtenant or Raytheon Company shall be identified as the party responsible for the proper disposal of any Hazardous Materials within the Main Building (e.g., asbestos) or contaminated soil to be removed from the Excluded Area as part of the demolition and removal obligations referred to in this paragraph, and in the event Subtenant or Raytheon Company fails to timely and completely perform such asbestos and contaminated soil removal or remediation as provided above, Sublandlord, in addition to Sublandlord's other remedies under this Sublease, may, as Lessor's agent, elect to do so (with Subtenant named on all permits and manifests relating to such asbestos and contaminated soil removal) and, in such event, Subtenant shall reimburse, or cause Raytheon Company to reimburse, Lessor for its reasonable costs incurred in removing such asbestos and contaminated soil from or under the Main Building and related structures as provided above. Such reimbursement shall be required to be made within thirty (30) days following receipt of a written notice or statement setting forth in reasonable detail such costs to be reimbursed.

             (e) Relocation of Remediation Well Sites and Equipment. Subtenant agrees to reasonably cooperate with Sublandlord, as Lessor's agent, promptly to engineer and relocate, on Sublandlord's reasonable request and at Subtenant's cost, any existing soil or water remediation well sites and equipment (as further set forth in Section 9.1(g) of the Purchase Agreement) which Subtenant is not required to remove pursuant to Paragraph 32 herein. Sublandlord agrees to reasonably cooperate with Subtenant with respect to the engineering and relocation of such items. Such cooperation shall include, without limitation, the prompt delivery to Subtenant of any development plans for the Property and Sublandlord's participation in good faith and timely discussions with Subtenant regarding the relocation of such items.

             (f) Survival. The obligations of Lessor, Subtenant and Sublandlord under this Paragraph 32 shall survive the expiration or earlier termination of this Sublease.

        33. Authority. The undersigned parties hereby warrant that they have proper authority and are empowered to execute this Sublease on behalf of Sublandlord and Subtenant, respectively.

        34. Brokers. Sublandlord and Subtenant each represent and warrant to the other that it has not dealt with any broker respecting this transaction other than Cornish & Carey Commercial ("CRC"); however, no commission shall be owing to C&C based on the parties hereto entering into this Sublease. Each party hereto agrees to indemnify and hold the other harmless from and against damages, losses, liabilities, claims, demands, costs or expenses suffered or incurred by the other in the event of any breach by such party of any representation, warranty or covenant set forth in this Paragraph 34.

        35. Consent. Wherever in this Sublease it is provided that either party shall not unreasonably withhold consent or approval, such consent or approval (collectively referred to as "consent") shall also not be unreasonably withheld, conditioned or delayed. If a party considers that the other party has unreasonably withheld or delayed a consent, it shall so notify the other party within ten (10) days after receipt of notice of denial of the requested consent or, in case notice of denial is not received, within twenty (20) days after giving the first-mentioned notice, may submit the question of whether the withholding or delaying of such consent is unreasonable to determination by arbitration.

        36. Right of Sublandlord to Perform. Except as provided otherwise herein, all covenants and agreements to be performed by Subtenant under this Sublease shall be performed at Subtenant's sole cost and expense and without any abatement of rent or right of set-off. If

Subtenant fails to pay any sum of money, other than rent, or fails to perform any other act on its part to be performed under this Sublease, and the failure continues beyond any applicable grace or cure period set forth herein then in addition to any other available remedies, Sublandlord may, at its election make the payment or perform the other act on Subtenant's part. Sublandlord's election to make the payment or perform the act on Subtenant's part shall not give rise to any responsibility of Sublandlord to continue making the same or similar payments or performing the same or similar acts. Subtenant shall, promptly upon demand by Sublandlord, reimburse Sublandlord for all reasonable sums paid by Sublandlord and all necessary incidental costs, together with interest at the Permitted Rate or two percent (2%) above the prime rate announced by Bank of America from time to time, whichever is greater from the date of payment by Sublandlord. Sublandlord shall have the same rights and remedies if Subtenant fails to pay those amounts as Sublandlord would have in the event of a default by Subtenant in the payment of rent. Sublandlord shall provide Subtenant with written notice and the appropriate cure period provided in the Lease before performing any act on behalf of Subtenant and will provide Subtenant with written request for any reimbursement payable hereunder.

        37. Expenses and Legal Fees. All sums reasonably incurred by Sublandlord in connection with any Event of Default by Subtenant under this Sublease or holding over of possession by Subtenant after the expiration or earlier termination of this Sublease, including without limitation all reasonable costs, expenses and reasonable accountants, appraisers, attorneys and other professional fees, and any collection agency or other collection charges, shall be due and payable by Subtenant to Sublandlord on demand, and shall bear interest at the Permitted Rate. Should either Sublandlord or Subtenant bring any action in connection with this Sublease, the prevailing party shall be entitled to recover as a part of the action its reasonable attorneys' fees, and all other costs. The prevailing party for the purpose of this paragraph shall be determined by the trier of the facts.

        38. WAIVER OF JURY TRIAL. SUBLANDLORD AND SUBTENANT EACH ACKNOWLEDGES THAT IT IS AWARE OF AND HAS HAD THE ADVICE OF COUNSEL OF ITS CHOICE WITH RESPECT TO ITS RIGHTS TO TRIAL BY JURY, AND EACH PARTY DOES HEREBY EXPRESSLY AND KNOWINGLY WAIVE AND RELEASE ALL SUCH RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY HERETO AGAINST THE OTHER (AND/OR AGAINST ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, OR SUBSIDIARY OR AFFILIATED ENTITIES) ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, TENANT'S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM OF INJURY OR DAMAGE.

        39. Satisfaction of Judgement. The obligations of Sublandlord and Subtenant do not constitute the personal obligations of the directors, officers or shareholders of Sublandlord or its constituent partners. Should Subtenant recover a money judgment against Sublandlord, such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment and levied thereon against the right, title and interest of Sublandlord in the Property and out of the rent, insurance proceeds or other income from such property receivable by Sublandlord or out of consideration received by Sublandlord from the sale or other disposition of all or any part of Sublandlord's right, title or interest in the Property, and no action for any deficiency may be sought or obtained by Subtenant.

        40. Changes Required by Accounting Rules. If, in connection with obtaining synthetic lease financing for the acquisition and development of the Property, Sublandlord is required to make modifications to this Sublease in order to comply with all applicable accounting requirements for such financing, Subtenant will not unreasonably withhold or delay its consent, provided that the modifications do not increase the obligations of Subtenant or impair Subtenant's rights under this Sublease.

        41. Security Measures. Subtenant hereby acknowledges that Sublandlord shall have no obligation whatsoever to provide guard service or other security measures for the benefit of the Premises or the Property. Subtenant assumes all responsibility for the protection of Subtenant, its agents, invitees and property from acts of third parties.

        IN WITNESS WHEREOF, the parties have executed this Sublease on the dates set forth below.

                                       SUBTENANT:

                                       FAIRCHILD SEMICONDUCTOR
                                       CORPORATION OF CALIFORNIA,
                                       a Delaware corporation


DATED:_______, 1999                    By:______________________________________
                                       Name:____________________________________
                                       Title:___________________________________


                                       SUBLANDLORD:

                                       VERITAS SOFTWARE CORPORATION,
                                       a Delaware corporation


DATED:_______, 1999                    By:______________________________________
                                       Name:____________________________________
                                       Title:___________________________________


                                       By:______________________________________
                                       Name:____________________________________
                                       Title:___________________________________

                                CONSENT OF LESSOR

The undersigned Lessor under that certain Lease Agreement dated as of April __, 1999 by and between Lessor and Lessee hereby consents to the subletting of the Premises by Subtenant on the terms and conditions contained in this Sublease including, without limitation, the terms and conditions set forth in Paragraph 32, and Lessor agrees to be bound by its obligations under Paragraph 32. This consent shall apply only to this Sublease and shall not be deemed to be a consent to any other subleases.


                                       LESSOR


                                       By:______________________________________
                                       Name:____________________________________
                                       Title:___________________________________

                                  EXHIBIT "A"
                                 [EXHIBIT MAP]

                                    EXHIBIT B
                              [GENERAL SITE PLAN]

                                   EXHIBIT B
                                350 ELLIS STREET
                                    BUILDING
                                  [FLOOR PLAN]

                                   EXHIBIT B
                             [540 PRICE AVENUE MAP]

                                   EXHIBIT "C"

             SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT



RECORDING REQUESTED BY, AND        )
WHEN RECORDED, RETURN TO:          )

Berliner Cohen                     )
Ten Almaden Boulevard, 11th Floor  )
San Jose, California 95113-2233    )
(408) 286-5800                     )
Attn:   Samuel L. Farb, Esq.       )


                                                (Space Above for Recorder's Use)


             SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

        THIS AGREEMENT (this "Agreement") is made and entered into this____ day of April, 1999, by and among (1) FAIRCHILD SEMICONDUCTOR CORPORATION OF CALIFORNIA, a Delaware corporation ("Subtenant"), (2) VERITAS SOFTWARE CORPORATION, a Delaware corporation ("Sublandlord"), (3) VS TRUST 1999-1, a __________________ ("Owner") and (3)_________________________ , as agent for the
Financing Parties (as defined below) ("Agent"). The defined term "Agent" shall include any successors and assigns of Agent.

                                R E C I T A L S:

        WHEREAS, Sublandlord executed a Sublease (the "Sublease") dated as of April 1999, in favor of Subtenant, covering a certain premises therein described (the "Premises") and (2) a portion of certain real property legally described on Exhibit A attached hereon (the "Land").

        WHEREAS, Sublandlord has entered into a financing and lease transaction (the "Financing Transaction") with Owner and the other parties to that certain Participation Agreement dated as of April __,1999 (such other parties are referred to herein as the "Financing Parties" pursuant to which (1) Owner has purchased the Land and all improvements thereon, (2) Owner has leased the Land to Sublandlord pursuant to that certain Lease Agreement dated April ___, 1999 among Owner and Sublandlord (the "Lease"), (3) Sublandlord, as Owner's agent, has agreed to manage the construction of certain improvements on the Land and
(4) Owner and

Sublandlord have each entered into various other agreements to secure their respective obligations under the Financing Transaction.

        WHEREAS, in order to induce the Financing Parties to provide the financing called for by the Financing Transaction, the Financing Parties have requested that the Sublease be subordinate to any and all underlying leases, deeds of trust or other security instruments existing as of the date of execution of this Agreement or which hereafter may be made and/or to any renewal, modification, replacement, extension or expansion hereafter or any consolidation or spreader thereof heretofore or hereinafter made (collectively, the "Security Instruments").

        WHEREAS, in order to induce Subtenant to subordinate its interest in the Sublease to the Security Instruments, the parties hereto desire to assure Subtenant's possession and control of the Premises under the Sublease upon the terms and conditions therein contained;

        NOW, THEREFORE, for and in consideration of the mutual covenants and premises herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and confessed by the parties hereto, the parties hereto do hereby agree as follows:


                                   AGREEMENT:

        1. Subject to the non-disturbance covenants set forth herein, the Sublease is and shall be subordinate to the Security Instruments.

        2. Should default under the Security Instruments occur such that (a) Sublandlord's rights under the Sublease are assigned to the Agent, (b) the Agent becomes the owner of the Land or any portion thereof and/or (c) the Land or any portion thereof is sold by reason of foreclosure, transferred by deed in lieu of foreclosure, or sold under a trustee's sale, (x) Subtenant shall not be evicted from the Premises or the Excluded Area, nor shall Subtenant's continuing use and occupancy of the Premises or the Excluded Area be interrupted, restricted or impaired, nor shall any of Subtenant's rights under this Sublease be affected in any way by reason of any default under such Security Instrument; and (y) Subtenant's leasehold estate under the Sublease shall not be terminated or disturbed by reason of any default under such Security Instrument which does not arise from a default by Subtenant hereunder, and this Sublease and Subtenant's rights hereunder, including any rights of offset, shall be recognized by the Agent or Lessor. Subtenant does hereby agree to attorn to Agent or to any such owner as its Sublandlord after Subtenant's receipt of written notice from Agent provided Agent or Lessor, as the case may be, assume the obligations of Sublandlord under the Sublease, and Agent or any such owner hereby agree that it will accept such attornment.

        3. In the event the Lease terminates prior to the date (a) the Sublease term expires or earlier terminates or (b) Subtenant completes Demolition as described in Paragraph 32(b) of the Sublease, then Sections 2(x) and (y) above shall apply, and Subtenant shall attorn to Owner as its Sublandlord after Subtenant's receipt of written notice provided Owner assumes the obligations of Sublandlord under the Sublease, and Owner hereby agrees that it will accept such attornment.

        4. Notwithstanding any other provision of this Agreement, Agent shall not be (a) liable for any default of any sublandlord under the Sublease (including Sublandlord), (b) subject to any offsets or defenses which have accrued prior to the date of foreclosure which shall be the earliest to occur of
(1) delivery of a trustee's deed following a non-judicial foreclosure, (2) delivery of a marshal's deed upon sale of the property following entry of judgment in a judicial foreclosure and/or (3) delivery of a deed in lieu of foreclosure, unless Subtenant shall have delivered to Agent written notice of the default which gave rise to such offset or defense and permitted Agent the same right to cure such default as permitted Sublandlord under the Sublease; (c) bound by any rent that Subtenant may have paid under the Sublease more than one month in advance; (d) bound by any amendment or modification of the Sublease hereafter made without Agent's prior written consent which shall be Sublandlord's obligation to request and obtain; or (e) responsible for the return of any security deposit delivered to Sublandlord under the Sublease and not subsequently received by Agent.

        5. If Agent sends written notice to Subtenant to direct its rent payments under the Sublease to Agent instead of Sublandlord, then Subtenant agrees to follow the instructions set forth in such written instructions and deliver rent payments to Agent; however, Sublandlord and Agent agrees that Subtenant shall be credited under the Sublease for any rent payments sent to Agent pursuant to such written notice.

        6. Subtenant shall give Agent or any successor in interest of Agent such notices and cure rights as are required under Section 14(c) of the Sublease.

        7. If any legal action, arbitration or other proceeding is commenced to enforce any provision of this Agreement, the prevailing party shall be entitled to an award of its actual expenses, including without limitation, expert witness fees, actual attorneys' fees and disbursements.

        8. This Agreement may not be modified other than by an agreement in writing, signed by the parties hereto or by their respective successors in interest. Except as herein modified all of the terms and provisions of the Sublease shall remain in full force and effect. Nothing in this Agreement shall in any way impair or affect the lien created by the Security Instruments or the other lien rights of Agent.

        9. All notices which may or are required to be sent under this Agreement shall be in writing and shall be sent by Federal Express (or similar overnight delivery service) or first-class, certified U.S. mail, postage prepaid, return receipt requested, and sent to the party at the address appearing below or such other address as any party shall hereafter inform the other party by written notice given as set forth below:

SUBTENANT:                             OWNER

_____________________________          _________________________________________
_____________________________          _________________________________________
_____________________________          _________________________________________
Attn:________________________          Attn:____________________________________


AGENT:                                 SUBLANDLORD:

_____________________________          _________________________________________
_____________________________          _________________________________________
_____________________________          _________________________________________
Attn:________________________          Attn:____________________________________


        10. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their successors in interest, heirs and assigns and any subsequent owner of the Property.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.


OWNER:                                 SUBTENANT:

_____________________                  _____________________________

By:__________________________          By:______________________________________

Its:_________________________          Its:_____________________________________


AGENT:                                 SUBLANDLORD:

_____________________                  _____________________________


By:__________________________          By:______________________________________

Its:_________________________          Its:_____________________________________

STATE OF CALIFORNIA     )
                        )                                                     ss
COUNTY OF SAN DIEGO     )

        On_________________________, before me,__________________________,
Notary Public, personally appeared____________________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

        WITNESS my hand and official seal.


        ____________________________________[SEAL]


STATE OF CALIFORNIA     )
                        )                                                     ss
COUNTY OF SAN DIEGO     )


        On___________________________, before me,__________________________,
Notary Public, personally appeared_______________________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

        WITNESS my hand and official seal.


        ____________________________________[SEAL]

STATE OF CALIFORNIA     )
                        )                                                     ss
COUNTY OF SAN DIEGO     )


        On___________________________, before me,______________________________,
Notary Public, personally appeared__________________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signatures) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

        WITNESS my hand and official seal.


        ____________________________________[SEAL]


STATE OF CALIFORNIA     )
                        )                                                     ss
COUNTY OF SAN DIEGO     )

        On______________________________, before me,__________________________,
Notary Public, personally appeared______________________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

        WITNESS my hand and official seal.


        ____________________________________[SEAL]

                                   EXHIBIT A

All that certain Real Property in the City of Mountain View, County of Santa Clara, State of California, described as follows:

All of Lot 23, as shown upon that certain Map entitled, "Tract No. 2724 Ellis-Middlefield Industrial Park", which Map was filed for Record in the Office of the Recorder of the County of Santa Clara, State of California, on June 16, 1960 in Book 121 of Maps, at Pages 40, 41, 42, 43 and 44.



                                      C-A-1

                                    EXHIBIT C


Recording Requested By
and When Recorded Return To:

Veritas Software Corporation
1600 Plymouth Street
Mountain View, CA. 94043
Attn: Jay L. Jones



                        ENVIRONMENTAL INDEMNITY AGREEMENT


      THIS ENVIRONMENTAL INDEMNITY AGREEMENT ("Agreement") is made this 1999 ("Execution Date") by and between Veritas Software Corporation, a corporation ("Veritas"), and Fairchild Semiconductor Corporation of California, a Delaware corporation ("Fairchild"):

                                    Recitals

      A. This Agreement is entered into pursuant to that Agreement of Purchase and Sale dated March __, 1999 (the "Purchase Agreement"), between Veritas, as purchaser, and Fairchild, as seller, covering the property more particularly described in Exhibit A to this Agreement (the "Property").

      B. The Property is subject to certain requirements pursuant to which Raytheon Company, a Delaware corporation, is performing remediation.

      C. The "Contamination" is any and all Hazardous Materials (as defined below), soil and groundwater pollution and groundwater plume or plumes that exist partially or entirely beneath the Property or emanated from the Property or in any building or improvement located on the Property as of the date hereof. As used in this Agreement, the term "Hazardous Materials" shall mean any chemical, substance, waste or material which has been or is hereafter determined by any federal, state or local governmental authority to be capable of posing risk of injury to health or safety, including, without limitation, those substances included within the definitions of hazardous substances, hazardous materials, toxic substances or solid wastes under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, and the Hazardous Materials Transportation Act, as amended, and in the regulations promulgated pursuant to said laws; those substances defined as hazardous wastes in Section 25117 of the California Health & Safety Code, or as hazardous substances in Section 25316 of the California Health & Safety Code, as amended, and in the regulations promulgated pursuant to said laws; those substances listed in the United States Department of Transportation Table (49 CFR 172.101 and amendments thereto) or designated by the Environmental Protection Agency (or any successor agency) as hazardous substances (see, e.g., 40 CFR Part 302 and amendments thereto); such other substances, materials and wastes which are or become regulated or become classified as hazardous or toxic under any laws, including without limitation, the California Health & Safety Code, Division 20, and Title 26 of the California Code of Regulations; and any material, waste, substance which is (i) petroleum, (ii) asbestos, (iii) polychlorinated biphenyls, (iv) designated as a hazardous substance pursuant to Section 311 of the Clean Water Act of 1977, 33 U.S.C. sections 1251 et seq. (33 U.S.C. Section
1321) or listed pursuant to section 307 of the Clean Water Act of 1977 (33 U.S.C. Section 1317), as amended; (v) flammable explosives; (vi) radioactive materials; or (vii) radon gas.


      D. Raytheon Company and Raytheon Semiconductor, Inc., a Delaware corporation, the predecessor of Fairchild, entered into a Grant of Easements, Restriction and Indemnity Agreement dated December 24, 1997 concerning the remediation being performed by Raytheon Company ("1997 Raytheon Agreement"). Pursuant to the 1997 Raytheon Agreement, as well as the terms of the acquisition of Raytheon Semiconductor by Fairchild, Raytheon Company has agreed to indemnify and hold harmless Fairchild from any claims or liabilities related to the Contamination which first occurred, existed or arose prior to December 24, 1997.

      E. Fairchild and Veritas (or its designee) have entered into that certain Sublease Agreement dated ______________, 1999 (the "Sublease"), pursuant to which Veritas (or its designee) has agreed to sublease to Fairchild that certain portion of the Property described therein.

      For good and valuable consideration, the parties agree as follows:
Agreement

      1. Indemnification. It is the intent of the parties hereto that Veritas not be responsible or liable for any Contamination or the existence of any hazardous or toxic substances which were first released, discharged or diagnosed on, in, under or at the Property, or which otherwise existed thereon, therein or thereunder, prior to the close of escrow under the Purchase Agreement (unless such environmental condition is exacerbated by the negligent acts or omissions or willful misconduct of Veritas or any of its agents, employees, contractors, subcontractors, successors, assigns or other authorized representatives, provided that construction or other development activities by Veritas on the Property that are performed in accordance with due care shall not be considered "exacerbation" of any pre-existing condition). In addition to Fairchild's remediation and indemnification obligations pursuant to the Sublease, which Fairchild covenants and agrees to abide by, Fairchild shall, subject to the terms and conditions of this Agreement, indemnify, hold harmless, and defend (with counsel selected by Fairchild) Veritas, and its successors and assigns, and any entity holding legal title to the Property or improvements thereon ("Owner Entities"), and any entity providing financing to any Owner Entity secured by a mortgage or deed of trust on the Property, any entity participating in any such financing, any entity holding any beneficial interest in any trust for which the holder of legal title to the Property serves as trustee, and any entity acting as agent for any of the foregoing entities and any successor or assign of any of the foregoing entities (collectively, the "Financing Parties"), from and against any and all claims, damages, liabilities, costs (including, without limitation, reasonable fees and expenses of attorneys and expert consultants, investigation and remedial costs), fines, judgments, penalties, or expenses asserted against or incurred or suffered by any Owner Entities arising out of or related to (i) the Contamination first occurring before the close of escrow under the Purchase Agreement, (ii) the release or discharge of hazardous or toxic materials or wastes in, on, under or from the Property or improvements located thereon first occurring after the date of this Agreement to the extent such release or discharge is caused as a result of the activities of Fairchild in its use, occupancy or operation of the Property (including, without limitation, any exacerbation by Fairchild of the pre-existing Contamination in, on, under or about the Property which adversely affects or eliminates Raytheon Company's indemnity obligations under the 1997 Raytheon Agreement (and then such indemnity, defense and hold harmless obligation of Fairchild hereunder shall apply only to the extent of such exacerbation of such pre-existing Contamination), and (iii) the cost or expense of any remediation action covered by the 1997 Raytheon Agreement if such cost or expense is incurred by Veritas as a result of Fairchild's breach of such 1997 Raytheon Agreement and such breach is not caused, or contributed to, by Veritas, any other Owner Entity or any Financing Party or any of their respective agents, employees, contractors, subcontractors or other authorized representatives (collectively, "Liabilities"); provided, however, Fairchild shall have no obligation to clean up or remediate any Contamination existing on, in or under the Property as of the close of escrow under the Purchase Agreement unless required to do so by a governmental agency, board or authority having jurisdiction over such clean up or remediation or except as required under the Sublease. The foregoing indemnity, defense and hold harmless obligation of Fairchild shall not apply to the extent any Liability arises out of or results from (i) hazardous or toxic materials or wastes which are released, discharged, brought upon, or are permitted or suffered to be brought upon, the Property by any person or persons other than Fairchild or its agents, employees, contractors or subcontractors after the close of escrow under the Purchase Agreement and are first released or discharged into the environment on, in, under or from the Property after such close of escrow under the Purchase Agreement by a person or persons other than Fairchild, or its agents, employees, contractors, and subcontractors, or (ii) hazardous or toxic materials or wastes in, on, under, from, or from the Property to the extent such are exacerbated by the negligent acts or omissions or willful misconduct of Veritas, any other Owner Entities, any Financing Parties or any other third party (other than any agents, employees, contractors or subcontractors of Fairchild) or any of their respective agents, employees, contractors, subcontractors, successors, assigns or other authorized representatives following the close of escrow under the Purchase Agreement, provided that construction or other development activities by Veritas on the Property that are performed in accordance with due care shall not be considered "exacerbation" of any pre-existing condition.

      In no event shall Fairchild have any liability to Veritas, any Owner Entities or any Financing Parties or their respective successors and assigns (collectively, "Indemnitees") for any consequential damages, loss of profits, perceived loss of profits, reduction in value or perceived loss of value of the Property, inability to sell, Sublease or finance the Property or any part thereof or inability to use the Property for any purposes due to (i) the mere existence of the Contamination, (ii) any remedial work or clean up obligation now or hereafter imposed on the Property by any environmental agency having jurisdiction over the clean up or remediation of the Property, or (iii) any of the matters subject to the foregoing indemnity obligation of Fairchild. In addition, in no event (other than as provided in the Sublease or as provided in the immediately following sentence) shall Fairchild be liable to Veritas or any other Indemnitees or any party claiming by or through any Indemnitees for any claim, loss, cost, damage or expense, including consequential damages, incurred by any Indemnitee or such party as a result of construction delays caused by the performance of any remedial or clean up work required to satisfy Fairchild's obligations under this Agreement. The preceding sentence notwithstanding, Fairchild shall indemnify and hold harmless Veritas from and against any and all losses caused by any interruption of the initial construction of improvements on the Property, or any portion thereof, by Veritas caused by any Contamination that is not known by Veritas to exist in, on or under the Property or that has not been disclosed to Veritas in any environmental reports or studies delivered or made available to Veritas prior to or as of the close of escrow under the Purchase Agreement, but such indemnification and hold harmless obligation under this sentence shall apply only to the extent that such newly discovered Contamination poses a significant health or safety risk to construction workers or, based on sound engineering and construction practices, initial construction of improvements on the Property by Veritas cannot be completed until such newly discovered Contamination is remediated or removed from the Property. Anything in this paragraph above the contrary notwithstanding, Fairchild also shall indemnify and hold harmless Veritas from and against any and all losses caused by any interruption of business conducted on the Property by Veritas caused by any Contamination that is not known by Veritas to exist in, on or under the Property or that has not been disclosed to Veritas in any environmental reports or studies delivered or made available to Veritas prior to or as of the close of escrow under the Purchase Agreement, but such indemnification and hold harmless obligation under this sentence shall apply only to the extent that Veritas is required by any governmental agency having jurisdiction to vacate improvements constructed the Property to allow clean up or remediation of such newly discovered Contamination to be commenced and completed. The benefits of the two (2) immediately preceding sentences shall be personal to Veritas and its Financing Parties, shall not run with the Property and shall not be enforceable against Fairchild by any person or entity other than Veritas or its Financing Parties.

      2. Release. Except for the obligations of Fairchild set forth in this Agreement, in the Sublease or in the Purchase Agreement (to the extent such obligations survive the close of escrow thereunder), by taking title to the Property, Veritas (and all Owner Entities and Financing Parties) shall be deemed to have waived, for itself, and its successors and assigns, any and all claims it may have against Fairchild with respect to the existence of the Contamination, including any and all claims under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C.
Section 9601, et. seq., as amended, any other federal, state, or local law, rule, ordinance, or regulation pursuant to which Veritas may have a claim or cause of action against Fairchild due to the presence of the Contamination. Veritas expressly waives the benefits of Section 1542 of the Civil Code of the State of California, which provides as follows:

            A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which, if known by him, must have materially affected his settlement with the debtor.

The foregoing release expressly excludes any claims Veritas may have against Fairchild for breach by Fairchild of its obligations under this Agreement or the Sublease or for breach by Fairchild of its obligations under the Purchase Agreement that expressly survive the close of escrow thereunder.

      3. Remediation. Solely with respect to any Contamination existing on, in or under the Property as of the close of escrow under the Purchase Agreement (and which is not exacerbated (as described above) by any activities or negligent omissions of Veritas (or its assignee or affiliate) or any future Owner Entities or any third party other than Fairchild or any of Fairchild's agents, employees, contractors or subcontractors, provided that construction or other development activities by Veritas on the Property that are performed in accordance with due care shall not be considered "exacerbation" of any pre-existing Contamination), Fairchild shall have the obligation and responsibility to either perform (at Fairchild's cost) or to cause Raytheon Company to perform (at Raytheon's cost) all investigation, monitoring, remediation, cleanup, removal, or other environmental response action with respect to the Contamination existing on or beneath the Property or in any building or improvement located on the Property as of the date of this Agreement which currently is or may in the future be required of Raytheon Company, Fairchild or of or any other Owner Entity by any federal, state, or local agency, court, or tribunal, with Fairchild or Raytheon Company to be named on all permits and manifests for any materials removed from the Property pursuant to such remediation or clean up (collectively, "Remedial Action"). All Remedial Action shall be performed on the Property in a good, safe, professional, and workmanlike manner, in compliance with all applicable laws, ordinances and regulations and after obtaining all requisite permits and licenses, and in a manner which does not interfere unreasonably with any Owner Entity's use of the property. Fairchild shall, following completion of such Remedial Action, restore or cause to be restored the Property as close as practicable to the condition in which it existed prior to the performance of the Remedial Action, Nothing in this Paragraph 3 above shall constitute a waiver or release of Fairchild's rights or remedies available to it under the 1997 Raytheon Agreement or any other agreement pursuant to which Fairchild acquired Raytheon Semiconductor, Inc.

      if any Contamination is discovered on or under the Property, or any portion thereof, following the date hereof and such Contamination is covered by the 1997 Raytheon Agreement, then, Fairchild shall have no liability to Veritas or any Owner Entity under paragraph 1 or 2 of this Agreement so long as Raytheon Company is performing its obligations under the 1997 Raytheon Agreement with respect to such discovered Contamination.

      Veritas and all Owner Entities shall provide Fairchild and/or Raytheon Company and their consultants and contractors reasonable access to the Property to maintain and operate all remedial systems. Maintenance and operation of such remedial systems shall not unreasonably interfere with the use and operation of the Property by Veritas or any Owner Entity where reasonableness is determined by the conduct of a reasonable, prudent person responsible for both the operations of the business and the conduct of the remedial activities; provided, however, in no event shall the maintenance and operation of such remedial systems require Veritas or any Owner Entity to demolish, modify or relocate any buildings, structures, or paved areas or other improvements to the Property constructed or placed by Veritas or a successor Owner Entity on the Property (collectively, "Future Improvements") so long as (i) such Future Improvements are not initially placed or constructed on or over an area where remedial systems are then located, and (ii) such Future Improvements are not constructed or placed within that portion of the Property lying within the area which is of a uniform distance of fifty (50) feet laterally from and along the top of the subsurface bentonite slurry wall located around the approximate perimeter of the Property (unless steps are taken at Veritas' or such successor Owner Entity's expense, subject to Fairchild's reasonable approval, to protect the slurry wall). If any additional groundwater or extraction wells, related equipment or other remediation equipment are required by any environmental agency or agencies having jurisdiction over the clean up or remediation of the Property, Fairchild shall consult and cooperate with Veritas to locate such facilities in a location on the Property that does not unreasonably interfere with the use of the Property by Veritas while at the same time satisfying the requirements of the environmental agency imposing such requirements.

        Veritas and all Owner Entities agree not to take any action that would result in a breach or default of any of the Grantee's obligations under the 1997 Raytheon Agreement, provided that such actions shall not include Veritas' reasonable activities relating to its development of the Property as a corporate campus facility. Veritas and the Owner Entities agree to indemnify, defend and hold harmless Fairchild and its agents, employees, directors, officers, shareholders, affiliates, successors and assigns, from and against any and all damages, losses, claims, liabilities, actions, causes of action, costs and expenses (including, without limitation, attorneys' fees and costs) arising out of or related to any breach or default by Veritas or any of the Owner Entities of any of the Grantee's obligations under the 1997 Raytheon Agreement.

      4. Notice of Intent to Commence Remedial Work. So long as Fairchild and Raytheon Company are in compliance with all remedial work obligations imposed by the environmental agency or agencies having jurisdiction over the Property with respect to the Contamination, Veritas covenants not to voluntarily undertake any remedial work with respect to such Contamination. If the applicable environmental agency or agencies having jurisdiction over the remediation of Contamination on, in or under the Property requires Veritas to perform such remedial work, Veritas shall give prompt written notice of such requirement to Fairchild in accordance with Paragraph 9 below, enclosing a copy of the notice imposing the remedial work obligation upon Veritas. If Fairchild thereafter fails to perform, or cause to be performed, the remedial work obligation with respect to such Contamination within the time period imposed by the applicable environmental agency or agencies, then Veritas may give written notice of its intent to perform the remedial work obligation within sixty (60) days from the date of such notice, or, if a shorter period of time is required by the applicable environmental agency or agencies for performance of such obligation, within a reasonable time after the date of such notice. Veritas may undertake the remedial work obligation if Fairchild has failed to perform or to commence to perform and thereafter diligently prosecute the remedial work obligation within said sixty (60) day period or such shorter reasonable period of time, as applicable. If Veritas performs a remedial work obligation imposed upon Veritas (with respect to the Contamination) by the applicable environmental agency or agencies after (i) satisfying the notice requirements set forth in this Paragraph 4, and (ii) Fairchild's failure to perform or commence to perform the remedial work obligation within the applicable time period set forth above, then Fairchild shall indemnify, defend, and hold Veritas harmless from the cost of performance of such remedial work. All reasonable sums paid or incurred by Veritas pursuant to the terms of the immediately preceding sentence which are not repaid or reimbursed by Fairchild within thirty (30) days following receipt by Fairchild of written notice of the amounts required to be repaid (plus documentation evidencing the sums so paid or incurred by Veritas and the nature of remediation work performed by or for Veritas) shall bear interest, commencing at the expiration of the aforementioned thirty day period until repaid, at the per annum rate of two percent (2%) in excess of the prime interest rate or reference rate for the then current calendar month, as of the first day of such calendar month, which is quoted, published or announced from time to time by Bank of America.

      5. Retention of Rights to Negotiate or Contest Liabilities. As between Fairchild and the Owner Entities, Fairchild shall have the sole right to negotiate and/or contest, on behalf of itself and/or any of the Owner Entities, any Liabilities that are within the scope of the indemnity in paragraph 1 above, provided that upon notice of the Liabilities, Fairchild shall have timely acknowledged in writing its obligations to indemnify, protect, hold harmless and defend the Owner Entities with respect to such Liabilities. Any such negotiation or defense against a Liability within the scope of the indemnity in Paragraph 1 or in Paragraph 4 above shall not be a breach of this Agreement provided that Fairchild's negotiations or defense is in good faith and not unreasonable and Fairchild indemnifies, protects, holds harmless and defends the Owner Entities against any Liabilities which may become enforceable against the Owner Entities.

      6. Subsequent Owner Entities. With respect to future fee owners of the Property, or any portion thereof, notwithstanding anything in this Agreement to the contrary, the obligations of Fairchild under this Agreement shall only inure to the benefit of, and exist in favor of, those future fee owners of the Property, or any portion thereof, who have executed this Agreement at or about the time of their purchase of the Property, indicating their assumption of the obligations of Veritas hereunder and agreement to be bound by the terms of this Agreement, including the release of claims set forth in Paragraph 2 above. Any other Owner Entity who makes a claim or seeks a benefit under this Agreement shall be deemed to have agreed to all terms of this Agreement from the time it obtained its Owner Entity status.

      7. No Waiver of Rights Against Third Parties. Each party and any Owner Entities reserve their rights to pursue any claims for damages or other relief which they may have against third parties, including parties under the 1997 Raytheon Agreement, arising from any release of Hazardous Materials within the scope of the indemnity in Paragraph 1 above.

      8. Regulatory Notices. The parties shall cooperate in the sharing of notices or other communication from or to any governmental authority related to any release of hazardous or toxic materials within the scope of the indemnity in Paragraph 1.

      9. Notice. In the event that for any reason notice of any fact or event relating to this Agreement is given by one party to another party, such notice
(a) shall be given to all other parties to this Agreement, (b) shall be in writing, (c) shall be effective upon personal delivery or upon delivery by overnight delivery service providing receipted delivery, and (d) shall be sent to the parties, with postage or delivery charge prepaid, addressed as follows:

        TO VERITAS:                    TO FAIRCHILD:

        Veritas Software Company       Fairchild Semiconductor Corporation
        1600 Plymouth Street           of California
        Mountain View, CA. 94043       333 Western Avenue
        Attn: Jay L. Jones             South Portland, ME 04106
                                       Attn: Dan Boxer, Esq.

      Any party designated to receive notices hereunder may change its recipient by providing written notice to the other parties. Any Owner Entity, other than the fee owner, may also add its name and address to this notice list by providing notice to all parties listed in this Paragraph.

      10. Effectuation of Agreement. Veritas and Fairchild represent, warrant and agree to execute all documents and to do all things reasonably necessary to fully effectuate the terms of this Agreement.

      11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed one and the same instrument.

      12. Severability. Veritas, Owner Entities, Financing Parties and Fairchild agree that the provisions of this Agreement are severable and, should any portion hereof be deemed unenforceable, the remaining provisions shall remain in full force and effect.

      13. Disclosure. Veritas and each subsequent owner of the Property shall disclose this Agreement to any person to whom they sell the Property before such agreement of sale is concluded.

      14. Entire Agreement. This Agreement constitutes the entire Agreement between the parties and supersedes all prior or contemporaneous negotiations, correspondence, understandings and agreements between the parties regarding the subject matter of this Agreement. It is expressly understood and agreed that this Agreement may not be altered, amended, modified or otherwise changed in any respect whatsoever except by a writing duly executed by each of the parties hereto.

      15. Waivers. No waiver or indulgence of any breach or series of breaches of this Agreement shall be construed as a waiver of any other breach of the same or any other provision hereof or affect the enforceability of any part or all of this Agreement, and no waiver shall be valid unless executed in writing by the waiving party.

      16. Representations. Veritas and Fairchild represent, warrant and agree that no promise or agreement not expressed herein has been made to them; that this Agreement contains the entire agreement between the parties relating to the subject matter hereof, that this Agreement supersedes any and all prior agreements or understandings between the parties concerning the subject matter of this Agreement; that all terms of this Agreement are contractual; and that in executing this Agreement, no party is relying on any statement or representation made by another party or another party's representatives concerning the subject matter, except as expressed herein.

      17. Authority to Execute. Each of the undersigned declares and represents that she or he is competent to execute this instrument and that she or he is duly authorized, and has the full right and authority, to execute this Agreement on behalf of the party for whom she or he is signing.

      18. Third Party Beneficiaries. The parties hereto expressly acknowledge and agree that any and all Financing Parties are intended third party beneficiaries of this Agreement and may rely upon its provisions as if each of them were a party hereto. So long as any loan (secured by the Property) made by any Financing Party to Veritas is outstanding, this Agreement may not be terminated, revoked, amended or otherwise modified, in whole or in part, without the prior written consent of the Financing Party or Financing Parties providing Veritas with such financing.

      IN WITNESS WHEREOF, the undersigned parties have caused this Agreement to be duly executed as of the date first set forth above.

                                       FAIRCHILD SEMICONDUCTOR
                                       CORPORATION OF CALIFORNIA,
                                       a Delaware corporation


                                       By:______________________________________
                                          Its___________________________________

                                       By:______________________________________
                                          Its___________________________________


                                       VERITAS SOFTWARE CORPORATION,
                                       a Delaware corporation

                                       By:______________________________________
                                          Its___________________________________

                                       By:______________________________________
                                          Its___________________________________

                                   EXHIBIT "A"

                       LEGAL DESCRIPTION OF REAL PROPERTY

The land referred to herein is situated in the State of California, County of Santa Clara, City of Mountain View, described as follows:

LOT 23, as shown on that certain Map entitled, "Tract No. 2724 Ellis-Middlefield Industrial Park," which Map was filed for record in the Office of the Recorder of Santa Clara County, State of California, on June 16, 1960, in Book 121 of Maps at Pages 40, 41, 42, 43 and 44, and being known as 350 Ellis Street


APN: 160-53-003                        JPN: 159-41-13

STATE OF CALIFORNIA )
                    )   ss.
COUNTY OF _________ )

    On _________________, before me, __________________, personally appeared
__________________________________.

[ ] personally known to me - OR - [ ]  proved to me on the basis of satisfactory evidence to be the person(s) whose
                                       name(s) is/are subscribed to the within
                                       instrument and acknowledged to me that
                                       he/she/they executed the same in
                                       his/her/their authorized capacity(ies),
                                       and that by this/her/their signature(s)
                                       on the instrument the person(s), or the
                                       entity upon behalf of which the person(s) acted, executed the instrument.

                                       WITNESS my hand and official seal.


                                       -----------------------------------------

                                                  SIGNATURE OF NOTARY

STATE OF CALIFORNIA )
                    )   ss.
COUNTY OF _________ )

    On _________________, before me, _______________________, personally appeared ________________________________________________________________.

[ ] personally known to me - OR - [ ]  proved to me on the basis of satisfactory evidence to be the person(s) whose
                                       name(s) is/are subscribed to the within
                                       instrument and acknowledged to me that
                                       he/she/they executed the same in
                                       his/her/their authorized capacity(ies),
                                       and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

                                       WITNESS my hand and official seal.


                                        ----------------------------------------

                                                  SIGNATURE OF NOTARY

CAPACITY CLAIMED BY SIGNER

Though statute does not require the Notary to fill in the data below, doing so may prove invaluable to persons relying on the document.

[ ]  INDIVIDUAL

[ ]  CORPORATE OFFICERS(S)


     ----------------------------
              Title(s)

[ ]  PARTNER(S)    [ ] LIMITED
                   [ ] GENERAL
[ ]  ATTORNEY-IN-FACT
[ ]  TRUSTEE(S)
[ ]  GUARDIAN/CONSERVATOR
[ ]  OTHER: ___________________


SIGNER IS REPRESENTING:
Name of Person(s) or Entity(ies)

--------------------------------

--------------------------------


CAPACITY CLAIMED BY SIGNER

Though statute does not require the Notary to fill in the data below, doing so may prove invaluable to persons relying on the document.

[ ]  INDIVIDUAL
[ ]  CORPORATE OFFICERS(S)

     -----------------------------
              Title(s)

[ ]  PARTNER(S)    [ ] LIMITED
                   [ ] GENERAL
[ ]  ATTORNEY-IN-FACT
[ ]  TRUSTEE(S)
[ ]  GUARDIAN/CONSERVATOR
[ ]  OTHER: ___________________


SIGNER IS REPRESENTING:
Name of Person(s) or Entity(ies)

--------------------------------

--------------------------------

                                                                       EXHIBIT D


                                         DOCUMENT: 13994842   Titles / Pages: 12
                                                              Fees . . . . 40.00
                                                              Taxes  . . .
RECORDING REQUESTED BY AND                                    Copies . . .
WHEN RECORDED RETURN TO:                                      AMT PAID     40.00
                                         ---------------------------------------
Ronald L. Jacobson                       BRENDA DAVIS                   RDE #437
Cooley Godward                           SANTA CLARA COUNTY RECORDER  12/30/1997
5 Palo Alto Square                       Recorded at the request of
3000 El Camino Real                      Grantor
Palo Alto, CA 94306-2155

--------------------------------------------------------------------------------
                   (Space above this line for Recorder's use)


            GRANT OF EASEMENTS, RESTRICTION AND INDEMNITY AGREEMENT


     THIS GRANT OF EASEMENTS, RESTRICTION AND INDEMNITY AGREEMENT ("Agreement") is made this 24th day of December 1997 by and between Raytheon Semiconductor, Inc., a Delaware corporation, as grantor ("Grantor") and RAYTHEON COMPANY, a Delaware corporation ("Grantee"), as grantee.

                                   WITNESSETH

     WHEREAS, a wholly-owned subsidiary of Grantee contemporaneously with the recordation of this Agreement is conveying to Grantor that certain real property consisting of land and the improvements thereon, located in the City of Mountain View, County of Santa Clara, State of California, commonly known as Assessor's Parcel Number 160-53-003, as more particularly described in Exhibit A attached hereto (the "Grantor Property"); and

     WHEREAS, due to the alleged presence of certain conditions subject to regulation or enforcement under state or federal laws such conditions hereinafter collectively referred to as "Contamination)" Grantee has conducted certain investigation, testing, remediation activities, and other response actions ("Remedial Activities") on certain portions of the Grantor Property, some of which activity is required by the United States Environmental Protection Agency ("EPA"); and

     WHEREAS, Grantor has agreed to grant certain easements to Grantee with respect to the Grantor Property for the purpose of permitting Grantee to continue to conduct such Remedial Activities; and

     WHEREAS, Grantor has further agreed to restrict the use of certain portions of the Grantor Property as set forth herein in order to avoid a potentially unsafe condition due to the potential for subsidence in soils along the northerly border of the Grantor Property.

     NOW, THEREFORE, for good and valuable consideration, including the conveyance by Grantee to Grantor of the Grantor Property, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, Grantee and Grantor hereby agree as follows:

     1. Grant of Easements. Grantor hereby grants and conveys to Grantee, and its successors and assigns, and their respective agents, consultants, contractors and invitees involved in the Remedial Activities (collectively "Agents"), and the EPA, the following irrevocable easements, which shall be subject to the limitations on use set forth in Paragraph 2:

          a. an exclusive easement in, over and under the Grantor Property for the drilling, installation, location, operation, repair and replacement of ???? and extraction wells for both groundwater and soil vapor extraction, and related treatment and support systems, utilities, piping, equipment devices, fences, ???? walls and structure ("Remediation Equipment"), excluding the surface and above surface portions thereof on which are located buildings and other structures (other than the existing tunnel underlying 350 Ellis Street Building), the locations of which excluded portions are set forth in Exhibit B attached hereto ("Excluded Area"), provided that (i) each access does not unreasonably interfere with Grantor's use of the Property, and (ii) if requested by Grantor, the Remediation Equipment shall be subject to alteration, modification or relocation at the expense of Grantor, subject to governmental approval;

          b. a non-exclusive easement for pedestrian and vehicular ingress and egress as reasonably required in connection with easements granted in subparagraphs a, c, and d of this Paragraph 1, to and over those areas of the Grantor Property as are generally used for such purpose, provided such access does not unreasonably interfere with Grantor's use of the Property;

          c. an exclusive easement for the installation, location, operation, repair and replacement of a pipeline in, under and over that area of the Grantor Property depicted in Exhibit ? attached hereto for purposes of transmission of ground water, provided that, if requested by Grantor, such pipeline and such easement shall be subject to movement or relocation at the expense of Grantor, subject to governmental approval, but no such movement or relocation shall impair the ability of such pipeline to connect with the continuation of such pipeline within the existing easement of Grantee on property contiguous with and southerly of the Grantor Property; and

          d. an exclusive easement in and over the Grantor Property, or any portion thereof, excluding the Excluded Area, for the purpose of implementing and effectuating any additional testing or remediation work required by any governmental agency having jurisdiction, provided that, if requested by Grantor, such work and easement shall be subject to movement or relocation at Grantor's expense, subject to governmental approval.

      2.    Exercise

            a. Grantee shall exercise its rights under Paragraph 1 in a manner that (i) does not increasingly interfere with the use and occupancy of the Grantor Property by Grantor or its tenants where reasonableness is determined by the conduct of a reasonable, prudent person responsible for both the operations of the [ILLEGIBLE] and the conduct of the Remedial Activities, and (ii) complies with the participations of governmental authority. Grantor shall obtain the written consent of Grantee, which shall not be [ILLEGIBLE] delayed or withheld, prior to making any improvements or [ILLEGIBLE] to the Grantor Property that should adversely affect any Remedial Activities or Remediation Equipment. Prior to entry onto the Grantor Property, Grantor shall provide the then owner reasonable written notice of its proposed entry prior to commencement of any work, and Grantee agrees to reasonably cooperate with the Grantor's and its transferees' reasonable plans for the future not of the Grantor's property by offering, modifying or relocating Remediation Equipment, subject to governmental approval and provided that the Grantor or its transferees, as applicable, will be responsible for the cost of such alteration, modification or relocation.

            b. Notwithstanding the use of the term "exclusive" in Paragraph 1.a.c. and d., Grantor may make such use of the current areas (including performing any remediation for which Grantee is not responsible, and implementing any emergency [ILLEGIBLE] activities reasonably necessary on the account of Grantee to abide as imminent threat of harm) described in Paragraph 1 as does not unreasonably interfere with or pose a significant risk to Grantee's reasonable exercise of its rights hereunder (including, if required, the grant of reasonable utility [ILLEGIBLE]), and Grantor shall reasonably cooperate with Grantee in Grantee's exercise of its rights of access in those areas; provided Grantee shall not exercise its rights in a fashion which would cause the Grantor Property to violate applicable laws and regulations, including, without [ILLEGIBLE], those relating to [ILLEGIBLE] and land use.

      3. Grant of Negative Easement and Restriction. Notwithstanding anything herein to the contrary, Grantor covenants and agrees, on behalf of itself and its successors and assigns to the Grantor Property or any portion thereof, and hereby grants and conveys the Grantor, its successors and assigns, a negative easement that at no time shall there be constructed, enacted or placed any building, structure, or other improvement within that portion of the Property lying within the area which is of a uniform distance of fifty (50) feet laterally from and along the top of the subsurface [ILLEGIBLE] [ILLEGIBLE] wall located around the approximate perimeter of the Grantor Property in the location set forth on Exhibit E, unless steps are taken at Grantor's expense, subject to Grantee's reasonable approval, to protect the [ILLEGIBLE] wall, and any required approval of applicable governmental authority, provided that; landscaping in the form of plants, trees and other vegetation; paving; parking; walkways; and fencing shall be permitted, except that in no event shall the soil be disturbed to a depth of more than two (2) feet below present grade).

     4.   Indemnity.

          a. Grantee shall (i) repair any damage to the Grantor Property or improvements thereon caused by the exercise by Grantee of its rights under Paragraph 1, and (ii) defend, indemnify and hold Grantor harmless from any claims, costs, reasonable attorneys' fees, liabilities, damages, causes of action, demands or expenses for personal injury and property damage and for the costs of repairs to the Grantor Property or improvements thereon that are caused by the exercise by Grantee of its rights under Paragraph 1.

          b. Grantee shall indemnify, defend and hold Grantor harmless from any damages, claims, losses, expenses, costs, obligations and liabilities, including, without limitation, liabilities for all reasonable attorneys', accountants' and experts' fees and expenses asserted against or incurred or suffered by Grantor arising out of or related to environmental conditions (i) which first occurred, existed or arose prior to the date of this Agreement and
(ii) which arose or resulted from the release of hazardous substances in, on, under, from, or at the Grantor Property, except to the extent such act exacerbated by activities of negligent omissions of Grantor or any third party (other than any Agents acting on behalf of Grantee in the performance of Remedial Activities) on or after the date of this Agreement.

     5.   Nature of Rights and Obligations; Termination.

          a. The easements and restrictions set forth in Paragraphs 1, 2 and 3 of this Agreement (i) burden and run with the Grantor Property, and (ii) are granted by Grantor for the personal benefit of Grantee, its successors and assigns, in gross. The obligations of Grantee, as set forth in this Agreement, including the indemnities set forth in Paragraph 4, benefit and run with the Grantor Property.

          b. Grantee shall be obligated to terminate the easements set forth in Paragraph 1 (but not the easement and restriction set forth in Paragraph 3) of this Agreement upon the ????? to occur of (i) five (5) years following the date of final determination by the relevant federal, state and other applicable governmental agencies that no further Remedial Activities at the Grantor Property or any adjacent property is required in respect of the Contamination (which is to be evidenced by such documentation as is reasonably satisfactory to the parties) or (ii) termination of Grantee's obligations under Paragraph 4. Upon such obligation of Grantee to terminate such easements, Grantee shall (i) promptly remove all Remediation Equipment which Grantor, in its reasonable discretion, requests to have removed, including, without limitation, the closure and sealing of any groundwater monitoring wells and removal of piping (but excluding the ????? walls) in compliance with all applicable laws and regulations, and (ii) execute, acknowledge and record with the Santa Clara County Recorder a quitclaim deed by which, upon such recording, such easements set forth in Paragraph 1 and all remaining obligations of Grantee set forth in this Agreement thereupon shall be extinguished without further act or deed.

     6. No Admission. No provision of this Agreement constitutes an admission of Grantee or Grantor that any condition at or arising from the Grantor Property constitutes Contamination or requires clean-up under any applicable law. No provision of this Agreement constitutes an admission by Grantee or Grantor that it is liable for the clean-up of, or otherwise responsible for, any Contamination or Hazardous Materials at Grantor Property. Nothing in this Agreement obligates Grantee or Grantor to conduct any activities on the Grantor Property.

     7. Notices. Any notice, report or demand required or desired to be given under this Agreement shall be in writing and shall be deemed to have been sufficiently given or served for all purposes if it is delivered (i) personally, (ii) by generally recognized overnight courier or (iii) by United States Postal Service registered or certified mail, return receipt requested, postage prepaid, to the parties at the addresses shown below or at such other address as the perspective parties may from time to time designate by like notice. Each such notice shall be effective upon delivery. Such addresses shall be as follows:

          If to Grantor: Dr. Sam Lee
                         Raytheon Semiconductor, Inc.
                         350 Ellis Street
                         Mountain View, CA 94043
                         Tel: (650) 966-7772

          And to:        Daniel E. Boxer, Esq.
                         Executive Vice President and
                         General Counsel
                         Fairchild Semiconductor Corporation
                         333 Western Ave., M.S. 01-00
                         South Portland, Maine 04106

          If to Grantee: Raytheon Company
                         141 Spring Street
                         Lexington, MA 02173
                         Attn.: Office of the General Counsel

     8. Miscellaneous.

          a. Successors and Assigns. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors, assigns and transferees.

          b. Recording. This Easement and Restriction Agreement shall be recorded in the office of the Recorder of Deeds in and for the County of Santa Clara, State of California.

          c. Captions. The captions of the actions of this Agreement are for conveniences only and shall not be considered or referred to in resolving questions of interpretation and construction.

     d. Governing Law. This Easement and Restriction Agreement shall be construed, interpreted and applied in accordance with the internal laws of the State of California, without regard to principles of conflicts of law.

     e. Integration Amendment. This Agreement may not be altered, modified, amended or terminated unless by an instrument in writing duly executed by each of the parties then bound by this Agreement. This Agreement contains all of the agreements and understandings of the parties concerning the subject matter contained herein and supersedes all prior oral or written agreements or understandings. Grantor has entered into this Agreement in reliance upon its own investigation of the Grantor Property and not in reliance upon any representations and warranties made by Grantee or anyone acting on Grantee's behalf.

     f. No Partnership. This Agreement is not intended, nor shall it be construed, as constituting a partnership or joint venture between the parties hereto, or as constituting any party the agent of any other party, or render any party liable for the debts or obligations of any other party.

     g. Severability. The provisions of this Agreement shall be deemed independent and severable, and the invalidity or unenforceability of any portion or portions thereof shall not affect the enforceability or validity of any other provisions or portion thereof.

     h. Assignment. Grantee shall have the right to assign all or any portion of this Agreement or any of its interests herein, but shall not be released from its obligations hereunder without the consent of the then owner of the Grantor Property.

     i. Governmental Approval. Wherever in this Agreement the term "subject to governmental approval," "in compliance with requirement of governmental authority" or variant thereof is used, the same shall mean the approval of, compliance with the requirements of or consent of any and all applicable United States federal and California legal, administrative and regulatory authority (including political subdivisions), including, without limitation, the United States Environmental Protection Agency and the California Environmental Protection Agency.

     j. Relocation. Wherever in this Agreement Grantor or its transferees is provided the right to request Grantee to alter, modify or relocate Remediation Equipment (i) Grantor or its transferees, as applicable, and Grantee shall enter into an appropriate amendment of this Agreement by which the new location of the easements designated herein is specified and (ii) Grantor and its transferees shall be responsible for any incremental cost to Grantee of the Remedial Activities thereafter incurred as a consequence of all alterations, modifications and improvements (in addition to the cost of such alterations, modifications or improvements).

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first shown written.

                    RAYTHEON SEMICONDUCTOR, INC., a Delaware corporation



                    By:  /s/ [Signature Illegible]
                        -----------------------------------
                    Name: [Name Illegible]
                        -----------------------------------
                    Title:  President
                        -----------------------------------



                    RAYTHEON COMPANY, A DELAWARE CORPORATION



                    By:  /s/ SAM LEE
                        -----------------------------------
                    Name: Sam Lee
                        -----------------------------------
                    Title:  Vice President
                        -----------------------------------




STATE OF CALIFORNIA
COUNTY OF SAN DIEGO



On     , 1997, before me Martha C. Gomez, Notary Public, personally appeared
[Name Illegible]     ,

WITNESS by my hand and official seal,                            [NOTARY SEAL]

/s/ MARTHA C. GOMEZ
------------------------------------
Signature

STATE OF MASSACHUSETTS   )                                                                CAPACITY CLAIMED BY SIGNER
                         ) ss.                                                            [COPY ILLEGIBLE]
COUNTY OF MIDDLESEX      )                                                                [COPY ILLEGIBLE]
                                                                                          [COPY ILLEGIBLE]
                                                                                          [COPY ILLEGIBLE]
On December 29,  before me, Jerry L. Callwood
previously appeared David S. [ILLEGIBLE]                                                  [ ] [ILLEGIBLE]
                                                                                          [ ] Corporate Officer
                                                                                              Vice President
     [ ]  [COPY ILLEGIBLE]                                                                [ ] [ILLEGIBLE]     [ ] [ILLEGIBLE]
          [COPY ILLEGIBLE]                                                                                    [ ] [ILLEGIBLE]
     [X]  [COPY ILLEGIBLE]                                                                [ ] Attorney-in-Fact
               to be the [ILLEGIBLE]                                                      [ ] [ILLEGIBLE]
               [COPY ILLEGIBLE]                                                           [ ] [ILLEGIBLE]
               [COPY ILLEGIBLE]                                                           [ ] Other: _______________________
               [COPY ILLEGIBLE]                                                               ______________________________
               [COPY ILLEGIBLE]
               [COPY ILLEGIBLE]                                                           [ILLEGIBLE]
                                                                                          [ILLEGIBLE]
                                        Witness my hand and [ILLEGIBLE]
                                                                                          __________________________________
                                        /s/ [SIGNATURE ILLEGIBLE]                         __________________________________
                                        _________________________________________________
My Commission Expires [ILLEGIBLE]       Signature of [ILLEGIBLE]
____________________________________________________________________________________________________________________________
This certificate must be attached to the
document described at right:                 Title or Type of Document: ____________________________________________________

                                             Number of Pages: __________ Date of Document: _________________________________

                                             Signature other than names above: _____________________________________________
[COPY ILLEGIBLE]


                                   EXHIBIT A

                               LEGAL DESCRIPTION

                              OF GRANTOR PROPERTY

All that certain Real Property in the City of Mountain View, County of Santa Clara, State of California, described as follows:

Order No.: 393018E1

The land referred to herein is [illegible] in the State of California, County of Santa Clara, City of Mountain View, described as follows:

LOT 23, as shown on that certain Map entitled, "Tract No. 2724 Ellis-Middlefield Industrial Park," which map was filed for record in the Office of the Recorder of Santa Clara County, State of California, on June 16, [illegible], in Book 121 of Maps at Pages 40, 41, 42, 43 and 44, and being known as 350 Ellis Street.

APN: 160-53-003     IPN: 159-41-13

                                  [STREET MAP]

                                 APN 180 53 DO3

                                RAYTHEON COMPANY

                                  B 932 OR 591

                [MAP OF EXCLUDED AREA BUILDINGS AND STRUCTURES]

                                     [MAP]
any schedules or attachments thereto) that are required pursuant to Treas. Reg.
Section 1.338-I or Treas. Reg. Section 1.338(h)(10)-I.

     (h) "Section 338(h)(10) Election" means an election described in
Section 338(h)(10) of the Code with respect to Seller's sale of the Shares to Buyer pursuant to this Agreement. Section 338(h)(10) Election shall include any corresponding election under any other relevant Tax Laws for which a separate election is permissible with respect to Buyer's acquisition of the Shares from Seller under this Agreement.

     (i) "Tax Benefit" means the tax effect of any item of loss, deduction or credit or any other item which decreases Taxes paid or payable or increases tax basis including any interest with respect thereto or interest that would have been payable but for such item.

     (j) "Tax Detriment" means the tax effect of any item of income or other item that increases Taxes paid or payable or decreases tax basis, including any interest with respect thereto or interest that would have been payable but for such item.

     (k) "Taxes" means all taxes (whether federal, state, local or foreign) based upon or measured by income and any other tax whatsoever, including, but not limited to, gross receipts, profits, sales, use, occupation, value added, ad valorem, transfer, franchise, withholding, payroll, employment, excise or property taxes, together with any interest or penalties imposed with respect thereto.

     (l) "Tax Laws" means the Code, federal, state, county, local or foreign laws relating to Taxes and any regulations or official administrative pronouncements released thereunder.

     (m) "Taxing Authority" means any Governmental Authority, domestic or foreign, having jurisdiction over the assessment, determination, collection or other imposition of Tax.

                                 Article VIII.
                             Environmental Matters

     Section 8.1. Environmental Liabilities.

     (a) The parties acknowledge that the Mountain View Facility is listed on the National Priorities List and has been the subject of Remediation by Raytheon with oversight by the United States Environmental Protection Agency ("EPA"). Raytheon shall retain all responsibility and liability following Closing, with such consultants and contractors as it may select in its sole discretion, for dealing with EPA and undertaking and completing Remediation of conditions at or originating from the Mountain View Facility which arose prior to the Closing Date or were created by Releases of Hazardous Substances that first occurred prior to the Closing Date, to the extent required by Environmental Law or any Order, taking into consideration the current industrial use of the Mountain View Facility (the "Mountain View Environmental Liabilities"). Raytheon shall retain all rights under insurance policies and all rights to recover from responsible parties with respect to the Mountain View Environmental Liabilities. Raytheon shall bear no responsibility for any conditions which may arise on or after the Closing Date as a result of any Post-Closing Release of Hazardous Substances by Buyer or any third party (except Raytheon's consultants or contractors or any Person acting for, on behalf of or at the direction of Raytheon, including, without limitation, in connection with the performance of the Remediation of the Mountain View Facility ("Raytheon Parties")), provided that any leaking, leaching, migration or similar movement of Hazardous substances which existed in soil or ground water prior to the Closing Date shall not be considered a Release by Buyer except to the extent such is exacerbated by activities or negligent omissions of Buyer or any third party (other than any Raytheon Parties) on or after the Closing Date.

     (b) In connection with such Remediation of the Mountain View Environmental Liabilities by Raytheon, Raytheon shall conduct all Remediation required by EPA or any other Governmental Authority with jurisdiction (subject to Raytheon's right to contest any such requirement by appropriate proceedings), and Buyer shall, upon prior written notice, provide Raytheon, its consultants and contractors access to the Mountain View Facility and shall permit them to install, operate and maintain remedial treatment systems and to conduct all other Remediation which Raytheon determines to be necessary or appropriate. Buyer will cause any successor owners of the Facility to afford Raytheon the same rights to access and to conduct Remediation (which access shall only be to the extent necessary to conduct the Remediation and shall terminate upon the completion of the Remediation), and Buyer agrees to record an appropriate acknowledgement of such rights in the Registry of Deeds upon Raytheon's request. Raytheon shall use commercially reasonable efforts not to interfere unreasonably with Buyer's operation of the Company (where reasonableness is determined by the conduct of a reasonably prudent person responsible for both the operations and the business and the conduct of the Remediation) and Raytheon shall indemnify and hold harmless Buyer Indemnified Parties (as defined in Section 11.2) for any damage to the Mountain View Facility and against any liability to third persons to the extent such damage or liability is caused by Raytheon's Remediation; provided, however, as a condition to such indemnity, that upon the request of Raytheon, the Buyer Indemnified Party first assigns, subrogates or otherwise effectively transfers to Raytheon its rights against the Persons causing such damage or liability. Raytheon agrees to reasonably cooperate with the Buyer's reasonable plans for the future use of the Mountain View Facility by relocating or modifying equipment used in connection with the Remediation; provided, however, that Buyer will be responsible for the cost of such relocation or modification.

     (c) In addition to the foregoing, from and after the Closing Date, Raytheon shall indemnify, defend and hold Buyer Indemnified Parties (as defined in Section 11.2) harmless from and against any and all Covered Liabilities asserted against or incurred or suffered by Buyer Indemnified Parties arising out of or related to: (i) environmental conditions first occurring, existing or arising prior to the Closing Date arising out of or resulting from the Release of Hazardous Substances in, on, under, from, or at the Mountain View Facility and any real property formerly (but not currently) owned, operated or leased by the Company or any of its predecessors except to the extent such is exacerbated by activities or negligent omissions of Buyer or any third party (other than any Raytheon Parties) on or after the Closing Date or (ii) the off-site transportation, disposal, recycling, treatment or storage prior to the Closing Date of

Hazardous Substances generated by the Company or Raytheon in connection with the Semiconductor Division Business prior to the Closing Date.

     (d) Notwithstanding the foregoing, nothing contained in this Section 8.1 shall be interpreted to waive any claims which Raytheon may have against Buyer in the absence of this transaction and Raytheon does not indemnify or hold harmless Buyer with respect to any Covered Liabilities for which Buyer would be responsible in the absence of this transaction.

     Section 8.2 Indemnities by Buyer. Buyer shall indemnify and hold harmless Raytheon against all Covered Liabilities asserted against or incurred or suffered by Raytheon arising out of or relating to the Release first occurring on or after the Closing Date of any Hazardous Substance in, on, under or from any portion of a facility owned, operated or leased by the Company after the Closing Date (except in each case from an off-site source and provided that any leaking, leaching, migration or similar movement of Hazardous Substances which existed in soil or ground water prior to the Closing Date shall not be considered a Release by Buyer except to the extent such is exacerbated by activities or negligent omission of Buyer or anyone other than Raytheon Parties post-Closing on the Company's property); provided, however, that Buyer may, at its election, control the defense and, if required, Remediation in connection with any such Covered Liabilities. Except as set forth in Section 8.1(b), Buyer shall also indemnify and hold harmless Raytheon against (a) all claims and liabilities caused by any refusal by Buyer or successor owners to allow Remediation by Raytheon or any unreasonable interference with the conduct, management or control of Remediation by Raytheon and (b) all claims and liabilities arising from or related in any way to the Remediation by Buyer or any third party, including any Governmental Authority, or additional Remediation required of Raytheon, in connection with or as a result of any changes to the existing use of the Mountain View Facility.

     Section 8.3 Remediation for Releases after Closing. If any Remediation required by Environmental Law with respect to Releases of Hazardous Substances at, on, in or under any portion of the Mountain View Facility is required in part by Releases before the Closing Date and in party by Releases first occurring on or after the Closing Date (provided that any leaking, leaching, migration or similar movement of Hazardous Substances which existed in soil or ground water prior to the Closing Date shall in no event be considered a post-Closing Date Release), the costs for such cleanup or other response shall be divided between Raytheon and Buyer according to their respective degree of responsibility in connection with such Releases. To determine Buyer's portion of the costs for such cleanup or other response, Raytheon shall deliver to Buyer its good faith estimate of the allocation of responsibility. Within 30 days after Raytheon's delivery of such estimate, Buyer shall be entitled to provide notice to Raytheon that it is of the view that Raytheon's allocation of responsibility was not accurate and shall provide Buyer's good faith estimate of the allocation of responsibility in reasonable detail. Thereupon, Raytheon and Buyer shall meet to resolve their differences concerning such allocation. If Raytheon and Buyer cannot agree within 30 days of the date of such notice, such allocation of fault shall be promptly resolved by submitting, at either party's request, such dispute to final and binding arbitration. The Arbitrator shall be a retired Judge from JAMS/End Dispute ("JAMS") selected by the JAMS office in Boston, Massachusetts. The arbitration location shall be decided by the parties jointly, or if no agreement is reached, the arbitration shall be held at a location selected by JAMS. Each party shall bear its own expenses and will share equally in the arbitrator's fees and related expenses, provided that once an arbitration judgment is entered, the prevailing party shall be entitled to recover attorneys' and or expert fees and related costs. The arbitrator will determine what discovery, if any, is appropriate. Judgment on the award rendered by the arbitrator may be entered in a court having competent jurisdiction. The judgment awarded by the Arbitrator shall be final, binding and nonappealable.

     Section 8.4. OSHA Matters.

     (a) Set forth on Schedule 8.4 hereto is a list of certain conditions and operations observed by Buyer at the Mountain View Facility and separately with respect to each, the sections under the Occupational Safety and Health Act, as amended ("OSHA"), and each of the specific regulations adopted pursuant thereto deemed applicable by Buyer to each such condition or operation. Raytheon has reviewed Schedule 8.4 and considers that no actions are necessary to conform such conditions and operations with the requirements of such sections of OSHA and such regulations as are set forth for each listed item on Schedule 8.4 hereto.

     (b) From and after the date hereof and until Raytheon takes such actions as are required to bring any item listed on Schedule 8.4 hereto into reasonable conformity (to the extent such item was not already in reasonable conformity) with the sections of OSHA and regulations thereunder cited on Schedule 8.4 hereto, or until such item is in reasonable conformity therewith, Raytheon shall indemnify and hold harmless Buyer and the Company from and against any and all Covered Liabilities (as defined in Section 11.2 hereof), suffered, incurred by or asserted, directly or indirectly, against Buyer or the Company by reason or arising out of an item identified on Schedule 8.4 hereto not in reasonable conformity with OSHA and the regulations thereunder. Claims for indemnity by Buyer in this Section 8.4 may be asserted until 60 days after the running of the applicable statute of limitations. The indemnity provided pursuant to this paragraph shall be void and of no effect unless Buyer grants Raytheon reasonable access to the Mountain View Facility for purposes of remedying or alleviating any condition or operation listed on Schedule 8.4. Buyer agrees that when requested by Raytheon to acknowledge that a condition or operation specified in Schedule 8.4 has been brought into or is in reasonable conformity with the sections of OSHA and the regulations thereunder specified on Schedule 8.4, it will do so promptly after reasonable inquiry.

     Section 8.5 Wastewater Treatment. Raytheon agrees that, without the proper consent of Buyer (which consent shall be granted at Buyer's discretion), it will not accept or treat pollutants, including wastewater or groundwater, from any property other than the Mountain View Facility except for pollutants from other properties the treatment of which is (i) within the existing capacity of the treatment facilities of the Mountain View Facility and footprint, and (ii) which are either (A) currently being transported for treatment to the Mountain View Facility via existing pipeline, or (B) contemplated to be transported for treatment to the Mountain View Facility from the properties located at 365 and 415 East Middlefield Road along a pipeline routing proposed by Raytheon, provided, however, that, Raytheon shall indemnify and hold harmless Buyer Indemnified Parties for Covered Liabilities suffered, incurred by or asserted, directly or indirectly, against Buyer Indemnified Parties by reason or arising out of such

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the consummation of all or any portion of the Stock Purchase, and no Law shall have been enacted by any Governmental Authority which prevents consummation of the Stock Purchase.

                                   Article XI.
                           Survival; Indemnification

     Section 11.1. Survival Periods. Except as provided in Section 11.4, all representations and warranties contained or made in, or in connection with, this Agreement or in any Schedule, or any certificate, document or other instrument delivered in connection herewith, shall survive the Closing for a period of eighteen months.

     Section 11.2. Indemnification by Seller. From and after the Closing Date, Raytheon shall indemnify and hold harmless Buyer, the Company, their Affiliates, each of their directors, officers, employees and agents, and each of the heirs, executors, successors, transferees and assigns of any of the foregoing (collectively, the "Buyer Indemnified Parties") from and against any and all damages, claims, losses, expenses, costs, obligations and liabilities, including without limitation liabilities for all reasonable attorneys', accountants', and experts' fees and expenses including those incurred to enforce the terms of this Agreement (collectively, "Covered Liabilities"), suffered, incurred by or asserted, directly or indirectly, against the Buyer Indemnified Parties by reason or arising out of (i) any breach of any representation or warranty, covenant or agreement of Raytheon or Seller contained herein (each of which for purposes of this paragraph shall be read as though none of them contains any Adverse Affect, Change or Effect or other materiality qualifier), or (ii) any Retained Liability; provided, however, that, except for a breach of any representation or warranty in Section 3.15, Raytheon shall not be required to indemnify the Buyer Indemnified Parties with respect to any claim for indemnification pursuant to clause (i) of this Section 11.2 unless and until the aggregate amount of all claims against Raytheon under this Section 11.2 exceeds $1,000,000 and then only to the extent such aggregate amount exceeds such amount, and; provided, further, that, except for a breach of any representation or warranty in Section 3.15, in no event shall Raytheon be required to pay or otherwise be liable for an amount in excess of $40,000,000 with respect to claims made under clause (i) of this Section.

     Section 11.3. Indemnification by Buyer. From and after the Closing Date, Buyer shall indemnify and hold harmless Raytheon, its Affiliates, each of their directors, officers, employees and agents, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "Raytheon Indemnified Parties") from and against any and all Covered Liabilities suffered, incurred by or asserted, directly or indirectly, against by the Raytheon Indemnified Parties by reason or arising out of (i) any breach of any representation or warranty, covenant or agreement of Buyer contained herein (each of which for purposes of this paragraph shall be read as though none of them contains any Adverse Affect, Change or Effect or other materiality qualifier), or (ii) any Assumed Liability; provided, however, that Buyer shall not be required to indemnify the Raytheon Indemnified Parties with respect to any claim made for indemnification pursuant to clause (i) of this Section 11.3 unless and until the aggregate amount of all claims against Buyer under this
Section 11.3 exceeds $1,000,000 and then only to the

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